CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 10.1

EXECUTION VERSION

COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT
by and between
ENANTA PHARMACEUTICALS, INC.
and
ABBOTT LABORATORIES
November 27, 2006

B4915206.2

1.	DEFINITIONS1
2.	ADMINISTRATION OF THE RESEARCH PROGRAM, DEVELOPMENT PROGRAM AND COMMERCIALIZATION18
2.1	Joint Steering Committee18
2.2	Affiance Managers21
2.3	Joint Co-Development and Commercialization Committee21
3.	RESEARCH PROGRAM24
3.1	Objectives of the Research Program24
3.2	Research Plan24
3.3	Conduct of Research Program24
3.4	Records25
3.5	Reports25
3.6	Selection of Candidates25
3.7	Supply of Proprietary Materials26
3.8	Research Program Term26
4.	DEVELOPMENT AND COMMERCIALIZATION26
4.1	Development of Candidates26
4.2	Commercialization of Products27
4.3	Development and Commercialization Diligence28
4.4	Compliance28
4.5	Reports; Information; Updates28
4.6	Product Recalls30
4.7	Product Labeling30
5.	CO-DEVELOPMENT AND PROFIT SHARE OPTION30
5.1	Exercise of Co-Development and Profit Share Option30
5.2	Effect of Exercise30
5.3	Reconciliation and Auditing of Development Costs31
5.4	Allocation of Shared Clinical Trial Costs32
5.5	Roll-Over Payments32

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

5.6	[*****]32
5.7	Co-Promotion33
6.	CONSIDERATION AND FUNDING34
6.1	Upfront Fee34
6.2	Purchase of Equity; Participation Right34
6.3	R&D Funding34
6.4	Milestone Payments35
6.5	Payment of Royalties; Operating Income Payments; Sublicense Income Payments; Accounting and Records38
6.6	No Other Compensation42
6.7	Enanta Payments42
7.	TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY; NON-SOLICITATION43
7.1	Confidentiality43
7.2	Publicity44
7.3	Publications and Presentations44
7.4	Prohibition on Solicitation45
8.	LICENSE GRANTS; EXCLUSIVITY45
8.1	Research Licenses45
8.2	Development and Commercialization Licenses45
8.3	Right to Sublicense46
8.4	No Other Rights46
8.5	Exclusivity47
9.	INTELLECTUAL PROPERTY RIGHTS48
9.1	Disclosure of Program Inventions48
9.2	Enanta Intellectual Property Rights48
9.3	Abbott Intellectual Property Rights48
9.4	Joint Technology Rights48
9.5	Patent Coordinators48
9.6	Inventorship48

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

10.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS49
10.1	Patent Filing, Prosecution and Maintenance49
10.2	Legal Actions50
10.3	Trademark Prosecution52
11.	TERM AND TERMINATION52
11.1	Term52
11.2	Termination53
11.3	Consequences of Termination of Agreement53
11.4	Surviving Provisions58
12.	REPRESENTATIONS AND WARRANTIES58
12.1	Mutual Representations and Warranties58
12.2	Additional Representations of Enanta59
13.	INDEMNIFICATION59
13.1	Indemnification of Abbott by Enanta59
13.2	Indemnification of Enanta by Abbott60
13.3	Conditions to Indemnification60
13.4	Warranty Disclaimer60
13.5	No Warranty of Success61
13.6	Limited Liability61
13.7	Insurance61
14.	MISCELLANEOUS61
14.1	Arbitration61
14.2	Change of Control61
14.3	Notices62
14.4	Governing Law62
14.5	Binding Effect62
14.6	Headings63
14.7	Counterparts63
14.8	Amendment; Waiver63

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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14.9	No Third Party Beneficiaries63
14.10	Purposes and Scope63
14.11	Assignment and Successors63
14.12	Force Majeure63
14.13	Interpretation63
14.14	Integration; Severability64
14.15	Further Assurances64
14.16	HSR Filing64
14.17	Board Approvals64

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

List of Exhibits and Schedules

Exhibit AResearch Plan

Exhibit BForm of Stock Purchase Agreement

Exhibit CForm of Press Release

Exhibit DADR Procedure

Schedule 1Abbott Compounds

Schedule 2Abbott Patent Rights

Schedule 3Excluded Compounds

Schedule 4Licensed Patent Rights

Schedule 5Material Terms to Be Included in Co-Promotion Agreement

Schedule 6Calculation of Operating Income

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT

This COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”) is entered into as of November 27th, 2006, by and between Enanta Pharmaceuticals, Inc., with principal offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (“Enanta”) and Abbott Laboratories, having a place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064 (“Abbott”).  Each of Abbott and Enanta is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Enanta Controls certain Technology and/or Proprietary Materials related to or otherwise useful in the discovery and development of HCV NS3 or NS3/4A protease inhibitors (as those terms are defined below);

WHEREAS, Abbott has expertise in discovering, developing, testing, obtaining regulatory approvals with respect to, manufacturing and marketing human therapeutic products; and

WHEREAS, Enanta and Abbott desire to enter into a collaboration for the purpose of identifying, developing and commercializing Enanta’s proprietary HCV NS3 or NS3/4A protease inhibitors and/or certain of Abbott’s proprietary protease inhibitors as more fully described herein,

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1“Abandoned Compounds” means all Products designated as Abandoned Compounds by Enanta pursuant to Section 11.3.6.

1.2“Abbott Background Technology” means any Technology related to the Field used by Abbott, or provided by Abbott for use, in the Research Program or the Development Program that is (a) Controlled by Abbott as of the Effective Date or (b) developed or conceived by employees of, or consultants to, Abbott after the Effective Date in the conduct of activities outside the Research Program or Development Program.

1.3“Abbott Compounds” means the HCV protease inhibitors Controlled by Abbott and listed on Schedule 1 attached hereto, and any direct analogs thereof created during the Research Program.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.4“Abbott Decision” means any decision that is not an Enanta Decision and relates solely to the Development of a Candidate or Commercialization of a Product

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.5“Abbott Improvement” means any Abbott Program Technology or Abbott’s interest in any Joint Technology that contains one or more claims that covers the composition or use of any HCV protease inhibitor.  The Parties understand that the term Abbott Improvement (a) shall not include any Abbott Program Technology or Abbott’s interest in any Joint Technology that relates to the [*****] discovered by Abbott and (b) shall include any Abbott Patent Rights that contain one or more claims that cover Abbott Program Technology and/or Abbott’s interest in any Joint Technology whether such Abbott Patent Rights are filed during, or, subject to Section 10.1, following the expiration of the Research Program Term.

1.6“Abbott Materials” means any Proprietary Materials that are Controlled by Abbott and used by Abbott, or provided by Abbott for use, in the Research Program or the Development Program.

1.7“Abbott Patent Rights” means any Patent Rights containing one or more claims that cover Abbott Technology.  All Abbott Patent Rights existing as of the Effective Date are described on Schedule 2 attached hereto.  For clarification, the Abbott Compounds listed in Schedule 1 will be covered under Abbott Patent Rights.

1.8“Abbott Program Technology” means any Program Invention conceived or first reduced to practice by employees of, or consultants to, Abbott, alone or jointly with any Third Party.

1.9“Abbott Research Activities” means any research activities specified to be conducted by Abbott in any Research Plan.

1.10“Abbott Technology” means, collectively, Abbott Background Technology and Abbott Program Technology.

1.11“Adverse Event” means any untoward medical occurrence in a human clinical trial subject or in a patient who is administered a Product, whether or not considered related to the Product including, without limitation, any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease associated with the use of such Product.

1.12“Affiliate” means, with respect to any Party, any Person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party.  For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.13“Annual Net Sales” means the aggregate Net Sales during a particular Calendar Year.

1.14“Applicable Laws” means all Federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.15“Approval Date” means the date when both (a) the waiting period (or any extension thereof) applicable to this Agreement under the HSR Act (as defined in Section 14.16) has been terminated or has expired, and (b) the Abbott Board, Abbott’s Chief Executive Officer and the Enanta Board have provided approvals described in Section 14.17.

1.16“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.  For purposes of this definition, the Calendar Quarter for all activities outside the United States by Abbott shall be the three (3) consecutive calendar months ending February 28, May 31, August 31 or November 30.

1.17“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that, the initial Calendar Year shall commence on the Effective Date and end on December 31, 2007.  For purposes of this definition, the Calendar Year for all activities conducted outside the United States by Abbott pursuant to this Agreement, shall be the twelve (12) month period commencing on December 1 and ending on November 30.

1.18“Candidate” means any Compound and/or any Abbott Compound designated by the JSC pursuant to Sections 2.1.4(h) and 3.6 to proceed into GLP toxicity studies and enter the Development Program.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.19“Change of Control” means, with respect to a Party (a) a merger, consolidation, share exchange or other similar transaction involving such Party and any Third Party which results in the holders of the outstanding voting securities of such Party immediately prior thereto ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction, (b) any transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, other than in connection with a bona fide financing transaction provided by financial and/or venture capital investors to such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets which relate to this Agreement.

1.20“CTA” means a notification submitted to EU Regulatory Authorities prior to the initiation of clinical trials in the EU.

1.21“CTN” means the notification submitted to the Japanese Ministry of Health, Labor and Welfare prior to the Initiation of a Clinical Trial in Japan.

1.22“Co-Developed Product” means any Product with respect to which Enanta has exercised a Co-Development and Profit Share Option as described in Section 5.1.

1.23“Co-Development and Profit Share Option Exercise Date” means, with respect to each Co-Developed Product, the date of exercise by Enanta of the Co-Development and Profit Share Option applicable to such Co-Developed Product.

1.24“Co-Development and Profit Share Option Exercise Period” means, with respect to each Compound or Candidate, as the case may be, the period commencing on the Approval Date and continuing until [*****] days after Enanta receives a study summary, including all primary statistical analyses, with respect to the first Phase Ib/2a Clinical Trial for such Candidate.  All raw data, both positive and negative, which would be reasonable to be considered in formulating such summary will be made available to Enanta promptly upon Enanta’s request.

1.25“Co-Development Territory” means the United States of America and its territories and possessions.

1.26“Collaboration” means the alliance of Enanta and Abbott established pursuant to this Agreement for the purpose of identifying Compounds, Developing Candidates and Commercializing Products in the Field in the Territory.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.27“Combination Product” means any commercialized HCV therapeutic that contains or comprises a Product and one or more other ingredients that are therapeutically or biologically active and are not themselves Products.

1.28“Commercialization” or “Commercialize” means any and all activities directed to the commercialization of a Product, including pre-launch and post-launch marketing, manufacturing for commercial sale, promoting, Detailing (as defined in Schedule 5 hereof), distributing, offering to sell and selling a Product, importing a Product for sale, conducting additional human clinical studies other than those that are required due to post-approval regulatory commitments (but not pre-clinical studies) and interacting with Regulatory Authorities regarding the foregoing.  When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.29“Commercially Reasonable Efforts” means (a) with respect to activities of either Party in the Research Program, the efforts and resources typically used by companies that are similar in size to such Party in the performance of research programs of comparable research compounds and (b) with respect to the Development by Abbott of a particular Candidate or the Commercialization by Abbott of a particular Product, the efforts and resources typically used by Abbott in the development of product candidates or the commercialization of products of comparable market potential, taking into account all relevant factors including, as applicable and without limitation, stage of development, mechanism of action, efficacy and safety relative to competitive products in the marketplace, actual or anticipated Regulatory Authority approved labeling, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining Commercialization Regulatory Approval actual or projected profitability and availability of capacity to manufacture and supply for commercial sale.

1.30“Commercialization Regulatory Approval” means, with respect to any Product, the Regulatory Approval required by Applicable Laws in any country or region in the Territory in order to sell such Product for use in the Field in such country or region.  “Commercialization Regulatory Approval” in the United States shall mean final approval of an NDA or sNDA permitting marketing of the applicable Product in interstate commerce in the United States, “Commercialization Regulatory Approval” in the European Union shall mean marketing authorization for the applicable Product, including price reimbursement approval, pursuant to Council Directive 2001/83/EC, as amended, or Council Regulation 2309/93/EEC, as amended and “Commercialization Regulatory Approval” in Japan shall mean final approval of an application submitted to the Ministry of Health, Labor and Welfare and the publication of a New Drug Approval Information Package permitting marketing of the applicable Product, including price reimbursement approval, in Japan, as any of the foregoing may be amended from time to time.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.31“Compound” means any HCV NS3 or HCV NS3/4A protease inhibitor Controlled by Enanta, other than the Excluded Compounds.

1.32“Co-Promote” or “Co-Promotion” means, with respect to any Co-Developed Product, the joint promotion and Detailing of such Co-Developed Product in the Co-Developed Territory using a coordinated sales force consisting of representatives of both Parties.

1.33“Confidential Information” means:  (a) with respect to Enanta, all tangible embodiments of Enanta Technology; (b) with respect to Abbott, all tangible embodiments of Abbott Technology; and (c) with respect to each Party, (i) all tangible embodiments of Joint Technology and (ii) all information, Technology and Proprietary Materials disclosed or provided by of on behalf of such Party (the “Disclosing Party”) pursuant to this Agreement or the Existing Agreements to the other Party (the “Receiving Party”) or to any of the Receiving Party’s employees, consultants, Affiliates or sublicensees; provided that none of the foregoing shall be Confidential Information if:  (A) as of the date of disclosure, it is known to the Receiving Party or its Affiliates, as demonstrated by credible written documentation, other than by virtue of a prior confidential disclosure to such Receiving Party or its Affiliates; (B) as of the date of disclosure it is in the public domain, or it subsequently enters the public domain through no fault of the Receiving Party or its Affiliates; (C) it is obtained by the Receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (D) it is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party as demonstrated by credible written documentation.  Further, (y) any scientific, technical or financial information of a Disclosing Party disclosed at any meeting of any of the committees or teams established pursuant to this Agreement or disclosed through an audit report prepared pursuant to this Agreement shall constitute Confidential Information of the Disclosing Party and (z) the terms of this Agreement shall constitute Confidential Information of each Party.

1.34“Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials) or Patent Rights, the possession by a Party of the right to grant a license or sublicense to such Technology or Patent Rights without violating the terms of any agreement or arrangement with, any Third Party and (b) with respect to Proprietary Materials, the possession by a Party of the right to supply such Proprietary Materials to the other Party without violating the terms of any agreement or arrangement with, any Third Party.

1.35“Designated Senior Officer” means, with respect to a Party, the senior officer designated by such Party to have final decision-making authority over Disputed Matters, which shall be (a) the Chief Executive Officer of Enanta and (b) the Executive Vice President of the Pharmaceutical Products Group for Abbott.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.36“Development” or “Develop” means, with respect to each Candidate, all non-clinical and clinical activities required to obtain Regulatory Approval of such Candidate in accordance with this Agreement on and after the Approval Date and up to and following the obtaining of Commercialization Regulatory Approval of such Candidate.  These activities include, without limitation, test method development and stability testing, regulatory toxicology, animal studies, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, and clinical trial design and operations.  When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.

1.37“Development Costs” means, with respect to a Co-Developed Product, the reasonable out-of-pocket costs and internal costs incurred by either Party (or for its account by an Affiliate or a Third Party) on and after the exercise by Enanta of the applicable Co-Development and Profit Share Option that are generally consistent with the respective Development activities allocated to such Party in the applicable Development Plan and are specifically attributable to the Development of such Co-Developed Product in the Co-Development Territory.  For purposes of this definition (a) out-of-pocket costs means the costs attributable to specific external development activities applicable to a Co-Developed Product, [*****] and (b) internal costs means all direct labor costs to the extent attributable to the Development of a Co-Developed Product in accordance with the Development Plan, [*****].  Development Costs (y) shall include the costs incurred by Abbott in conducting clinical trials with respect to a Co-Developed Product, including clinical trials conducted as a result of post-approval regulatory commitments and (z) shall not include [*****].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.38“Development Plan” means, with respect to each Candidate and Calendar Year, the written plan for the Development activities for such Candidate for such Calendar Year, as such written plan may be amended, modified or updated.  Each Development Plan shall include:  (a) the specific Development objectives, projected milestones, resource allocation requirements and activities to be performed over such period; (b) the Party responsible for such activities; (c) a timeline for such activities; (d) an estimate of the expected Development costs to be incurred over such period; (e) the expected Regulatory Filings to be required and prepared, and the expected timetable for making such Regulatory Filings; and (f) the manufacturing strategy, budget and proposed timelines for manufacturing scale-up, formulation, filling and/or shipping.  The initial Development Plan shall be prepared within ninety (90) days of the Approval Date and in any event, on or prior to the initiation of Development activities with respect to the initial Candidate.  Each Development Plan, amendment and update to the Development Plan shall be set forth in a written document prepared by Abbott and reviewed and/or approved by the JSC, shall specifically state that it is an amendment, modification or update to the Development Plan and shall be attached to the minutes of the meeting of the JSC at which such amendment, modification or updated is approved by the JSC.  The Development Plan shall be updated at least once prior to the end of each Calendar Year to describe the Development activities to be carried out by each Party during the next Calendar Year pursuant to this Agreement.

1.39“Development Program” means the set of activities outlined in the Development Plan aimed at achieving regulatory approval for a Candidate.

1.40“Drug Approval Application” means, with respect to a Candidate in a particular country or region, an application for Commercialization Regulatory Approval for such Candidate in such country or region, including without limitation:  (a) an NDA or sNDA; (b) a counterpart of an NDA or sNDA (including, without limitation, a CTN) in any country or region in the Territory; and (c) all supplements and amendments to any of the foregoing.

1.41“Effective Date” means the date first set forth above.

1.42“EMEA” means the European Medicines Evaluation Agency, or any successor thereto, which coordinates the scientific review of human pharmaceutical products under the centralized licensing procedures of the European Union.

1.43“Enanta Background Technology” means any Technology used by Enanta, or provided by Enanta for use, in the Research Program or the Development Program that is (a) Controlled by Enanta as of the Effective Date or (b) developed or conceived by employees of, or consultants to, Enanta after the Effective Date in the conduct of activities outside the Research Program or the Development Program.

1.44“Enanta Co-Development Percentage” means forty percent (40%).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.45“Enanta Decision” means any decision with respect to the application by Enanta of FTEs to the research of Compounds under the Research Program.

1.46“Enanta Materials” means any Proprietary Materials that are Controlled by Enanta and used by Enanta, or provided by Enanta for use, in the Research Program or the Development Program.  For purposes of clarity, (a) Enanta Materials shall include all Compounds provided by Enanta for use in the Research Program or Candidates used in the Development Program and (b) all other Enanta Materials shall be listed in the Research Plan or the Development Plan.

1.47“Enanta Patent Rights” means any Patent Rights that contain one or more claims that cover Enanta Technology.

1.48“Enanta Program Technology” means any Program Invention conceived or first reduced to practice by employees of, or consultants to, Enanta, alone or jointly with any Third Party.

1.49“Enanta Research Activities” means any research activities specified to be conducted by Enanta in any Research Plan.

1.50“Enanta Technology” means, collectively, Enanta Background Technology and Enanta Program Technology.

1.51“European Union” or “EU” means the member states (whether on the Effective Date or later admitted) of the European Union.

1.52“Excluded Compounds” means (a) the compounds listed on Schedule 3 attached hereto and incorporated herein by reference, and (b) the compounds licensed from Chiron under the License and Option Agreement between Chiron Corporation and Enanta, dated May 4th, 2005.

1.53“Existing Agreements” means the [*****].

1.54“FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.

1.55“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.56“Field” means the prevention and treatment of viral infections in humans.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.57“First Commercial Sale” means, with respect to a Product in any country after Regulatory Approval in the Territory, the first sale, transfer or disposition of such Product for value in such country.

1.58“Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.59“FTE” means one (1) or more qualified employees of a Party who collectively spend time and effort conducting Enanta Research Activities or Abbott Research Activities, as the case may be, pursuant to the Research Plan or any Development Plan equivalent to the time and effort of one (1) full-time employee for one (1) Calendar Year based on at least [*****] hours of work/[*****] weeks per Calendar Year/forty (40) hours per week of work (less public holidays).

1.60“FTE Cost” means, for any Calendar Quarter during the Research Program Term, the FTE Rate divided by 4, multiplied by the applicable number of FTEs applied during such Calendar Quarter.

1.61“FTE Rate” means during the Research Program Term, [*****] per Calendar Year, or any prorated portion thereof.  Notwithstanding the foregoing, if the Parties agree to any extension of the Research Program pursuant to Section 3.8, then, as of the date of such extension and on each anniversary thereafter, the FTE Rate shall be increased by multiplying the FTE Rate applicable on December 31 of the immediately preceding Calendar Year by 1 + ((CPIx -CPIy) / CPIy), where CPIx is the Consumer Price Index for All Urban Consumers in the Boston Metropolitan Area published by the Bureau of Labor Statistics of the United States Department of Labor for December in the immediately preceding Calendar Year and CPIy is the Consumer Price Index for All Urban Consumers in the Boston Metropolitan Area published by the Bureau of Labor Statistics of the United States Department of Labor for the December in the immediately preceding Calendar Year less one.  Any such increase shall be rounded to the nearest one hundred US Dollars ($100).

1.62“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

1.63“GLP” means the then current Good Laboratory Practice Standards promulgated or endorsed by the FDA or in the case of foreign jurisdictions, comparable regulatory standards promulgated or endorsed by the applicable Regulatory Authority, including those procedures expressed or implied in the Regulatory Filings.

1.64“GMP” means the then current Good Manufacturing Practices in accordance with the GMP standards of the European Union and the FDA, as amended from time to time.

1.65“Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

1.66“HCV Tool Patent License Agreement” means any license agreement with respect to the practice of HCV Tool Patent Rights by and between either Party and [*****] or any successor entity or predecessor in interest.

1.67“IND” means:  (a) an Investigational New Drug Application, as defined in the FDCA and the regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a Compound, Candidate or Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of a Compound, Candidate or Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.68“Initiation” means, with respect to a human clinical trial, the first date that a subject is dosed in such clinical trial.

1.69“Joint Co-Development and Commercialization Committee” or “JDCC” means the committee of Enanta and Abbott representatives established pursuant to Section 2.3 to coordinate the Development and Commercialization activities of Co-Developed Products within the Co-Development Territory.

1.70“Joint Patent Rights” means Patent Rights that contain one or more claims that cover Joint Technology.  For clarification, patents filed before or during the Research Program that cover the Abbott Compounds will be Joint Patent Rights, but excluding the Abbott Compounds listed in Schedule 1.

1.71“Joint Steering Committee” or “JSC” means the committee of Enanta and Abbott representatives established pursuant to Section 2.1 to oversee the conduct and progress of the Research Program, the Development Program and the Commercialization of Products.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.72“Joint Technology” means any Program Invention (a) conceived or first reduced to practice jointly by employees of, or consultants to, Abbott and employees of, or consultants to, Enanta or (b) conceived or first reduced to practice solely by employees of, or consultants to, one Party with the use in any material respect of any Technology, Patent Rights or Proprietary Materials of the other Party.  For purposes of clarity, Joint Technology shall include any and all Technology conceived or reduced to practice by Abbott in its conduct of any chemistry activities with respect to Compounds or Abbott Compounds (other than the Abbott Compounds listed in Schedule 1) as part of the Research Program.

1.73“Knowledge” means the [*****] of the chief executive officer or any vice president of Enanta.

1.74“Licensed Patent Rights” means any Enanta Patent Rights and any of Enanta’s interest in Joint Patent Rights that contain one or more claims that cover any Compound, Candidate or Product.  All Licensed Patent Rights existing as of the Effective Date are described on Schedule 4 attached hereto.

1.75“MAA” means an application filed with the EMEA, or through the mutual recognition procedures in the European Union, for Regulatory Approval to Commercialize a Product as a drug in the European Union, or in any country or territory therein, including decentralized procedures or mutual recognition procedures.

1.76“Major Market Country” [*****].

1.77“Marketing and Sales Plan” means, with respect to each Co-Developed Product, the written plan for the Commercialization of such Co-Developed Product in the Co-Development Territory prepared in accordance with Section 4.2.1, which shall include, without limitation, (a) a regulatory and Commercialization strategy with proposed timelines and sales forecasts, that are, in each case, applicable to such Co-Developed Product and (b) the written plan for the manufacture of such Co-Developed Product in the Co-Development Territory, including, without limitation, expected manufacturing scale-up, formulating, and filing activities to be conducted for such Co-Developed Product as well as a budget and proposed timelines for such activities, as such plan may be amended or updated from time to time.

1.78“Materially Used” means, with respect to Shared Clinical Trial Data, the inclusion of such Shared Clinical Trial Data in the core efficacy registration package of an NDA or equivalent registration package used outside of the Co-Development Territory (as defined as Phase II Clinical Trials and Phase DI Clinical Trials required by a Regulatory Authority to substantiate evidence of both safety and efficacy).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.79“NDA” means a New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder, or any successor application or procedure required to sell a Product in the United States.

1.80“Net Sales” means the total amount billed or invoiced on sales of the Product by Abbott or its Affiliates or Sublicensees (including invoiced royalties and any other compensation of any other kind whatsoever) to independent, unrelated Third Parties, including wholesalers, in bona fide arm’s length transactions, less the following deductions, in each case related specifically to the Product and incurred in the ordinary course of business and actually allowed or taken by such Third Parties and not otherwise recovered by or reimbursed to Abbott or its Affiliates:

(i)trade, cash and quantity discounts, allowances, adjustments, and rejections, rebates, recalls and returns;

(ii)price reductions or rebates, retroactive or otherwise, imposed by governmental authorities;

(iii)sales, excise, turnover, inventory, value-added, and similar taxes assessed on sales of the Product, but not including any income tax paid by or assessed against Abbott or its Affiliates;

(iv)transportation, importation, shipping, insurance and other handling expenses directly chargeable to the sale of the Product, including any fees for services provided by wholesalers and warehousing chains related to the distribution of the Product;

(v)chargebacks granted to Third Party distributors based on sales to their customers; and

(vi)the portion of any management fees or administration fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers and/or Medicare prescription drug plans relating specifically to the Product.

Subject to the above, Net Sales will be calculated in accordance with Abbott’s standard internal policies and procedures, which must be in accordance with GAAP.  If consideration in addition to or in lieu of money is received for the sale of the Product on an arm’s-length transaction, the fair market value of such consideration must be included in the determination of Net Sales for such a sale.  Net Sales will not include sales between or among Abbott and its Affiliates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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For purposes of calculating Net Sales, all Net Sales will be converted into Dollars using the conversion methodology set forth in Section 6.5.7 (Foreign Currency Exchange) consistent with GAAP.  The standard conversion methodology is based on monthly averages (the spot rate at the end of the month immediately prior to the reporting month plus the spot rate at the end of the reporting month, divided by two) using open market rates.

If Abbott or its Affiliates appoint Third Party distributors for the Product or grant a license or sublicense to any Person (other than Abbott or any of its Affiliates or Enanta or any of its Affiliates) for manufacturing and selling the Product, Net Sales will include the Net Sales invoiced by Abbott or its Affiliates to such third party distributors and the royalties or other compensation of any other kind whatsoever invoiced by Abbott or its Affiliates to any such other Person, but it will not include any sales of the Product made by any such third party distributors or other Person.

In addition, Net Sales are subject to the following:

(i)[*****].

(ii)[*****].

(iii)For purposes of clarity, the use of any Product in (A) clinical trials, pre-clinical studies or other research or development activities, or disposal or transfer of Products for purposes of a commercially reasonable sampling program, shall not give rise to any Net Sales and (B) a compassionate use program shall not give rise to any deemed sale for purposes of this definition unless [*****].

1.81“Patent Rights” means the rights and interests in and to issued patents and pending patent applications in the HCV protease inhibition area (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof including Hatch-Waxman patent term extensions, Supplemental Protection Certificates, and all foreign counterparts of any of the foregoing.

1.82“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.83“Phase I Clinical Trial” means a clinical trial conducted in any country or countries that generally provides for the first introduction into humans of an investigational drug with the purpose of assessing its safety, tolerability, toxicity, metabolism, absorption, elimination or other pharmacological action as more fully defined in 21 C.F.R. 312.21(a).

1.84“Phase Ib/IIa Clinical Trial” means the initial clinical trial conducted with a Candidate in HCV infected patients designed to assess virologic potency, pharmacokinetics and tolerability and to support the decision to advance development to Phase IIb.

1.85“Phase II Clinical Trial” means a clinical trial conducted in any country or countries in patients with a particular disease or condition with the purpose of further assessing the safety and tolerability of an investigational drug and initially exploring its efficacy for such disease or condition, as more fully defined in 21 C.F.R. 312.21(b).

1.86Phase IIb Clinical Trial” means, as to a particular Product and indication, the portion of a Phase II Clinical Trial which contains a sufficient number of subjects to generate sufficient data (if successful) to commence a Phase III Clinical Trial of such Product for such indication.

1.87“Phase III Clinical Trial” means a clinical trial conducted in any country or countries in patients with a particular disease or condition with the purpose of establishing the safety and tolerability of an investigational drug and confirming or establishing its efficacy for such disease or condition, as more fully defined in 21 C.F.R. 312.21(c).

1.88“Product” means any pharmaceutical dosage form that is comprised of a Candidate that has obtained Commercialization Regulatory Approval (whether or not such Candidate is the sole active ingredient).  The term Product shall include Co-Developed Products and Royalty-Bearing Products.

1.89“Product Trademark” means (a) any trademark or trade name, whether or not registered, or any trademark application, renewal, extension or modification thereto, in the Territory, or any trade dress and packaging, that is applied to or used with Products by Abbott and (b) all goodwill associated therewith, and any promotional materials relating thereto.

1.90“Program Invention” means any Technology (including, without limitation, any process, method of manufacture or composition of matter) that is conceived or first reduced to practice in the conduct of the Research Program or the Development Program.

1.91“Program Patent Rights” means any Patent Rights that contain one or more claims that cover Program Inventions.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.92“Proprietary Materials” means tangible chemical, biological or physical materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement, whether or not specifically designated as proprietary by the transferring Party.

1.93“Regulatory Approval” means, with respect to any country or region in the Territory, any approval (including, without limitation, any pricing approval), product and establishment license, registration or authorization of any Regulatory Authority required for the manufacture, use, storage, importation, export, transport or sale of a Product in such country or region.

1.94“Regulatory Authority” means the FDA, or any counterpart of the FDA outside the United States, or any other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a Candidate or Product.

1.95“Regulatory Filings” means, collectively: (a) all INDs, NDAs, establishment license applications, drug master files, applications for designation of a Product as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) or all other similar filings (including, without limitation, any counterparts of any of the foregoing in any country region in the Territory) as may be required by any Regulatory Authority for the Development of a Candidate or Commercialization of a Product; (b) all supplements and amendments to any of the foregoing; and (c) all data contained in, and correspondence relating to, any of the foregoing.

1.96“Relative Market Size” means (a) with respect to any Shared Clinical Trial Data derived from a Shared Clinical Trial conducted outside of the Co-Development Territory and Materially Used in the Co-Development Territory, the result obtained by [*****] and (b) with respect to any Shared Clinical Trial Data derived from a Shared Clinical Trial conducted within the Co-Development Territory and Materially Used in a Regulatory Filing made in a country outside of the Co-Development Territory, the result obtained by [*****].  For purposes of clarity, the [*****] as promptly as possible following the date of the Shared Clinical Trial Notice by a Third Party entity reasonably acceptable to the Parties that performs such market analyses for the biotechnology or pharmaceutical industry.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.97“Research Plan” means the written plan describing the research activities to be carried out by each Party during each Calendar Year during the Research Program Term in conducting the Research Program pursuant to this Agreement, as such written plan may be amended, modified or updated.  The initial Research Plan is attached hereto as Exhibit A, which describes the research activities, and the specific research objectives, milestones and resource allocation requirements, to be carried out by each Party during the first full or partial Calendar Year following the Approval Date.  Each amendment, modification and update to the Research Plan shall be set forth in a written document prepared by, or at the direction of, the JSC and approved by the JSC, shall specifically state that it is an amendment, modification or update to the Research Plan and shall be attached to the minutes of the meeting of the JSC at which such amendment, modification or updated was approved by the JSC.  Without limiting the nature or frequency of any other amendments, modifications or updates of the Research Plan that may be approved by the JSC, the Research Plan shall be updated at least once prior to the end of each Calendar Year to describe the research activities to be carried out by each Party, and the specific research objectives, milestones and resource allocation requirements, during the next Calendar Year during the Research Program Term in conducting the Research Program pursuant to this Agreement.

1.98“Research Program” means the collaborative research program commencing on the Approval Date and conducted by the Parties pursuant to Section 3.1 and the Research Plan for the purpose of identifying and researching Candidates.

1.99“Research Program Term” means the period beginning on the Approval Date and, subject to Section 3.7, ending on the third anniversary of the Approval Date.

1.100“Royalty-Bearing Product” means (a) any Product that is not a Co-Developed Product and (b) any Co-Developed Product to the extent sold outside of the Co-Development Territory.

1.101“Royalty-Bearing Territory” means (a) with respect to Co-Developed Products, all countries outside of the Co-Development Territory and (b) with respect to Products, all countries within the Territory.

1.102“Royalty Term” means, with respect to each Royalty-Bearing Product in each country in the Royalty-Bearing Territory, the period beginning on the date of First Commercial Sale of such Royalty-Bearing Product in such country and continuing until the later of (a) the last date on which the manufacture, use or sale of such Royalty-Bearing Product in such country would infringe a Valid Claim included in the Licensed Patent Rights but for the license granted hereunder, (b) ten (10) years from the date of the First Commercial Sale of such Royalty-Bearing Product in such country.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.103“Shared Clinical Trial” means any clinical trial conducted by or on behalf of a Party the results of which are Materially Used in the Regulatory Filings for a Co-Developed Product that is Commercialized both in the Co-Development Territory and outside of the Co-Development Territory.

1.104“Shared Clinical Trial Costs” means the reasonable out-of-pocket costs and internal costs incurred by a Party (or for its account by an Affiliate or a Third Party) that are specifically attributable to the conduct of a Shared Clinical Trial.

1.105“Shared Clinical Trial True-Up Percentage” means, (a) with respect to any Shared Clinical Trial Data derived from a Shared Clinical Trial conducted outside of the Co-Development Territory and Materially Used in the Co-Development Territory, the result obtained by [*****], and (b) with respect to any Shared Clinical Trial Data derived from a Shared Clinical Trial conducted within the Co-Development Territory and Materially Used outside of the Co-Development Territory, [*****].  A Shared Clinical Trial will be considered conducted within the Co-Development Territory if such trial is filed under a US IND.

1.106“Shared Clinical Trial Data” means all data, results and information produced in the conduct of a Shared Clinical Trial.

1.107“sNDA” means a Supplemental New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder.

1.108“Sublicensee” means any Third Party to which Abbott grants a sublicense in accordance with Section 8.3.

1.109“Sublicense Agreement” means any agreement by and between Abbott or its Affiliates and a Sublicensee with respect to a Product.

1.110“Sublicense Income” means all payments (including all upfront payments, milestone payments, other consideration and the reasonable monetary value of all non-monetary consideration) received by Abbott from any Sublicensee under a Sublicense Agreement less that portion of the Development Costs incurred by Abbott that is attributable to the conduct of Development activities with respect to the Product in the country or countries covered by the Sublicense Agreement through the date of the grant of the applicable sublicense, and excluding:  (a) royalty payments paid by such Sublicensee to Abbott; (b) payments made by a Sublicensee to Abbott in consideration of the issuance of equity or debt securities of Abbott to the extent that the price paid for such equity does not exceed the then fair market value of such equity; and (c) payments made by a Sublicensee to support or fund research and development activities to be undertaken by Abbott pursuant to a budget for sponsored research which has been agreed to with the Sublicensee and based on full-time equivalent or other cost-accounting methodologies that are consistent with then current industry practices.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.111“Successful Completion of Phase Ib/IIa Clinical Study” means, with respect to any Candidate, the date of [*****]with respect to, all [*****]from the conduct of a Phase Ib/IIa Clinical Trial or other comparable clinical study in any country in the Territory with respect to such Candidate [*****].

1.112“Technology” means, collectively, inventions, discoveries, improvements, trade secrets and proprietary methods, whether or not patentable, including without limitation:  (a) methods of production or use of, and structural and functional information pertaining to, chemical compounds; and (b) compositions of matter, data, formulations, processes, techniques, know-how and results (including any negative results).

1.113“Territory” means all countries of the world.

1.114“Third Party” means any Person other than Abbott and Enanta and their respective Affiliates.

1.115“Valid Claim” means any claim of an issued unexpired patent that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.

Additional Definitions.  In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below:

Definition	Section
Abbott Board	14.17
Abbott Indemnitees	13.1
Acquired Party	14.2(a)
Acquiring Party	14.2(a)
Additional Co-Developed Product	6.4.1(d)
[*****]	[*****]
Additional Product	6.4.1(b)
ADR	Exhibit D
Alliance Manager	2.2
Annual Operating Income	Schedule 6
Annual Research Payment	6.3.1
Applicable Percentage	6.5.3
Arbitration Matter	14.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Definition	Section
Candidate Designation	3.6
Change of Control Notice	14.2(a)
Claims	13.1
Co-Development and Profit Share Option	5.1
Co-Development Term	6.5.2
Co-Promotion Agreement	5.7.1
CPR	Exhibit D
Disputed Matter	2.1.6
Enanta Board	14.17
Enanta Indemnitees	13.2
Generic Product	6.5.1(d)
HSR Act	14.16
Indemnified Party	13.3
Indemnifying Party	13.3
Infringement	10.2.1(a)(i)
Infringement Notice	10.2.1(a)(i)
Initial Co-Developed Product	6.4.1(c)
Initial Press Release	7.2
Initial Product	6.4.1(a)
Losses	13.1
Novartis	3.3.2
Operating Income Payments	6.5.2
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
Patent Coordinator	9.5
Quarterly Research Payment	6.3.1
Recipient Party	3.7
Roll-Over Payment	5.4
Royalty Payments	6.5.1(a)
Shared Clinical Trial Notice	5.4.1
Shares	6.2
Stock Purchase Agreement	6.2
Sublicense Income Payments	6.5.3
Term	11.1
Third Party Payments	6.5.1(b)
Transferring Party	3.7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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2.	ADMINISTRATION OF THE RESEARCH PROGRAM, DEVELOPMENT PROGRAM AND COMMERCIALIZATION

2.1Joint Steering Committee.

2.1.1Establishment. Enanta and Abbott hereby establish the Joint Steering Committee.  The JSC shall have and perform the responsibilities set forth in Section 2.1.4.

2.1.2Membership.  Each of Enanta and Abbott shall designate an equal (not less than two (2)) number of representatives to the JSC who shall be members of senior management with decision-making authority.  Unless otherwise agreed by the Parties, one (1) representative of each Party shall be designated as Co-Chairs of the JSC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JSC by giving written notice to the other Party; provided such substitute has similar decision-making authority within that Party’s organization as the individual being replaced.

2.1.3Meetings.

(a)Schedule of Meetings; Agenda.  The JSC shall establish a schedule of times for regular meetings, taking into account the planning needs of the Research Program and Development Program and the responsibilities of the JSC.  Special meetings of the JSC may be convened by any member upon not less than [*****] business days (or, if such meeting is proposed to be conducted by teleconference, upon not less than [*****] business days) written notice to the other members; provided that (i) notice of any such special meeting may be waived in writing at any time, either before or after such meeting and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member, unless such member attends the meeting for the express purpose of objecting to its conduct for failure to provide valid notice.  In no event shall the JSC meet less frequently than [*****].  Regular and special meetings of the JSC may be held in person or by teleconference or videoconference; provided that (i) meetings held in person shall alternate between the respective offices of the Parties in Watertown, Massachusetts and Abbott Park, Illinois, or such other locations mutually agreeable to the JSC members and (ii) not less than one (1) meeting per Calendar Year shall be held in person.  The Co-Chairs shall alternate responsibility for preparing and circulating to each JSC member an agenda for each JSC meeting not later than [*****] week prior to such meeting.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)Quorum; Voting; Decisions.  At each JSC meeting, (i) the presence in person of at least one (1) member designated by each Party shall constitute a quorum and (ii) each member who is present shall have one (1) vote on all matters before the JSC at such meeting.  All decisions of the JSC shall be made by majority vote; provided, that, any member designated by a Party shall have the right to cast the votes of any of such Party’s members on the JSC who are absent from the meeting.  Alternatively, the JSC may act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JSC is called for hereunder during a time period in which the JSC is not scheduled to meet, either Co-Chair shall cause the JSC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JSC may attend JSC meetings as non-voting observers with the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)Minutes.  The JSC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JSC within a reasonable time after the meeting, not to exceed [*****] business days, and the Chairs shall alternate responsibility for the preparation and circulation of draft minutes.  Each member of the JSC shall have the opportunity to provide comments on the draft minutes.  The minutes shall be approved, disapproved and revised as necessary at the next JSC meeting or within [*****] days of the meeting, whichever occurs first.  Upon approval, the Chair with responsibility for preparing minutes shall circulate the final minutes of each meeting to the members of the JSC.

(d)Expenses.  Enanta and Abbott shall each bear all expenses of their respective JSC representatives related to their participation on the JSC and attendance at JSC meetings.

2.1.4Responsibilities. The JSC shall be responsible for overseeing the conduct and progress of the Research Program, the Development Program and the Commercialization of Products.  Without limiting the generality of the foregoing, the JSC shall have the following responsibilities:

(a)Reviewing each Research Plan, Development Plan and Marketing and Sales Plan (including all budgets applicable thereto);

(b)with respect to (i) any Research Plan, (ii) any Development Plan that covers a Co-Developed Product, or (iii) any Marketing and Sales Plan that covers a Co-Developed Product, approving such Research Plan, Development Plan and Marketing and Sales Plan;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(c)directing the preparation of and reviewing any amendment to any Research Plan, Development Plan and/or Marketing and Sales Plan and/or budget applicable thereto;

(d)with respect to any amendment to (i) any Research Plan, (ii) any Development Plan that covers a Co-Developed Product, or (iii) any Marketing and Sales Plan that covers a Co-Developed Product, approving such amendment;

(e)monitoring the progress of each Research Plan, Development Plan and Marketing and Sales Plan, and of each Party’s activities thereunder;

(f)providing a forum for consensual decision-making with respect to the (i) Research Program, (ii) Development Program for Co-Developed Products and (iii) Commercialization of Co-Developed Products;

(g)reviewing data, reports or other information submitted by either Party with respect to work conducted in the Research Program and the Development Program;

(h)designating Compounds and Abbott Compounds to be Candidates eligible to enter the Development Program in accordance with Section 3.6, and reviewing prioritization of the Development activities in the event multiple Candidates are selected to enter the Development Program;

(i)monitoring the progress of the Commercialization of each Product in accordance with the applicable Marketing and Sales Plan, including, without limitation, reviewing and, to the extent it covers a Co-Developed Product, approving, each annual update to each Marketing and Sales Plan and reviewing all sales forecasts and the results of all efforts in the Co-Development Territory provided by the JDCC;

(j)resolving any dispute as to whether a milestone event for a Product under this Agreement has occurred;

(k)implementing a mutually acceptable mechanism for reporting Adverse Events between the Parties for each Candidate and Product;

(l)developing and discussing strategies for the promotion and marketing of all Co-Developed Products;

(m)implementing the Marketing and Sales Plan that covers any Co-Developed Product;

(n)resolving all issues referred to the JSC by the Alliance Managers and the JDCC; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(o)making any other decisions as may be delegated to the JSC pursuant to this Agreement or by mutual written agreement of the Parties after the Approval Date and performing such activities as may be delegated to the JSC pursuant to this Agreement, or by mutual written agreement of the Parties after the Approval Date.

2.1.5Interests of the Parties.  Notwithstanding any other provisions of this Agreement, all decisions made and all actions taken by the JSC shall be made or taken in the best interest of the Collaboration.

2.1.6Dispute Resolution. The JSC members shall use reasonable efforts to reach agreement on any and all matters for which the JSC is responsible pursuant to Section 2.1.4.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JSC within [*****] days after the JSC first meets to consider such matter (each such matter, a “Disputed Matter”), then:  (a) if the Disputed Matter involves an Enanta Decision, one of the Enanta members of the JSC shall have the right to make the final decision on such Disputed Matter, but shall only exercise such right in good faith after full consideration of the positions of both Parties; and (b) if the Disputed Matter involves an Abbott Decision or any other matter that is not an Enanta Decision, the Disputed Matter shall be referred to the Designated Senior Officer of each Party, who shall promptly initiate discussions in good faith to resolve the Disputed Matter.  If the Disputed Matter is not resolved by such Designated Senior Officers within the first to occur of [*****] days after the date the Designated Senior Officers first met to consider such Disputed Matter or [*****] days after the date the JSC first met to consider such Disputed Matter, the Disputed Matter shall be referred for resolution to the Executive Vice President of Abbott’s Pharmaceutical Products Group, who shall have the right to make the final decision on such Disputed Matter, but shall only exercise such right in good faith after full consideration of the positions of both Parties and shall base any such decision, in part, on the principle of maximizing the commercial potential of each Product, but shall not base such decision on providing economic advantage to one Party over the other Party.

2.2Affiance Managers.  Each Party shall appoint a person with experience in and abilities with respect to project management and coordination and communication among various divisions and disciplines who shall oversee contact between the Parties for all matters related to the Collaboration between meetings of the JSC (each, an “Alliance Manager”). The Alliance Managers shall have such responsibilities as the Parties may mutually agree in writing.  Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

2.3Joint Co-Development and Commercialization Committee.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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2.3.1Establishment.  As soon as practicable following the exercise by Enanta of a Co-Development and Profit-Share Option with respect to a Compound or Candidate, as the case may be, in accordance with Section 5.1, Enanta and Abbott shall establish the Joint Co-Development and Commercialization Committee which shall have and perform the responsibilities set forth in Section 2.3.4.

2.3.2Membership.  Each of Enanta and Abbott shall designate an equal (not less than two (2)) number of representatives to the JDCC.  Unless otherwise agreed by the Parties, Abbott shall designate one (1) of its designees as the Chairman.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JDCC by giving written notice to the other Party.

2.3.3Meetings.

(a)Schedule of Meetings; Agenda.  The JDCC shall establish a schedule of times for regular meetings, taking into account, without limitation, its responsibilities hereunder and the planning needs for the Co-Developed Products.  Special meetings may be convened by any member of the JDCC upon [*****] days (or, if such meeting is proposed to be conducted by teleconference, upon [*****] days) written notice to the other members; provided that (1) notice of any such special meeting may be waived in writing at any time, either before or after such meeting, and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member, unless such member attends the meeting for the express purpose of objecting to its conduct for failure to provide valid notice.  If formed, in no event shall the JDCC meet less frequently than [*****].  Regular and special meetings of the JDCC may be held in person or by teleconference or videoconference; provided, that, meetings held in person shall alternate between the respective offices of the Parties in Watertown, Massachusetts and Abbott Park, Illinois.  The Chairman shall prepare and circulate to each JDCC member an agenda for each JDCC meeting not later than one (1) week prior to such meeting.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)Quorum; Voting; Decisions.  At each JDCC meeting, (i) the presence in person of at least one (1) member designated by each Party shall constitute a quorum and (ii) each member who is present shall have one (1) vote on all matters before the JDCC at such meeting.  All decisions of the JDCC shall be made by majority vote; provided, that, any member designated by a Party shall have the right to cast the votes of any of such Party’s members on the JDCC who are absent from the meeting.  Alternatively, the JDCC may act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JDCC is called for hereunder during a time period in which the JDCC is not scheduled to meet, the Chairman shall cause the JDCC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JDCC may attend JDCC meetings as non-voting observers with the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

2.3.4Responsibilities.  The JDCC shall be responsible for overseeing the Development and Commercialization of Co-Developed Products in the Co-Development Territory.  Without limiting the generality of the foregoing, the JDCC shall have the following responsibilities:

(a)the development and discussion of strategies for the Development and Commercialization of each Co-Developed Product in the Co-Development Territory, including allocation of responsibilities for such Development and Commercialization activities;

(b)reviewing and discussing a Marketing and Sales Plan for each Co-Developed Product in the Co-Development Territory;

(c)coordinating the Development and Commercialization efforts of both Parties in the Co-Development Territory with respect to Co-Developed Products.  For purposes of clarity, the JDCC shall not be responsible for coordinating communications with Regulatory Authorities, which is the sole responsibility of Abbott, however, Abbott will work directly with a regulatory liaison to be designated by Enanta on coordinating key regulatory FDA communications on Co-Developed Products and will keep Enanta’s liaison informed as to other regulatory proceedings on Co-Developed Products that will materially affect approvals or product labeling in the Co-Developed Territory.  For clarity, this would not apply to routine regulatory submissions or communications necessary to ensure regulatory compliance with FDA guidelines.  Abbott will keep the JDCC informed of key regulatory communications involving key regulatory filings and milestone meetings as specified in Section 4.5.5.

(d)reviewing and providing input in the preparation of a Marketing and Sales Plan containing a Co-Promotion Plan for each Co-Developed Product in the Co-Development Territory;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(e)reviewing and providing input on the short-term and long-term sales forecasts for Co-Developed Products in the Co-Developed Territory;

(f)presenting sales forecasts and the results of all efforts in the Co-Development Territory to the JSC as needed, but no less often than two (2) times per Calendar Year;

(g)coordinating the Detailing efforts of both Parties in the Co-Development Territory with respect to Co-Developed Products;

(h)overseeing all recalls, market withdrawals and any other corrective actions related to Co-Developed Products in the Co-Development Territory;

(i)receiving and providing to the Parties sales reports pertaining to Co-Developed Products in the Co-Developed Territory;

(j)approving all Third Parties to be engaged by either Party to provide Representatives to Co-Promote Co-Developed Products in the Co-Developed Territory;

(k)reviewing and approving any ingredients that are therapeutically or biologically active that are proposed by either Party for inclusion with a Co-Developed Product to create a Combination Product; and

(l)performing such activities as may be delegated to the JDCC pursuant to this Agreement, or by mutual written agreement of the Parties after the Approval Date.

2.3.5Dispute Resolution.  The JDCC members shall use reasonable efforts to reach agreement on any and all matters for which the JDCC is responsible pursuant to Section 2.3.4.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JDCC within [*****] days after the JDCC first meets to consider such matter, then the Chairman of the JDCC shall bring such matter to the JSC for a final decision in accordance with Section 2.1.6.

3.	RESEARCH PROGRAM

3.1Objectives of the Research Program.  The objectives of the Research Program shall be the identification of one (1) or more Compounds or Abbott Compounds suitable for further Development as Candidates and for Commercialization as Products.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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3.2Research Plan.  The initial Research Plan is attached hereto as Exhibit A.  For each Calendar Year during the Research Program Term commencing with the second full Calendar Year, the Research Plan shall be amended and updated by the Parties, which amendments and updates shall be submitted to and approved by the JSC in accordance with Section 2.1.4.  Each such amendment shall: (a) set forth (i) the research objectives and activities to be performed for the Calendar Year covered by the update with reasonable specificity; (ii) the Party that shall be responsible for performing such activities; (iii) a timeline and budget for such activities; and (iv) with respect to Enanta Research Activities, the number of FTEs estimated to be required to perform such Enanta Research Activities; and (b) shall be consistent with the terms of this Agreement.

3.3Conduct of Research Program.

3.3.1Abbott Responsibilities. During the Research Program Term, Abbott will (a) use Commercially Reasonable Efforts to conduct the Abbott Research Activities assigned to it in each Research Plan and (b) commit such other resources as are reasonably necessary to conduct such Abbott Research Activities and achieve the goals of the Research Program.

3.3.2Enanta Responsibilities.  During the Research Program Term, Enanta will (a) use Commercially Reasonable Efforts to conduct the Enanta Research Activities assigned to it in each Research Plan and (b) commit to the Research Program at least [*****] FTEs for each of the first [*****] years of the Research Program Term and such other resources for the remainder of the Research Term as are reasonably necessary to conduct such Enanta Research Activities and achieve the goals of the Research Program; provided, that, Enanta shall not be required to commit FTEs to the Research Program prior to the Approval Date.

3.3.3Compliance. Each Party shall perform its obligations under each Research Plan in good scientific manner and in compliance in all material respects with all Applicable Laws.  With respect to each activity performed under the Research Plan that will or could reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Application Approval, the Party performing such activity shall comply in all material respects with the regulations and guidance of the FDA that constitute Good Laboratory Practice or Good Manufacturing Practice or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory.  Each Party shall be solely responsible for paying the salaries and benefits of its employees and consultants conducting its activities under the Research Plan.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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3.3.4Cooperation.  Scientists at Enanta and Abbott shall cooperate in the performance of the Research Program and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall exchange such data, information and materials as is reasonably necessary for the other Party to perform its obligations under the Research Plan.

3.4Records.

3.4.1Record Keeping.

(a)Research Program Records.  Each Party shall maintain records of its activities under the Research Program in sufficient detail, in good scientific manner and otherwise in a manner that reflects all work done and results achieved in the performance of the Research Program.  Subject to Article 7, each Party shall provide the other Party with access during normal business hours and upon reasonable advance notice to inspect and copy such records to the extent reasonably required for the performance of the requesting Party’s obligations and exercise of its rights under this Agreement.

(b)Record Keeping Policies.  Without limiting the generality of Section 3.4.1(a), each Party agrees to maintain a policy that requires its employees and consultants to record and maintain data and information developed during the Research Program in standard laboratory notebooks that are dated and corroborated by non-inventors on a regular, contemporaneous basis and otherwise in a manner designed to establish the earliest date of invention or reduction to practice.

3.5Reports. The Parties shall keep the JSC regularly informed of the progress of the Research Program and shall present to the JSC all data and results generated from such efforts.  Without limiting the generality of the foregoing, each Party shall, at least once each Calendar Quarter during the Research Program Term, provide: (a) reports to the JSC in reasonable detail regarding the status of its activities under such Research Program; (b) advise the JSC of its identification of any Compound or Abbott Compound it reasonably determines should be Developed as a Candidate and provide the JSC with any supporting data applicable to such Compound or Abbott Compound so as to enable the JSC to determine whether such Compound or Abbott Compound should be approved by the JSC as a Candidate; and (c) provide such additional information that it has in its possession as may be reasonably requested from time to time by the JSC.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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3.6Selection of Candidates.  Within [*****] days after its receipt of each report from a Party pursuant to Section 3.5(b) identifying a Compound or Abbott Compound which such Party determines be Developed as a Candidate, the JSC shall (i) review such supporting data and information using standards and criteria to be developed by the JSC, and (ii) if it determines that a Candidate has been identified, notify the Parties in writing of such determination (each, a “Candidate Designation”).  Upon the issuance by the JSC of a Candidate Designation for a Compound or Abbott Compound, (a) such Compound or Abbott Compound shall be deemed to be a Candidate for purposes of this Agreement and (b) the Parties shall, as promptly as possible, prepare and submit to the JSC for its review and, if such Candidate is a Co-Developed Product for its approval, a Development Plan with respect to the Development activities to be conducted with respect to such Candidate.  For purposes of clarity, the Parties hereby acknowledge and agree that no Compound or Abbott Compound may be Developed under the Development Program unless and until it is designated as a Candidate by the JSC.

3.7Supply of Proprietary Materials.  From time to time during the Research Program Term, either Party (a “Transferring Party”) may supply the other Party (a “Recipient Party”) with Proprietary Materials of the Transferring Party for use in the Research Program.  In connection therewith, each Recipient Party hereby agrees that: (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party, except as expressly permitted hereby; (d) it shall not acquire any right, title or interest in or to such Proprietary Materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of the Research Program Term, it shall, if and as instructed by the Transferring Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

3.8Research Program Term. Subject to Section 11.2.1, the Research Program may be extended (a) for an additional period of one (1) year by Abbott by providing not less than six (6) months’ prior written notice to Enanta and (b) for one (1) or more periods of one (1) year each thereafter by either Party providing not less than six (6) months’ prior written notice to the other Party, subject to the Parties reaching mutual agreement on all of the terms and conditions applicable to any such extension.  In the event this Agreement is terminated prior to the end of the Research Program Term, the effective date of termination of the Research Program Term shall be the same date as the termination of this Agreement.

4.	DEVELOPMENT AND COMMERCIALIZATION

4.1Development of Candidates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.1.1Development Plans.  A Development Plan and budget for each Candidate for the balance of the Calendar Year during which the Compound or Abbott Compound is designated by the JSC as a Candidate shall be prepared by Abbott and submitted to the JSC promptly after the designation of such Compound or Abbott Compound as provided in Sections 2.1.4(h) and 3.6.  Thereafter, for each Calendar Year during the Development Program, an updated Development Plan and budget for each Candidate shall be prepared by Abbott and submitted to the JSC as provided in Section 2.1.4(a) or (b), as applicable.  To the extent JSC approval is required, the Parties shall manage the preparation of each Development Plan and budget in a manner designed to obtain such JSC approval no later than [*****] days prior to the end of the then-current Calendar Year.  Each Development Plan and amendment thereto shall: (a) set forth (i) the Development objectives, activities, priorities, timelines, budget and resources for the Calendar Year covered by the Development Plan with reasonable specificity, (ii) the Development objectives and activities to be performed for each Calendar Year period covered by the Development Plan with reasonable specificity, broken down by Calendar Quarters, (iii) the Party that shall be responsible for performing such activities, (iv) a timeline for such activities and (v) the expected Development Costs over such Calendar Year; and (b) be consistent with the other terms of this Agreement.

4.1.2Responsibility for the Development of Candidates.  Unless otherwise set forth in any Development Plan; Abbott shall have the sole right and responsibility for all aspects of the Development of Candidates in accordance with the applicable Development Plan in the Territory, including, without limitation, (a) the conduct of: (i) all IND-enabling non-clinical studies for Candidates; and (ii) all activities related to the conduct of human clinical trials (including, without limitation, Phase I Clinical Trials, Phase II Clinical Trials and Phase III Clinical Trials), including the manufacture of all clinical trial materials, (b) making all Regulatory Filings for Candidates and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals for Candidates, as well as all correspondence and communications with Regulatory Authorities regarding such matters, subject in each case to Section 4.5.5, and (c) reporting all Adverse Events to Regulatory Authorities, if and to the extent required by Applicable Laws.  Abbott shall own all Regulatory Filings and Drug Approval Applications for Candidates, subject to Section 11.3.

4.2Commercialization of Products.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.2.1Marketing and Sales Plans.  Within [*****] days of the Initiation of a Phase III Clinical Trial with respect to each Candidate, Abbott shall prepare and provide to the JSC for its review a Marketing and Sales Plan for each Candidate, and approval, if such Marketing and Sales Plan pertains to a Co-Developed Product.  Thereafter, for each Calendar Year during the Term, the Marketing and Sales Plan for each Candidate or Product, as the case may be, shall be updated by Abbott and submitted to the JSC for its approval in accordance with Section 2.1.4(a) or (b), as applicable.  Each update to the Marketing and Sales Plan shall set forth: (a) the Commercialization objectives and activities to be performed for the Calendar Year covered by the Marketing and Sales Plan with reasonable specificity; (b) the manufacturing scale-up, formulating and filing requirements for each Candidate or Product, as the case may be, to be performed for the Calendar Year with reasonable specificity: and (c) a timeline for such activities.

4.2.2Responsibility for Commercialization of Products.  Subject to the exercise by Enanta of a Co-Development and Profit Share Option and unless otherwise set forth in any Marketing and Sales Plan, Abbott shall have the sole right and responsibility for all aspects of the Commercialization of Products, in accordance with the applicable Marketing and Sales Plan in the Field.  Without limiting the foregoing, Abbott shall have the sole right and responsibility for (a) the conduct of: (i) all activities relating to the manufacture and supply of Products (including all required process development and scale up work with respect thereto); and (ii) all pre-marketing, marketing, promotion, FDA DDMAC interactions, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or post-marketing safety surveillance or maintaining databases), subject to the oversight of the JSC and (b) for: (i) subject to Section 4.5.5, making all Regulatory Filings for Candidates and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals for Products, as well as all correspondence and communications with Regulatory Authorities regarding such matters; (ii) reporting all Adverse Events to Regulatory Authorities if and to the extent required by Applicable Laws; and (iii) subject to making the Co-Development Payments to Enanta for Co-Developed Products contemplated by Section 6.4.1(b).  Abbott shall own all Regulatory Approvals for Products, subject to Section 11.3.

4.2.3Manufacture and Supply of Products.  Abbott shall be responsible for manufacturing or having manufactured through Third Party contract manufacturers, any materials (including, without limitation, all Candidates) as may be required for all pre-clinical and clinical studies necessary to obtain Regulatory Approval of Products and any materials and quantities of each Candidate as may required for all pre-clinical and clinical studies applicable to such Candidates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.3Development and Commercialization Diligence.  Abbott shall use Commercially Reasonable Efforts during the Term to Develop Candidates and Commercialize Products in the Field and in the Territory.  Without limiting the foregoing, Abbott shall seek Regulatory Approvals for, and Commercialize, each Product in all of the Major Market Countries and in every other country in the Territory identified in the Marketing and Sales Plan.  If Enanta at any time believes that Abbott is not meeting its diligence obligations pursuant to this Section 4.3, Enanta may give written notice to Abbott requesting written justification, in the form of detailed reasons, that would support the proposition that Abbott is meeting such diligence obligations.  In such event, Abbott shall provide such written justification to Enanta within [*****] days after such notice is given.  In the event that Enanta does not receive such justification within such [*****] day period or does not agree with such justification, then Enanta shall have the right, in its sole discretion, to pursue a declaration of breach and seek available remedies under Section 11.3.6 or any or all other rights or remedies that it may have under this Agreement, at law or in equity.

4.4Compliance.  Each Party shall perform its obligations under each Development Plan in good scientific manner and under each Marketing and Sales Plan using Commercially Reasonable Efforts, and both in compliance in all material respects with all Applicable Laws; provided that with respect to each activity performed under a Development Plan and under a Marketing and Sales Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, such Party shall comply in all material respects with, if and as applicable, the regulations and guidance of the FDA that constitute Good Laboratory Practice, Good Manufacturing Practice or Good Clinical Practice (or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory).

4.5Reports; Information; Updates.

4.5.1Development Reports.  Abbott shall keep the JSC regularly informed of the progress of its efforts to Develop Compounds in the Field and in the Territory.  Without limiting the generality of the foregoing, Abbott shall, at least once per Calendar Quarter, provide the JSC with reports in reasonable detail regarding the status of all pre-clinical IND-enabling studies and activities (including toxicology and pharmacokinetic studies), clinical trials and other activities conducted under each Development Plan, together with summary data and results and raw data made available if requested for each such pre-clinical IND-enabling study or activity, clinical trial and such additional information that it has in its possession as may be reasonably requested from time to time by the JSC.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.5.2Commercialization Reports.  Abbott shall keep the JSC regularly informed of the progress of its efforts to Commercialize Products in the Field and in the Territory.  Without limiting the generality of the foregoing, Abbott shall provide Enanta with semi-annual written updates to each Marketing and Sales Plan, which shall (a) summarize Abbott’s efforts to Commercialize Products, (b) identify the Regulatory Filings and Drug Approval Applications with respect to Candidates that Abbott or any of its Affiliates or Sublicensees have filed in the prior twelve (12) month period or reasonably expect to make in the following twelve (12) month period, (c) identify the Regulatory Approvals with respect to Products that Abbott or any of its Affiliates or Sublicensees have obtained in the prior twelve (12) month period or reasonably expect to obtain in the following twelve (12) month period, and (d) summarize all clinical and other data generated by Abbott with respect to Products.  In addition, Abbott shall provide such additional information that it has in its possession as may be reasonably requested from time to time by the JSC regarding the Commercialization of any Product.

4.5.3Supply of Products for Development and Commercialization.  Abbott shall be solely responsible, at its sole cost for manufacturing or having manufactured through Third Party contract manufacturers, any and all Products for Commercialization.  For purposes of clarification, manufacturing costs for Co-Developed Products are referenced in Sec. 1.37 “Development Costs” and Schedule 6 “Cost of Goods”.

4.5.4Adverse Event Reports.  Within ninety (90) days after the date of this Agreement, the Parties shall enter into an agreement to initiate a process for the exchange of adverse event safety data in a mutually agreed format, including, but not limited to, post-marketing spontaneous reports received by the Party or its Affiliates in order to monitor the safety of the Product and to meet reporting requirements with any applicable Regulatory Authority.

4.5.5Preparation and Review of Regulatory Filings and Correspondence.

(a)Preparation of Drug Approval Applications.  Abbott shall consult with Enanta in good faith in the preparation of all Drug Approval Applications for Candidates.  Abbott shall consider all comments of Enanta in good faith, taking into account the best interests of the Collaboration and of the Development of the applicable Candidate and Commercialization of the corresponding Product on a global basis.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)Regulatory Meetings; Review of Regulatory Filings and Correspondence.  Abbott shall use Commercially Reasonable Efforts to provide Enanta with at least [*****] days advance notice of any key meetings with the FDA or other Regulatory Authority regarding a Drug Approval Application relating to, or Regulatory Approval for, any Candidate or Product, as the case may be, and provide Enanta with material related to such meeting.  Enanta may elect to send one (1) individual reasonably acceptable to Abbott to participate as an observer (at Enanta’s sole cost and expense) in meetings with the FDA.  In addition, Abbott shall provide Enanta with initial IND filings or Drug Approval Applications sufficiently in advance of submission so that Enanta may review and comment on the substance of such Regulatory Filing or other document or correspondence.  In addition, Abbott shall promptly provide Enanta with copies of any FDA milestone meetings or NDA labeling discussions pertaining to any Candidate or Product.  If Enanta has not commented on such Regulatory Filing or other document or correspondence within [*****] days after it is provided to Enanta, then Enanta shall be deemed to have no comments on such Regulatory Filing or other documents or correspondence.  Abbott shall consider all comments of Enanta in good faith, taking into account the best interests of the Collaboration and of the Development of the applicable Candidate or Commercialization of the corresponding Product on a global basis.

For a Co-Developed Product, Abbott shall notify Enanta of any material communication with any Regulatory Authority regarding drug approval, drug labeling, or safety matters and shall promptly provide copies of any material document or other material correspondence received from any Regulatory Authority.

4.6Product Recalls.  In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Co-Developed Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding a Co-Developed Product, such Party shall promptly advise the other Party thereof by telephone or facsimile.  Following such notification, Abbott shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided that Abbott shall keep Enanta regularly informed regarding any such recall, market withdrawal or corrective action.  Abbott shall bear all expenses of any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Co-Developed Product and any refund to customers); provided, that, any such expenses shall be allocable as Co-Developed Costs or Commercialization Expenses and shared by the Parties in accordance with Section 5.3.

4.7Product Labeling.  All product labels for Products shall include the names and logos of both Abbott and Enanta, to the extent consistent with the Applicable Laws of any country in which Products are sold.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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5.	CO-DEVELOPMENT AND PROFIT SHARE OPTION

5.1Exercise of Co-Development and Profit Share Option.  Enanta shall have the option (the “Co-Development and Profit Share Option”), but not the obligation, to co-develop and share in the profits of any Product in the Co-Development Territory by providing written notice to Abbott at any time during the Co-Development and Profit Share Option Period, which notice shall identify the Compound or Candidate, as the case may be.

5.2Effect of Exercise.  If Enanta exercises the Co-Development and Profit Share Option with respect to a Compound or Candidate, as the case may be, as described in Section 5.1 then: (a) that Compound or Candidate, as the case may be, will thereafter be deemed to be a Co-Developed Product for purposes of this Agreement; (b) the Parties shall prepare and provide to the JSC for its review and approval a Marketing and Sales Plan for such Co-Developed Product within the Co-Development Territory which shall be updated and submitted by the Parties to the JSC not less than annually; (c) Abbott shall provide Enanta, as promptly as possible thereafter, with Abbott’s revised non-binding, good faith estimate of Development Costs it expects to incur with respect to that Co-Developed Product within the Co-Development Territory for each Calendar Quarter for the next five (5) Calendar Years; (d) except with respect to the allocation of Shared Clinical Trial Costs in accordance with Section 5.4, Enanta shall be responsible for the Enanta Co-Development Percentage of all Development Costs applicable to that Co-Developed Product incurred on and after the Co-Development and Profit Share Option Exercise Date within the Co-Development Territory; (e) Enanta shall have the right to employ a number of Enanta Representatives to Co-Promote such Co-Developed Product in the Co-Development Territory equal to the Enanta Co-Development Percentage; (f) the Parties shall negotiate a Co-Promotion Agreement for such Co-Developed Product in accordance with Section 5.7; and (g) Enanta shall receive the Enanta Co-Development Percentage of all Operating Income derived from that Co-Developed Product in accordance with Section 6.5.2.  The Parties hereby acknowledge and agree that either Party shall have the right to propose the addition of other therapeutically or biologically active ingredients for inclusion with a Co-Developed Product to create a Combination Product.  Enanta and Abbott will negotiate in good faith on the terms for the development and commercialization of a Combination Product created from a Co-Developed Product that have not been contemplated in this Agreement.

5.3Reconciliation and Auditing of Development Costs.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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5.3.1Reconciliation of Development Costs.  Within [*****] days following the end of each Calendar Quarter following the exercise of the Co-Development and Profit Share Option applicable to a given Co-Developed Product, Abbott shall submit to JSC a written report setting forth in reasonable detail all Development Costs incurred by Abbott over such Calendar Quarter.  Within [*****] days following the JSC’s receipt of such written reports, the JSC shall prepare and submit to Enanta a written report setting forth in reasonable detail the calculation of the net amount owed by Enanta to Abbott in order to ensure the appropriate sharing of the Development Costs in accordance with the Enanta Co-Development Percentage and the Abbott Co-Development Percentage, respectively.  Enanta shall pay the net amount to Abbott within [*****] days after the distribution by the JSC of such written report.

5.3.2Records; Audit Rights.  Abbott shall keep and maintain for [*****] years complete and accurate records of Development Costs incurred with respect to Co-Developed Products in sufficient detail to allow confirmation of same by Enanta.  Enanta shall have the right for a period of [*****] years after such Development Cost is reconciled in accordance with Section 5.2 to inspect or audit, or to appoint, at its expense, an independent certified public accountant reasonably acceptable to Abbott to inspect or audit, the relevant records of Abbott and its Affiliates to verify that the amount of such Development Costs was correctly determined.  Abbott and its Affiliates shall each make its records available for inspection or audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Enanta, solely to verify that Development Costs hereunder were correctly determined; provided that Enanta shall not have the right to inspect or audit any Calendar Year more than [*****] or more than [*****] years after the end of such Calendar Year or to conduct more than [*****] such audit in any [*****] month period.  All records made available for inspection or audit shall be deemed to be Confidential Information of Abbott.  The results of each inspection or audit, if any, shall be binding on both Parties.  In the event there was an error in the amount of Development Costs reported by Abbott hereunder, (a) if the amount of Development Costs was over-reported, Abbott shall promptly (but in any event no later than [*****] days after Abbott’s receipt of the independent accountant’s report so concluding) make payment to Enanta of the over-reported amount and (b) if the amount of Development Costs was underreported, Enanta shall promptly (but in any event no later than [*****] days after Enanta’s receipt of the independent accountant’s report so concluding) make payment to Abbott of the underreported amount.  Enanta shall bear the full cost of such audit unless such audit discloses an over-reporting by Abbott of more than [*****] of the aggregate amount of Development Costs reportable in any Calendar Year, in which case Abbott shall reimburse Enanta for all costs incurred by Enanta in connection with such inspection or audit.

5.4Allocation of Shared Clinical Trial Costs.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

5.4.1Use of Shared Clinical Trial Data.  On and after the date of exercise by Enanta of its Co-Development and Profit Share Option for a Co-Developed Product and continuing for the Term of this Agreement [*****], whichever date is earlier, each Party shall provide written notice to the other Party to the extent it Materially Used any Shared Clinical Trial Data (the “Shared Clinical Trial Notice”).

5.4.2True- Up of Clinical Trial Costs.  Within [*****] days of the end of each Calendar Year following the date of the Shared Clinical Trial Notice, each Party shall submit to JSC a written report setting forth in reasonable detail all Shared Clinical Trial Costs incurred by such Party over such Calendar Year.  Within [*****] days following the JSC’s receipt of such written reports, the JSC shall prepare and submit to each Party a written report setting forth in reasonable detail the calculation of the net amount owed by a Party to the other Party in order to ensure the appropriate sharing of the Shared Clinical Trial Costs [*****].  The net amount payable shall be due within [*****] days after receipt of any such accounting.

5.4.3Data Audit.  Promptly following the submission of each Regulatory Filing, and any amendments or supplements thereto, the Party making such submission shall provide a full and complete copy of such filing to the other Party for purposes of determining whether the submitting Party has Materially Used the other Party’s Shared Clinical Trial Data without having paid its applicable Shared Clinical Trial Cost Sharing Percentage associated with such Shared Clinical Trial Data.  In the event that a Party Materially Used the other Party’s Shared Clinical Trial Data in such submission, the submitting Party shall immediately pay its applicable Shared Clinical Trial Cost Sharing Percentage to the other Party upon written request by the other Party.

5.5Roll-Over Payments.  If, in any Calendar Quarter, the actual Development Costs incurred by Enanta with respect to a Co-Developed Product for that Calendar Quarter exceeds by greater than [*****] Abbott’s good faith estimate of Development Costs for that Co-Developed Product for that Calendar Quarter, Enanta may, upon written notice to Abbott, delay payment of its share of any such excess until the subsequent Calendar Year (the “Roll-Over Payment”).  Enanta shall make the Roll-Over Payment in two (2) equal amounts over the first two (2) consecutive Calendar Quarters of the subsequent Calendar Year.

5.6[*****].

5.7Co-Promotion.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

5.7.1Preparation and Execution of Co-Promotion Agreement.  As soon as practicable but no later than the date of completion of a Phase III Clinical Trial with respect to a Co-Developed Product, the Parties shall complete and execute a Co-Promotion Agreement (the “Co-Promotion Agreement”) which shall provide for the terms applicable to such Co-Promotion and shall conform in all material respects with the terms and conditions set forth in Schedule 5 attached hereto and such additional provisions as are usual and customary for inclusion in a co-promotion agreement between companies in the pharmaceutical industry of comparable sizes to the respective Parties.  Such additional terms shall supplement and shall not materially expand, limit or change the terms set forth on Schedule 5.  The Parties shall negotiate the Co-Promotion Agreement in good faith and with sufficient diligence as is required to execute and deliver the Co-Promotion Agreement within [*****] days of commencing negotiations.

5.7.2Dispute Resolution.  In the event the Parties fail to execute and deliver the Co-Promotion Agreement within the [*****] day period described in Section 5.6.1, the Parties shall (a) use reasonable efforts to complete such negotiations and to execute and deliver the Co-Promotion Agreement as soon as possible after such [*****] day period and (b) without limiting the generality of the foregoing, after the expiration of such [*****] day period, each produce a list of issues on which they have failed to reach agreement and submit its list to the JSC to be resolve in accordance with Section 2.1.6.  Notwithstanding the foregoing, the Parties shall, upon the request by either Party during the negotiation period, discuss in good faith whether to enter into an agreement with a Third Party to Co-Promote the Co-Developed Product, in which case, Enanta shall share in the consideration received from such Third Party in accordance with the Enanta Co-Development Percentage.

5.7.3Co-Promotion Plan.  The JDCC shall prepare a Co-Promotion Plan for each Co-Developed Product for the Co-Development Territory which shall include, but not be limited to, (a) demographics and market dynamics, market strategies, and estimated launch date of such Co-Developed Product in the Co-Development Territory, (b) a sales and expense forecast (including at least five (5) years of estimated sales and expenses), manufacturing plans and targeted label claims for such Co-Developed Product in the Co-Development Territory, (c) a marketing plan (including five (5) year advertising and Detailing forecasts and pricing strategies) for such Co-Developed Product in the Co-Development Territory, and (d) a five (5) year budget for such Co-Developed Product for the Co-Development Territory.  The Co-Promotion Plan and annual written updates thereto shall be submitted to the JDCC for review by a date to be established by the JDCC, taking into account Abbott’s and Enanta’s annual budget planning calendars, but no later than December 31 of each Calendar Year.

6.	CONSIDERATION AND FUNDING

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

6.1Upfront Fee.  On the Approval Date, Abbott shall be obligated to pay Enanta a non-refundable, non-creditable fee in the amount of Forty-Four Million Seven Hundred Thousand Dollars (US $44,700,000).  [*****] of this fee is payable by wire transfer of immediately available funds on the first business day following the Approval Date.  [*****] of this fee is payable by wire transfer on the first anniversary of the first business day following the Approval Date.

6.2Purchase of Equity; Participation Right.  In partial consideration of the rights granted by Enanta to Abbott hereunder, Abbott agrees to purchase from Enanta, and Enanta hereby agrees to issue and sell to Abbott, shares of Series G Preferred Stock, $.001 par value per share (the “Shares”), of Enanta for an aggregate purchase price of Twelve Million Five Hundred Thousand Dollars (US $12,500,000).  Abbott shall be obligated to make such payment to Enanta on the Approval Date.  Such payment is payable by wire transfer of immediately available funds on the first business day following the Approval Date and pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit B (the “Stock Purchase Agreement”).

6.3R&D Funding.

6.3.1FTE Costs.  Beginning on the first day of the third year of the Research Program Term and on the first day of each subsequent Calendar Quarter during the Research Program Term, Abbott shall make a payment equal to [*****] (“Quarterly Research Payment”, which is equal to [*****] per Calendar Year (the “Annual Research Payment”)).  For the third year of the Research Program Term (and any subsequent years of the Research Program Term, if extended as per Section 3.8), Enanta shall provide Abbott with an annual reconciliation statement that specifies the actual number of FTEs for that third (and subsequent, if applicable) year of the Research Program Tenn.  If, with respect to that third (and subsequent, if applicable) year of the Research Program Term, the FTE Cost attributable to the number of FTEs specified in the annual reconciliation statement for such third (and subsequent, if applicable) year of the Research Program Term is less than the Annual Research Payment for such third (and subsequent, if applicable) year of the Research Program Term, Abbott shall have the right to apply the excess paid by it towards the FTE Cost due to Enanta in subsequent years of the Research Program Teini, if any, until such balance is zero.  If the Research Program Term ends before such balance is zero, Enanta will pay such excess payment to Abbott within thirty (30) days after the end of the Research Program Term.  If, with respect to that third (and subsequent, if applicable) year of the Research Program Term, the FTE Cost attributable to the number of FTEs specified in the annual reconciliation statement for such third (and subsequent, if applicable) year of the Research Program Term is more than the Annual Research Payment for such third (and subsequent, if applicable) year of the Research Program Term, Enanta shall be solely responsible for such excess FTE Cost.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

6.3.2Research Funding Audit Rights.  Enanta shall keep complete and accurate books and financial records pertaining to its costs and expenses of conducting the Research Program, which books and financial records shall be kept in accordance with GAAP and shall be retained by Enanta until [*****] years after the end of the Calendar Year to which they pertain.  Abbott shall have the right to appoint, at its expense, an independent certified public accountant reasonably acceptable to Enanta to inspect or audit, the books and financial records of Enanta relating to its costs and expenses of conducting the Research Program during any Calendar Year; provided that Abbott shall not have the right to inspect or audit any Calendar Year more than [*****] or more than [*****] years after the end of such Calendar Year or to conduct more than [*****] such audit in any [*****] month period.  All books and financial records made available for inspection or audit shall be deemed to be Confidential Information of Enanta.  The results of each inspection or audit, if any, shall be binding on both Parties.  In the event there was an error in the amount of FTE Costs reported by Enanta hereunder, (a) if the amount of FTE Costs was over-reported, Enanta shall promptly (but in any event no later than [*****] days after Enanta’s receipt of the independent accountant’s report so concluding) make payment to Abbott of the over-reported amount and (b) if the amount of FTE Costs was underreported, Abbott shall promptly (but in any event no later than [*****] days after Abbott’s receipt of the independent accountant’s report so concluding) adjust its records to reduce the balance of any excess payment by the amount of the under-reported amount.  Abbott shall bear the full cost of such audit unless such audit discloses an over-reporting by Enanta of more than [*****] of the aggregate amount of FTE Costs reportable in any Calendar Year, in which case Enanta shall reimburse Abbott for all costs incurred by Abbott in connection with such inspection or audit.

6.4Milestone Payments.

6.4.1Milestones.

(a)First Product.  Abbott shall make each of the following non-refundable, non-creditable payments to Enanta within thirty (30) days after the occurrence of each of the following milestone events for the first Candidate or Product, as the case may be, that is not a Co-Developed Product (the “Initial Product”):

Milestone Event	Milestone Payment
Successful Completion of Phase Ib/IIa Clinical Study	$40 million
Initiation of first Phase III Clinical Trial	$15 million
Filing of first NDA in the United States	$20 million
Filing of first Regulatory filing in the European Union	$20 million

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

Commercialization Regulatory Approval in the United States	$75 million
Commercialization Regulatory Approval in the European Union	$50 million
Commercialization Regulatory Approval in Japan	$30 million

(b)Additional Products.  To the extent that one (1) or more additional Candidates or Products, as the case may be, are Developed and Commercialized following receipt of Commercialization Regulatory Approval of the first Product, Abbott shall make each of the following non-refundable, non-creditable payments to Enanta within thirty (30) days after the occurrence of each of the following milestone events for each additional Product that is not a Co-Developed Product (each, an “Additional Product”):

Commercialization Regulatory Approval in the United States for each Additional Product	$40 million
Commercialization Regulatory Approval in the European Union for each Additional Product	$25 million
Commercialization Regulatory Approval in Japan for each Additional Product	$15 million

(c)First Co-Developed Product.  In lieu of the payments to be made by Abbott pursuant to Section 6.4.1(a), Abbott shall make each of the following non-refundable, non-creditable payments to Enanta within thirty (30) days after the occurrence of each of the following milestone events in the event the first Candidate or Product, as the case may be, is a Co-Developed Product (the “Initial Co-Developed Product”):

Milestone Event	Milestone Payment
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

Notwithstanding the foregoing, in the event that Enanta exercises a Co-Development and Profit-Share Option with respect to a Candidate or Product, as the case may be, the milestone payments applicable under this Section 6.4.1(c) shall be reduced in the aggregate by [*****] for the first to occur of (i) filing of the first Regulatory Filing for such Co-Developed Product in the European Union, (ii) the first Commercialization Regulatory Approval in Japan received for such Co-Developed Product and (iii) the first Commercialization Regulatory Approval in the European Union received for such Co-Developed Product.  The forgoing reduction shall only apply to the Initial Co-Developed Product.

(d)Additional Co-Developed Products.  In lieu of the payments to be made by Abbott pursuant to Section 6.4.1(b), to the extent that one (1) or more Co-Developed Products are Developed and Commercialized following receipt of Commercialization Regulatory Approval of the first Product, regardless of whether the first Product is an Initial Product or an Initial Co-Developed Product, Abbott shall make each of the following non-refundable, non-creditable payments to Enanta within thirty (30) days after the occurrence of each of the following milestone events for each additional Co-Developed Product (each, an “Additional Co-Developed Product”):

[*****]	[*****]
[*****]	[*****]

6.4.2Milestone Payments and Notices.  Abbott shall provide Enanta with prompt written notice upon each achievement of a milestone event set forth in Section 6.4.1, which notice shall include a description of the applicable milestone event.  In the event that, notwithstanding the fact that Abbott has not given such a notice, Enanta believes any such milestone event has occurred, it shall so notify Abbott in writing and shall provide to Abbott data, documentation or other information that supports its belief.  Any dispute under this Section 6.4.2 that relates to whether a milestone event has been achieved shall be referred to the JSC to be resolved in accordance with Section 2.1.6.  In the event Abbott proceeds to the next stage of Development for a Candidate, any milestone payments that were not paid for any prior stages of Development that are otherwise applicable to such Candidate, shall also be due and payable.  For example, if a Phase IIb Clinical Trial is initiated without payment of the Successful Completion of Phase Clinical Study, then the Successful Completion of Phase Ib/IIa Clinical Study will be deemed to have occurred and will be paid in full upon payment of the milestone payable upon the submission of the first NDA filing.

6.5Payment of Royalties; Operating Income Payments; Sublicense Income Payments; Accounting and Records.

6.5.1Payment of Royalties.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

(a)Payment of Royalties.  Abbott shall pay Enanta a royalty based on Annual Net Sales of each Royalty-Bearing Product commencing with the Calendar Year (or partial Calendar Year) in which the First Commercial Sale of such Royalty-Bearing Product occurs and ending upon the expiration of the Royalty Term for such Royalty-Bearing Product, at the following rates (such royalty payments, the “Royalty Payments”):

Annual Net Sales	Royalty Rate
Up to (but not including) $500 million	10%
Equal to or greater than $500 million and up to (but not including) $750 million	12%
Equal to or greater than $750 million and up to (but not including) $1 billion	14%
Equal to or greater than $1 billion and up to (but not including) $2.5 billion	17%
Equal to or greater than $2.5 billion	20%

For example, if Annual Net sales of a Royalty-Bearing Product were $750 million, the royalty payment would be 10% of $499 million ($49.9 million) plus 12% of $251 million ($30.12 million) or $80.02 million.

(b)Offsets for Third Party Payments.  In the event Abbott, in order to practice the license granted to it under Section 8.2.1 of this Agreement in any country in the applicable portion of the Territory in which royalties are payable as provided in Section 6.5.1, is required to and actually makes royalty payments to any Third Party (“Third Party Payments”) in order to obtain a license to an issued patent or patents in the absence of which the Compound portion of the Royalty Bearing Product could not legally be researched, Developed, manufactured, imported, sold, exported, or otherwise exploited in such country (as evidenced, to the extent reasonably requested by Enanta, by an opinion of patent counsel), then the royalties payable to Enanta for such Royalty-Bearing Product under this Agreement with respect to such country may be reduced by [*****] of the amount of such Third Party Payments.  Notwithstanding the foregoing, (i) [*****], and (ii) such reductions shall in no event reduce the royalty that would otherwise be payable for such Royalty-Bearing Product under Section 6.5.1 with respect to such country by more than [*****] of the amount otherwise payable with respect to Net Sales of such Royalty-Bearing Product in such country.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

(c)No Patent Coverage.  Notwithstanding Section 6.5.1(a), if any Royalty-Bearing Product is sold in a country and is not covered by a Valid Claim of the Licensed Patent Rights, Abbott Patent Rights or Joint Patent Rights in such country, the royalty rate in such country shall be reduced by [*****] of the rates set forth above, continuing until the last day of the Royalty Term with respect to such Royalty-Bearing Product; provided, that, in the event the royalty rate on a Royalty-Bearing Product is reduced in a country under this Section 6.5.1(c) and is subsequently covered by a Valid Claim under the Licensed Patent Rights, Abbott Patent Rights or Joint Patent Rights in such country, (i) the full royalty rates otherwise applicable under Section 6.5.1(a) shall be reinstated for the remainder of the Royalty Term, and (ii) for any period of time that the royalty rate on a Royalty-Bearing Product is reduced but a pending patent application exists which subsequently results in such Valid Claim, Abbott shall make a one-time payment to Enanta in an amount equal to the difference between (A) the amounts that would have been payable under full royalty rates applicable under Section 6.5.1(a) during such time, and (B) amounts that were paid under the royalty rates applicable under this Section 6.5.1(c) during such time.

(d)Generic Products.  In the event one or more Third Parties sell a Generic Product (as defined below) in a country in which a Royalty-Bearing Product is then being sold, then, during the period in which sales of the Generic Product by such Third Parties in the aggregate are equal to at least [*****] of Abbott’s volume-based or revenue-based market share of the Royalty-Bearing Product in such country (as measured by prescriptions or other similar information available in such country), all applicable royalties in effect with respect to such Royalty-Bearing Product in such country as specified in Section 6.4.1 shall be reduced by [*****].  Notwithstanding the foregoing, Abbott’s obligation to pay royalties at the full royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Generic Product account for less than [*****] of Abbott’s volume-based or revenue-based market share in such country.  For purposes of this Section 6.5.1(d), a “Generic Product” means a pharmaceutical product that (i) is not covered by a Valid Claim under the Licensed Patent Rights, Abbott Patent Rights or Joint Patent Rights in the relevant country, (ii) contains the same active ingredient as a Royalty-Bearing Product and (iii) is bioequivalent to such Royalty-Bearing Product.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

(e)Combination Products.  For each Royalty-Bearing Product that is a Combination Product, the Parties shall, on a country-by-country basis, agree to an appropriate adjustment to Net Sales to reflect a good faith determination of the relative value of each pharmaceutically active ingredient, based on the estimated fair market value of each such therapeutically or biologically active ingredient, as follows: (a) In the case of a Combination Product for which a Royalty-Bearing Product and each of the other therapeutically or biologically active ingredients contained in the Combination Product are sold separately in such country by Abbott, Net Sales shall be determined by [*****]; (b) In the case of a Combination Product for which the Royalty-Bearing Product is sold separately in such country but the non-Royalty-Bearing Product therapeutically or biologically active ingredients contained in the Combination Product are not sold separately by Abbott in such country, Net Sales shall be calculated by [*****]; and (c) If in a country neither the Royalty-Bearing Product nor the therapeutically or biologically active ingredients contained in the combination product are sold separately in said country by Abbott, Net Sales of the Royalty-Bearing Product fanning part of the Combination Product shall be reasonably determined by [*****].  In the case where the Parties are unable to agree on [*****], the Parties shall agree upon an internationally recognized independent certified public accountant who shall make such determination and whose determination shall be final and binding on the Parties.

(f)Know-How Payments.  The Parties hereby acknowledge and agree that any royalties that are payable for a Royalty-Bearing Product under 6.5.1 (c) for which no Patent Rights exist shall be in consideration of: (i) Enanta’s expertise and know-how concerning the identification of Compounds in the Field, and its other Compound-related development activities conducted prior to the Effective Date; (ii) the performance by Enanta of the Research Program; (iii) the disclosure by Enanta to Abbott of results obtained in the Research Program; (iv) the licenses granted to Abbott hereunder with respect to Licensed Technology and Joint Technology that are not within the claims of any Patent Rights Controlled by Enanta; (v) the restrictions on Enanta in Section 8.5; and (vi) the “head start” afforded to Abbott by each of the foregoing.

(g)Payment Dates and Reports.  Abbott shall make Royalty Payments within [*****].  All payments shall be made by wire transfer to the credit of such bank account as shall be designated in writing from time to time by Enanta.  Abbott shall also provide, at the same time each such payment is made, a report showing: (i) the Net Sales of each Royalty-Bearing Product by country in the Territory; (ii) the basis for any deductions from gross amounts billed or invoiced to determine Net Sales; (iii) the applicable royalty rates for such Royalty-Bearing Product; (iv) the exchange rates used in calculating any of the foregoing; and (v) a calculation of the amount of royalty due to Enanta.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

6.5.2Operating Income Payments.  Enanta shall receive from Abbott, in lieu of receiving any Royalty Payments with respect to each Co-Developed Product in the Co-Development Territory, the Enanta Co-Development Percentage of all Annual Operating Income derived from sales of that Co-Developed Product in the Co-Development Territory (such payments, the “Operating Income Payments”) for as long as there are sales by Abbott, its Affiliates and Sublicensees of such Co-Developed Product (the “Co-Development Term”).  Within thirty (30) days following the end of each Calendar Quarter commencing on and after the date of First Commercial Sale of each Co-Developed Product, (a) Enanta shall submit to the JSC a statement identifying all Commercialization Expenses and License Fees incurred by it with respect to such Co-Developed Product in the Co-Development Territory and (b) Abbott shall submit to the JSC a statement identifying the Net Sales, Cost of Goods, freight, Third Party Payments, R&D and all Commercialization Expenses incurred by it with respect to such Co-Developed Product.  Within forty-five (45) days following the end of the Calendar Quarter, the JSC shall submit to the Parties a written report setting forth in reasonable detail (c) the calculation of Operating Income, determined in accordance with Schedule 6 attached hereto and (d) the calculation of the amount of Operating Income payable to Enanta in accordance with the Enanta Co-Development Percentage for that Co-Developed Product taking into account Enanta’s expenditures for the period.  Abbott shall make the Operating Income Payments to Enanta within thirty (30) days following the issuance of such written report.

6.5.3Sublicense Income Payments.  Abbott shall pay Enanta the Applicable Percentage of all Sublicense Income received by Abbott under Sublicense Agreements with respect to Products (“Sublicense Income Payments”).  As used herein, the term “Applicable Percentage” shall mean [*****].  Abbott shall make all Sublicense Income Payments within thirty (30) days of the end of the Calendar Quarter commencing with the first Calendar Quarter in which any Sublicense Income is received.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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6.5.4Records; Audit Rights.  Abbott and its Affiliates and Sublicensees shall keep and maintain for [*****] years from the date of each Royalty Payment, Operating Income Payment and Sublicense Income Payment complete and accurate records of gross sales and Net Sales by Abbott and its Affiliates and Sublicensees of each Product, in sufficient detail to allow Royalty Payments, Operating Income Payments and Sublicense Income Payments to be determined accurately.  Enanta shall have the right for a period of [*****] years after receiving any such payment to inspect or audit, or to appoint at its expense an independent certified public accountant reasonably acceptable to Abbott to inspect or audit the relevant records of Abbott and its Affiliates and Sublicensees to verify that the amount of such payment was correctly determined.  Abbott and its Affiliates and Sublicensees shall each make its records available for inspection or audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Enanta, solely to verify that Royalty Payments and Sublicense Income Payments were correctly accounted for or determined.  Enanta shall not exercise such inspection or audit right [*****].  All records made available for inspection or audit shall be deemed to be Confidential Information of Abbott.  The results of each inspection or audit, if any, shall be binding on both Parties.  In the event there was an underpayment by Abbott, Abbott shall promptly (but in any event no later than [*****] days after Abbott’s receipt of the independent accountant’s report so concluding) make payment to Enanta of any shortfall, together with the interest payment as provided in Section 6.5.5.  In the event that there was an overpayment by Abbott, Enanta shall promptly (but in any event no later than [*****] days after Enanta’s receipt of the independent accountant’s report so concluding) refund to Abbott the excess amount.  Enanta shall bear the full cost of such audit unless such audit discloses an underreporting by Abbott of more than [*****] of the aggregate amount of Royalty Payment or Sublicense Income Payments payable in any Calendar Year, in which case Abbott shall reimburse Enanta for all costs incurred by Enanta in connection with such inspection or audit.

6.5.5Overdue Royalties, Operating Income Payments and Milestones.  All Royalty Payments, Operating Income Payments and Sublicense Income Payments not made within the time period set forth in Section 6.5.1, 6.5.2 and 6.5.3, and all milestone payments not made within the time period specified in Section 6.4.1, shall bear interest at a rate of [*****] percent ([*****]%) per month from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Laws.  Any such overdue Royalty Payment, Sublicense Income Payment, Operating Income Payment or milestone payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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6.5.6Withholding Taxes.  All payments made by Abbott hereunder shall be free and clear of any taxes, duties, levies, fees or charges except for applicable withholding taxes, if any.  Abbott shall make any applicable withholding payments due from Enanta on its behalf and shall promptly thereafter provide Enanta with written documentation of any such payment sufficient to enable Enanta to satisfy the requirements of the United States Internal Revenue Service with regard to an application for a foreign tax credit for such payment.

6.5.7Foreign Currency Exchange.  All Royalty Payments, Operating Income Payments and Sublicense Income Payments shall be payable in full in United States Dollars, regardless of the countries in which sales are made.  For the purpose of computing Net Sales for Products sold in any currency other than United States Dollars, the quarterly Royalty Payment will be calculated as follows:

(A/B) x C= United States Dollars Royalty Payment on Net Sales sold in any currency other than United States Dollars during a Calendar Quarter, where

A= foreign “Net Sales” (as defined above) in such Calendar Quarter expressed in such foreign currency;

B= foreign exchange conversion rate, expressed in local currency of the foreign country per United States Dollar (using, as the applicable foreign exchange rate, the average of the monthly average rates for that Calendar Quarter as published by Bloomberg, and if Bloomberg is not available then another similar third party source); and

C= the royalty rate(s) applicable to such Net Sales under this Agreement.

6.6No Other Compensation. The Parties hereby agree that the terms of this Agreement and the Stock Purchase Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by each Party to the other Party in connection with the transactions contemplated herein.  Neither Party has previously paid or entered into any other commitment to pay, whether orally or in writing, any employee of the other Party, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transactions contemplated herein.

6.7Enanta Payments.  Notwithstanding anything to the contrary in any of Section 6.4 or Section 6.5, Enanta shall be solely responsible for any and all payments to be made to [*****] pursuant to the terms and conditions set forth in that certain [*****] by and between Enanta and [*****], other than any payments for use of [*****] HCV Tool Patent License under the terms of such [*****] existing on the Effective Date, which will be the sole responsibility of Abbott to the extent that the HCV Tool Patent License is used by either Party pursuant to this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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7.	TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY; NON-SOLICITATION

7.1Confidentiality.

7.1.1Confidentiality Obligations. Enanta and Abbott each recognizes that the other Party’s Confidential Information constitutes highly valuable assets of such other Party.  Enanta and Abbott each agrees that, subject to Section 7.1.2, during the Term and for an additional five (5) years thereafter, it will not disclose or use, and will cause its Affiliates and sublicensees not to disclose or use, any Confidential Information of the other Party, except as expressly permitted hereunder.  In fulfilling its obligations of confidentiality under this Article 7, each Party shall take such action, and shall cause its Affiliates and sublicensees to take such action, to preserve the confidentiality of the other Party’s Confidential Information as such Party would customarily take to preserve the confidentiality of its own Confidential Information.

7.1.2Limited Disclosure.  Enanta and Abbott each agrees (a) that disclosure of its Confidential Information or any transfer of its Proprietary Materials may be made by the other Party to any employee, consultant, director or Affiliate of such other Party to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement; provided that any such disclosure or transfer shall only be made to Persons who are bound by written obligations as described in Section 7.1.3, and (b) disclosure of its Confidential Information may be made by the other Party (1) on a need-to-know basis to such other Party’s legal and financial advisors, or (ii) as reasonably necessary in connection with an actual or potential (A) permitted sublicense of such other Party’s rights hereunder, (B) debt or equity financing of such other Party or (C) Change of Control involving such other Party, provided, in any case, the Person receiving such Confidential Information of the other Party agrees in writing to maintain the confidentiality of such Confidential Information of the other Party with terms at least as restrictive as those contained in Section 7.1.1.  In addition, each Party agrees that the other Party may disclose such Party’s Confidential Information (a) as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, in accordance with this Agreement or (b) as required by Applicable Laws; provided that, in the case of any disclosure under this clause (b), the Disclosing Party shall (i) provide the other Party with written notice not less than five (5) business days prior to such disclosure and provide the other Party with an opportunity to comment on any such required disclosure, (ii) if requested by such other Party, seek, or cooperate in all reasonable respects with such other Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available at such other Party’s expense, and (iii) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or protective order.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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7.1.3Employees and Consultants.  Enanta and Abbott each represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates or sublicensees, who participate in the activities of the Collaboration or have access to Confidential Information of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use such information except as expressly permitted hereunder.  Each Party agrees to use, and to cause its Affiliates and sublicensees to use, reasonable efforts to enforce such obligations.

7.2Publicity.  The Parties acknowledge that the terms of this Agreement constitute Confidential Information of each Party and may not be disclosed except as permitted by Section 7.1.2.  Notwithstanding anything to the contrary in Section 7.1, the Parties, after approval of this Agreement by the Abbott Board, Abbott’s Chief Executive Officer and the Enanta Board and agreement by both Parties, shall file the press release attached hereto as Exhibit C (the “Initial Press Release”) and, once the Initial Press Release is disclosed by either Party, then either Party may make subsequent public disclosure of the specific contents of such press release without further approval of the other Party.  Thereafter, except as may be required by Applicable Laws, neither Party shall publish, present or otherwise disclose publicly any material related to the Research Program, the Development of a Candidate or the Commercialization of a Product without the prior written consent of the other Party; provided, that notwithstanding the foregoing, (a) either Party shall be permitted to publish such material in scientific journals or present such material at scientific conferences in accordance with Section 7.3, (b) Abbott shall control interactions with the FDA DDMAC regarding publicity of marketed products, as provided in Section 4.2.2, and (c) Abbott and Enanta agree that it shall not unreasonably withhold, condition or delay its consent to any request by the other Party to publish, present or otherwise announce publicly developments in the Research Program, the Development of Candidates or the Commercialization of Products.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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7.3Publications and Presentations.  The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder.  Except as required by Applicable Laws, each Party agrees that it shall not publish or present, or permit to be published or presented, the results of the Research Program, the Development of a Candidate or the Commercialization of a Product, including, but not limited to, studies or clinical trials carried out by such Party as part of the Collaboration, without the prior review by and the approval of the JSC in accordance with Section 2.1.  Each Party shall provide to the JSC the opportunity to review any of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to the Research Program, the Development of a Candidate or the Commercialization of a Product at least [*****] days prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the TSC within such [*****] day period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to [*****] days from the date of such written request to seek appropriate patent protection for any material in such publication or presentation which the JSC reasonably believes is patentable.  Once such abstracts, manuscripts or presentations have been reviewed by the JSC, the same abstracts, manuscripts or presentations do not have to be provided again to the JSC for review for a later submission for publication.  Each Party also shall have the right to require that its Confidential Information that is disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation.  In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary industry standards.

7.4Prohibition on Solicitation.  Without the written consent of the other Party, neither Party nor its Affiliates shall, for a period of [*****] years from the Approval Date, solicit (directly or indirectly) any employee of the other Party or its Affiliates who participated in the Research Program at any time.  This provision shall not restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates.

8.	LICENSE GRANTS; EXCLUSIVITY

8.1Research Licenses.

8.1.1Enanta Grant.  Enanta hereby grants to Abbott and its Affiliates during the Research Term a non-exclusive, royalty-free, worldwide license, with the limited right to grant sublicenses as provided in Section 8.3.1(a), under Enanta Technology, Enanta Patent Rights, Licensed Patent Rights and Enanta’s interest in Joint Technology and Joint Patent Rights for the sole purpose of conducting Abbott Research Activities under the Research Program in accordance with the Research Plan.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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8.1.2Abbott Grant.  Abbott hereby grants to Enanta and its Affiliates during the Research Term, a non-exclusive, royalty-free, worldwide license, with the limited right to grant sublicenses as provided in Section 8.3.1(b), under Abbott Technology, Abbott Patent Rights and Abbott’s interest in Joint Technology and Joint Patent Rights for the sole purpose of conducting Enanta Research Activities under the Research Program in accordance with the Research Plan.

8.2Development and Commercialization Licenses.

8.2.1Enanta Grant.  Enanta hereby grants to Abbott during the Term an exclusive, royalty-bearing license, including the right to grant sublicenses as provided in Section 8.3, under Enanta Technology, Enanta Patent Rights, Licensed Patent Rights and Enanta’s interest in Joint Technology and Joint Patent Rights, for the sole purpose of Developing Candidates and Commercializing Products in the Field in the Territory; provided, that, Enanta shall retain such rights as may be necessary to Develop and Commercialize Co-Developed Products in the Field and in the Co-Development Territory.

8.2.2Abbott Grants.

(a)Commercialization License.  Abbott hereby grants to Enanta during the Term a co-exclusive (together with Abbott), royalty-free, fully paid license, without the right to grant sublicenses, under Abbott Technology, Abbott Patent Rights and Abbott’s interest in Joint Technology and Joint Patent Rights for the sole purpose of Developing and Commercializing Co-Developed Products in the Field in the Co-Development Territory.

(b)Abbott Improvements.  Subject to Section 8.5, Abbott hereby grants to Enanta a co-exclusive (together with Abbott), fully paid, royalty-free license, including the right to grant sublicenses, under Abbott’s interest in Abbott Improvements to develop, make, have made, use, sell, have sold, offer for sale, import, have imported, export and have exported, and otherwise exploit for all uses in the Field, any product that is not a Compound, Candidate or Product.

8.3Right to Sublicense.

8.3.1Research Licenses.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)Abbott Right to Sublicense.  Abbott shall have the right to grant sublicenses under the license granted to it under Section 8.1.1 solely to Third Party subcontractors engaged by Abbott to perform designated support functions related to the conduct of Abbott Research Activities under the Research Program and the Development of Candidates under the Development Program; provided however, that (i) Abbott shall obtain the prior approval of the JSC to each sublicense grant; (ii) Abbott shall remain responsible for the satisfactory accomplishment of such work in accordance with the teuus and conditions of this Agreement; and (iii) each such subcontractor shall enter into a written agreement binding such subcontractor to the obligations Abbott has to Enanta under this Agreement (and containing such other provisions as are normal and customary for similar types of agreements).

(b)Enanta Rights to Sublicense.  Enanta shall have the right to grant sublicenses under the license granted to it under Section 8.1.2 solely to Third Party subcontractors engaged by Enanta to perform designated support functions related to the conduct of Enanta Research Activities under the Research Program; provided however, that (i) Enanta shall obtain the prior approval of the JSC to each sublicense grant; (ii) Enanta shall remain responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement; and (iii) each such subcontractor shall enter into a written agreement binding such subcontractor to the obligations Enanta has to Abbott under this Agreement (and containing such other provisions as are normal and customary for similar types of agreements).

8.3.2Commercialization License.  Abbott shall have the right to grant sublicenses under the license granted to it under Section 8.2.1 to any Affiliate of Abbott and to any Third Party with respect to any Product, other than any Co-Developed Product in the Co-Development Territory after which time Enanta has exercised its Co-Development and Profit Share Option with respect to such Co-Developed Product; provided, that: (a) it shall be a condition of any such sublicense that such Sublicensee agrees to be bound by all terms of this Agreement applicable to the Development of Candidates and the Commercialization of Products in the Field in the Territory (including, without limitation, Article 7); (b) Abbott shall provide written notice to Enanta of any such proposed sublicense at least thirty (30) days prior to such execution; and (c) Abbott shall not be relieved of any of its obligations pursuant to this Agreement as a result of such sublicense.

8.4No Other Rights.  Abbott shall have no rights to use or otherwise exploit Enanta Technology, Enanta Patent Rights or Enanta Materials, and Enanta shall have no rights to use or otherwise exploit Abbott Technology, Abbott Patent Rights or Abbott Materials, in each case, except as expressly set forth herein.

8.5Exclusivity.

8.5.1Enanta.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)Exclusivity.  During the Research Term, and thereafter during the remainder of the Term for so long as a Candidate or Product is being actively Developed or Commercialized, respectively, for use in the Field, Enanta shall not, and shall cause each of its Affiliates to not: (a) conduct any activity, either on its own, or with, for the benefit of, or sponsored by any Third Party, that is designed to research, Develop or Commercialize any Compound or any Candidate or Product derived therefrom for use in the Field; (b) grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by Enanta or any of its Affiliates for the express purpose of researching, Developing or Commercializing any Compound or Candidate or Product derived therefrom for use in the Field; or (c) in-license from any Third Party any Technology or Patent Rights Controlled by such Third Party, for the express purpose of researching, Developing or Commercializing any Compound or any Candidate or Product derived therefrom for use in the Field, except in any case as is necessary to advance the Research Program, the Development Program or the Commercialization of Products as set forth herein.  Without limiting the generality of the foregoing, there shall be no restriction on Enanta hereunder with regard to (y) the use of Abandoned Compounds outside the Field during the Term or (b) the use of Abandoned Compounds, whether within or outside of the Field, after the expiration of the Term.

(b)Exclusivity Exception.  Notwithstanding anything to the contrary in this Agreement, Section 8.5.1(a) shall not be deemed to restrict or prevent Enanta from conducting any activity under that certain License and Option Agreement dated as of May 4, 2005 by and between Enanta and Chiron Corporation.

8.5.2Abbott.

(a)Exclusivity.  During the Research Term, and thereafter during the remainder of the Term for so long as a Candidate or Product is being actively Developed or Commercialized, respectively, for use in the Field, Abbott shall not, and shall cause each of its Affiliates to not: (a) conduct any activity, either on its own, or with, for the benefit of, or sponsored by any Third Party, that is designed to research, Develop or Commercialize any Compound or any Candidate or Product derived therefrom for use in the Field; (b) grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by Abbott or any of their respective Affiliates for the express purpose of researching, Developing or Commercializing any Compound or any Candidate or Product derived therefrom for use in the Field; or (c) in-license from any Third Party any Technology or Patent Rights Controlled by such Third Party, for the express purpose of researching, Developing or Commercializing any Compound or any Candidate or Product derived therefrom for use in the Field, except in any case as is necessary to advance the Research Program, the Development Program or the Commercialization of Products as set forth herein and as described in Section 8.5.2(b).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)Exclusivity Exception.  Notwithstanding anything to the contrary in this Agreement, Section 8.5.2(a) shall not be deemed to restrict or prevent Abbott from entering into non-exclusive license agreements with Third Parties with respect to the use of [*****], Abbott shall (i) provide Enanta with written notice of such license grant and (ii) pay Enanta a royalty equal to [*****] of all royalty payments received by Abbott under such license agreement for a co-formulation of an Additional Compound in each country in the Territory in which a Product is then being Commercialized, commencing with the Calendar Year (or partial Calendar Year) in which the First Commercial Sale of such Additional Compound occurs and ending upon the date on which the Product or the Additional Product is no longer being Commercialized in such country.

9.	INTELLECTUAL PROPERTY RIGHTS

9.1Disclosure of Program Inventions.  Each of Enanta and Abbott shall promptly provide the other Party, through the Patent Coordinators (as defined in Section 9.5), with written notice concerning all Program Inventions that are conceived or reduced to practice by employees or consultants of such Party or its Affiliates, alone or jointly with employees or consultants of the other Party or its Affiliates or any Third Party.

9.2Enanta Intellectual Property Rights.  Enanta shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Enanta Technology and Enanta Patent Rights.

9.3Abbott Intellectual Property Rights.  Abbott shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Abbott Technology and Abbott Patent Rights,

9.4Joint Technology Rights.  Abbott and Enanta shall jointly own all Joint Technology and Joint Patent Rights, subject to the rights of, and the licenses granted to, each Party hereunder.

9.5Patent Coordinators.  Enanta and Abbott shall each appoint a patent coordinator reasonably acceptable to the other Party (each, a “Patent Coordinator”), who shall serve as such Party’s primary liaison with the other Party on matters relating to patent filing, prosecution, maintenance and enforcement.  Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party.

9.6Inventorship.  In case of a dispute between Enanta and Abbott over inventorship, such dispute shall be resolved by application of United States patent law by patent counsel selected by the JSC who (and whose firm) is not at the time of the dispute, and was not at any time during the five (5) years prior to such dispute, performing services for either of the Parties.  The Parties shall share equally the expenses of such patent counsel.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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10.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

10.1Patent Filing, Prosecution and Maintenance.  Subject to the foregoing, the responsibility for filing, prosecuting and maintaining Patent Rights shall be as follows:

10.1.1Licensed Patent Rights.  Subject to Section 10.1.3, Enanta, acting through patent counsel or agents of its choice, shall be solely responsible, at its sole cost and expense, for the preparation, filing, prosecution and maintenance of the Licensed Patent Rights.  In accordance with Section 10.1.5, Enanta will collaborate with Abbott on the preparation, filing and prosecution of the Licensed Patent Rights worldwide by providing Abbott with copies of any substantive office actions and setting up meetings with respective Patent Coordinators to discuss strategies and responses.

10.1.2Enanta Patent Rights.  Enanta, acting through patent counsel of its choice, shall be responsible, at its sole cost and expense, for the preparation, filing, prosecution and maintenance of all Enanta Patent Rights.

10.1.3Abbott Patent Rights.  Abbott, acting through patent counsel of its choice, shall be responsible, at its sole cost and expense, for the preparation, filing, prosecution and maintenance (a) of all Abbott Patent Rights and (b) commencing on the date of receipt of Commercialization Regulatory Approval with respect to a Product and continuing for the remainder of the applicable Royalty Term, of any Licensed Patent Rights that contain one or more claims that cover such Product.

10.1.4Joint Patent Rights.  The JSC shall determine the jurisdictions within the Territory in which patent applications will be filed with respect to Joint Patent Rights and the Party that shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patent Rights.  The Parties will share equally all expenses incurred by the filing Party for the preparation, filing, prosecution and maintenance of such Joint Patent Rights.

10.1.5Information and Cooperation.  Each filing Party shall (a) regularly provide the other Party with copies of all patent applications filed hereunder and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by the other Party and (b) provide the other Party and its patent counsel with an opportunity to consult with the filing Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response.  The filing Party hereby agrees that the advice and suggestions of the other Party and its patent counsel shall be taken into reasonable consideration by the filing Party and its patent counsel in connection with each filing.  Each Party shall, upon request from the filing Party and at the filing Party’s sole cost, reasonably cooperate with the filing Party in connection with such patent filing activities.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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10.1.6Abandonment.  If either Party decides to expressly abandon or to allow to purposely lapse any of the Patent Rights covering any Program Inventions in any country or region in the Territory that specifically cover any Compound, Candidate or Product or specifically cover the manufacture or formulation or the delivery or use of a Compound, Candidate or Product in the Field, such Party shall inform the other Party of such decision promptly and, in any event, so as to provide the other Party a reasonable amount of time to meet any applicable deadline to establish or preserve such Patent Rights in such country or region.  The other Party shall have the right to assume responsibility for continuing the prosecution of such Patent Rights in such country or region and paying any required fees to maintain such Patent Rights in such country or region or defending such Patent Rights, in the latter case only at the other Party’s sole expense, through patent counsel or agents of its choice.  The Party taking over the responsibility will not become an assignee of any such Patent Rights as a result of such Party’s assumption of any such responsibility.  Upon transfer of a Party’s responsibility for prosecuting, maintaining and defending any of the Patent Rights to the other Party under this Section 10.1.6, the transferring Party shall promptly deliver to the other Party copies of all necessary files related to the Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for the other Party to assume such prosecution, maintenance and defense.

10.2Legal Actions.

10.2.1Third Party Infringement.

(a)In General.

(i)Notice.  In the event either Party becomes aware of (A) any possible infringement of any Licensed Patent Rights, Enanta Program Patent Rights or Abbott Program Patent Rights through the Development of a Candidate or the Commercialization of a Product, or (B) the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act for a product that includes a Compound, Candidate or a Product (each, an “Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(ii)Licensed Patent Rights.  Both Abbott and Enanta shall have the unilateral right to enforce any and all Licensed Patent Rights on any Product following the First Commercial Sale of such Product.  All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by the party enforcing such rights.  In the event such an Infringement relates to any Licensed Patent Rights on any Compound, Candidate or Product prior to the First Commercial Sale of such Product, Enanta shall have the first right (not the obligation) to enforce such claim with respect to such Infringement.  All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by Enanta.  If Enanta does not take or initiate commercially reasonable steps to initiate legal proceedings or take other actions regarding the Infringement within (A) twenty (20) days from any Infringement Notice in the case of an Infringement resulting from the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act, and (B) one hundred twenty (120) days from any Infringement Notice that relates to any other Licensed Patent Rights, then Abbott shall have the right and option to do so at its expense; provided, that Abbott shall not admit the invalidity or unenforceability of any such Licensed Patent Rights without Enanta’s prior written consent.

(iii)Enanta Patent Rights.  In the event such an Infringement relates to any Enanta Patent Rights, Enanta shall have the first right and option to initiate legal proceedings or take other actions regarding such Infringement by reasonable steps.  All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by Enanta.  If Enanta does not take or initiate commercially reasonable steps to initiate legal proceedings or take other actions regarding the Infringement (A) within ten (10) days from any Infringement Notice if the Infringement relates to a Product being Commercialized by Abbott; (B) (twenty (20) days in the case of an Infringement resulting from the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act); and (C) one hundred twenty (120) days for any other Infringement, then in each such case, Abbott shall have the right and option to do so at its expense.

(iv)Abbott Patent Rights.  In the event such an Infringement relates to any Abbott Patent Rights, Abbott shall have the first right and option to initiate legal proceedings or take other actions regarding such Infringement by reasonable steps.  All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by Abbott.  If Abbott does not take or initiate commercially reasonable steps to initiate legal proceedings or take other actions regarding the Infringement within thirty (30) days from any Infringement Notice (or twenty (20) days in the case of an Infringement resulting from the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act), then Enanta shall have the right and option to do so at its expense.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(v)No Settlement.  Neither Party shall settle any Infringement claim or proceeding under Sections 10.2.1(a)(iii) or (iv) or 10.2.1(b) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(vi)Representation.  Each Party shall have the right to be represented by counsel that it selects in any legal proceedings or other action instituted under Sections 10.2.1(a)(iii) or (iv) or 10.2.1(b) by the other Party.  If a Party with the right to initiate legal proceedings under Section 10.2.1 regarding an Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with standing shall initiate such legal proceedings at the request and expense of the other Party.

(b)Joint Patent Rights.  In the event of an Infringement of a Joint Patent Right, the Parties shall enter into discussions as to whether to initiate legal proceedings or take other actions regarding the Infringement.  Unless otherwise agreed by the Parties: (i) each Party shall bear an equal share of the cost of any action, suit or proceeding instituted under this Section 10.2.1(b); and (ii) all amounts recovered shall be allocated pursuant to Section 10.2.1(e).  If the Parties are unable to determine whether and how to institute an action, suit or proceeding for infringement of any such Joint Patent Right, either Party shall have the right to prosecute such Infringement, in which event that Party shall bear all of the expense and be entitled to retain all amounts that it recovers.

(c)Right to Representation.  Each Party shall have the right to participate, and be represented by counsel that it selects, in any legal proceedings or other action instituted under this Section 10.2.1 by the other Party.  If a Party with the right to initiate legal proceedings under Section 10.2.1 regarding an Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with standing shall initiate such legal proceedings at the request and expense of the other Party.

(d)Cooperation.  In any action, suit or proceeding instituted under this Section 10.2.1, the Parties shall cooperate with and assist each other in all reasonable respects.  Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join therein and shall be represented using counsel of its own choice, at the requesting Party’s expense.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(e)Allocation of Recoveries.  Any amounts recovered by either Party pursuant to actions under Sections 10.2.1(a)(iii) or (iv) or 10.2.1(b) with respect to any Infringement through the development or sale of a Compound or Product, whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse Enanta and Abbott for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (ii) then, to Enanta and Abbott in the same proportion as Abbott’s historic profits on Net Sales of the Product or Products affected by the Infringement bears to Abbott’s historic royalties hereunder in respect of such Net Sales, in each case as determined in good faith.

10.2.2Defense of Claims.  In the event that any action, suit or proceeding is brought against either Party or any Affiliate or sublicensee of either Party alleging the infringement of the Technology or Patent Rights of a Third Party by reason of the conduct of the Research Program, the Development Program or the Commercialization of any Product: (a) Abbott shall have the obligation to defend such action, suit or proceeding at its sole expense; (b) Enanta shall have the right to separate counsel at its own expense in any such action, suit or proceeding; and (c) the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding.  If such action, suit or proceeding relates to a Co-Developed Product in the Co-Development Territory, the cost and expense of the above shall be used to calculate Development Costs for that Co-Developed Product.  Each Party shall provide the other Party with prompt written notice of the commencement of any such suit, action or proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.  Nothing in this Section 10.2.2 shall affect the right of Enanta to defend itself in any such action, suit or proceeding.  Abbott shall not compromise, settle or otherwise dispose of any such suit, action or proceeding that involves the use of Enanta Patent Rights, without Enanta’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

10.3Trademark Prosecution.  Abbott, at is sole expense, shall be responsible for the filing, prosecution, defense and maintenance before all trademark offices of the Product Trademarks.

11.	TERM AND TERMINATION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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11.1Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect until the end of the Research Program Term and, if Abbott is Developing a Candidate or Commercializing a Product arising out of the Research Program, thereafter until (a) such time as Abbott is no longer Developing a Candidate for use in the Field and in the Territory or (b) if, as of the time Abbott is no longer Developing any Candidates, Abbott is Commercializing a Product, until such time as all Royalty Terms for all Products and all Co-Development Terms for all Co-Developed Products have ended, unless earlier terminated in accordance with the provisions of this Article 11 (the “Term”).

11.2Termination.  This Agreement may be terminated at any time by either Party, or by the Party specified, as follows:

11.2.1Unilateral Right to Terminate.  Abbott may terminate this Agreement at any time by giving written notice to Enanta not less than [*****] months prior to any anniversary of the Approval Date.

11.2.2Termination for Breach.  Either Party may terminate this Agreement by providing written notice to the other Party, and such termination will be effective [*****] days after the written notice, if the other Party commits a material breach of this Agreement unless the other Party has cured the asserted material breach during such [*****]-day period.  If the breach has been cured prior to expiration of the [*****]-day cure period, the notice of termination will be void.  In lieu of seeking termination of this Agreement, the Party asserting the material breach may seek compensatory damages and/or equitable relief as a remedy of an uncured material breach by the other Party.  Notwithstanding the foregoing, a material breach by a Party shall not give rise to the termination right under this Section 11.2.2 to the extent such material breach arises from a Force Majeure event described in Section 14.12; provided, that the Party allegedly breaching the Agreement shall have the burden of demonstrating the occurrence of the Force Majeure event.

11.2.3Termination for Insolvency.  In the event either Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.  In connection therewith, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

11.3Consequences of Termination of Agreement.  In the event this Agreement is terminated pursuant to Section 11.2, the following provisions shall apply, as applicable:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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11.3.1Termination by Abbott Pursuant to Section 11.2.1.  If this Agreement is terminated by Abbott pursuant to Section 11.2.1, the following provisions shall apply:

(a)If Abbott terminates the Agreement prior to the first anniversary of the first business day following the Approval Date, it shall make a [*****] time payment to Enanta of [*****] to complete the Upfront Fee as provided in Section 6.1;

(b)the licenses granted to Abbott pursuant to Sections 8.1.1 and 8.2.1 shall terminate upon the effective date of such termination;

(c)Abbott shall be deemed to have granted to Enanta, on and after the date of termination, (i) a non-exclusive, perpetual, fully-paid, worldwide, royalty-free license, with the rights to sublicense, under Abbott Program Technology and Abbott Patent Rights and (ii) an exclusive (even as to Abbott), perpetual, fully-paid, worldwide, royalty-free license, with the rights to sublicense, under Abbott’s interest in Joint Technology and Joint Patent Rights, in either case, to Develop and have Developed Candidates resulting from Compounds and Abbott Compounds, other than Abbott Compounds listed on Schedule 1, and Commercialize Products derived from such Candidates;

(d)all exclusivity obligations of Enanta under Section 8.5.1 shall terminate upon the effective date of such termination and Enanta shall thereafter have the right to Develop Candidates and Commercialize Products for any and all uses within the Field;

(e)each Party shall promptly return all Confidential Information of the other Party that is not subject to a continuing license hereunder; provided that each Party may retain one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(f)upon request of Enanta, Abbott shall promptly, and in any event within sixty (60) days after Enanta’s request: (i) transfer to Enanta all right, title and interest in and to all Product Trademarks and registrations thereof, if any; (ii) transfer to Enanta all of its right, title and interest in all Regulatory Filings, Drug Approval Applications and Regulatory Approvals then in its name applicable to any Candidate or Product, and all material aspects of Confidential Information Controlled by it as of the date of termination relating to Regulatory Filings, Drug Approval Applications and Regulatory Approvals; provided that Enanta shall as of the date of such transfer, assume all obligations and liabilities associated with such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (iii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer; (iv) provide Enanta with copies of all correspondence between Abbott and such Regulatory Authorities relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (v) unless expressly prohibited by any Regulatory Authority, transfer control to Enanta of all clinical trials of any Candidate or Product being conducted as of the effective date of termination, and upon such transfer Enanta shall assume all obligations and liabilities associated with continuing such clinical trials; (vi) assign (or cause its Affiliates to assign) to Enanta all agreements with any Third Party with respect to the conduct of clinical trials for any Candidate or Product including, without limitation, agreements with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement (in which case Abbott shall cooperate with Enanta in all reasonable respects to secure the consent of such Third Party to such assignment); (vii) provide Enanta with all supplies of any Candidate or Product in the possession of Abbott or any Affiliate or contractor of Abbott; and (viii) provide Enanta with copies of all reports and data generated or obtained by Abbott or its Affiliates pursuant to this Agreement that relate to any Candidate or Product that has not previously been provided to Enanta; and

(g)if Abbott has manufactured, is manufacturing or having manufactured any Candidate or Product or any intermediate thereof as of the effective date of termination: (i) Abbott shall, if requested by Enanta, supply Enanta with its requirements for all such Candidate or Product and intermediate for up to [*****] months following such termination [*****]; and (ii) within sixty (60) days after Enanta’s request, Abbott shall provide to Enanta or its designee all information in its possession with respect to the manufacture of each such Candidate, Product or intermediate.

11.3.2Termination by Enanta Pursuant to Section 11.2.2.  If this Agreement is terminated by Enanta pursuant to Section 11.2.2, the following provisions shall apply:

(a)the licenses granted to Abbott pursuant to Sections 8.1.1 and 8.2.1 shall terminate upon the effective date of such termination;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)Abbott shall be deemed to have granted to Enanta, on and after the date of termination, (i) a non-exclusive, perpetual, fully-paid, worldwide, royalty-free license, with the rights to sublicense, under Abbott Program Technology and Abbott Patent Rights with respect to Abbott Program Technology and (ii) an exclusive (even as to Abbott), perpetual, fully-paid, worldwide, royalty-free license, with the rights to sublicense, under Abbott’s interest in Joint Technology and Joint Patent Rights, in either case, to Develop and have Developed Candidates resulting from Compounds and Abbott Compounds, other than Abbott Compounds listed on Schedule 1, and Commercialize Products derived from such Candidates;

(c)all exclusivity obligations of Enanta under Section 8.5.1 shall terminate upon the effective date of such termination and Enanta shall thereafter have the right to Develop Candidates and Commercialize Products for any and all uses within the Field;

(d)each Party shall promptly return all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(e)upon request of Enanta, Abbott shall promptly, and in any event within sixty (60) days after Enanta’s request: (i) transfer to Enanta all right, title and interest in and to all Product Trademarks and registrations thereof, if any; (ii) transfer to Enanta all of its right, title and interest in all Regulatory Filings, Drug Approval Applications and Regulatory Approvals then in its name applicable to any Candidate or Product, and all material aspects of Confidential Information Controlled by it as of the date of termination relating to Regulatory Filings, Drug Approval Applications and Regulatory Approvals; provided that Enanta shall as of the date of such transfer, assume all obligations and liabilities associated with such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (iii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer; (iv) provide Enanta with copies all correspondence between Abbott and such Regulatory Authorities relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (v) unless expressly prohibited by any Regulatory Authority, transfer control to Enanta of all clinical trials of any Candidate or Product being conducted as of the effective date of termination, and upon such transfer Enanta shall assume all obligations and liabilities associated with continuing such clinical trials; (vi) assign (or cause its Affiliates to assign) to Enanta all agreements with any Third Party with respect to the conduct of clinical trials for any Candidate or Product including, without limitation, agreements with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement (in which case Abbott shall cooperate with Enanta in all reasonable respects to secure the consent of such Third Party to such assignment); (vii) provide Enanta with all supplies of any Candidate or Product in the possession of Abbott or any Affiliate or contractor of Abbott; and (viii) provide Enanta with copies of all reports and data generated or obtained by Abbott or its Affiliates pursuant to this Agreement that relate to any Compound or Product that has not previously been provided to Enanta; and

(f)if Abbott has manufactured, is manufacturing or having manufactured any Candidate or Product or any intermediate thereof as of the effective date of termination: (i) Abbott shall, if requested by Enanta, supply Enanta with its requirements for all such Candidate or Product and intermediate for up to [*****] months following such termination [*****], and (ii) within sixty (60) days after Enanta’s request, Abbott shall provide to Enanta or its designee all information in its possession with respect to the manufacture of each such Candidate, Product or intermediate.

11.3.3Termination by Abbott Pursuant to Section 11.2.2.  If this Agreement is terminated by Abbott pursuant to Section 11.2.2, the following provisions shall apply:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)Abbott shall continue to have the licenses set forth in Sections 8.1.1 and 8.2.1 to Develop Candidates being Developed by Abbott as of the effective date of termination, if any, and to Commercialize Products being Commercialized by Abbott as of the effective date of termination, if any, and to Commercialize Products that were Candidates at the time of termination, subject to a determination by the neutral in ADR of the level at which the milestone payments and Royalty Payments continue, it being understood by the Parties that the milestone payments and royalty rates set forth in this Agreement shall be modified with respect to a given Candidate or Product only to the extent the ADR determines that the material breach that resulted in the termination by Abbott of this Agreement materially affected the Development of such Candidate and/or the Commercialization of such Product.

(b)all rights (including, without limitation, the Co-Development and Profit Share Option) and licenses granted to Enanta pursuant to Article 5 and Sections 8.1.2 and 8.2.2 shall terminate upon the effective date of such termination;

(c)Enanta shall be deemed to have granted to Abbott, on and after the date of termination, (i) a non-exclusive, perpetual, fully-paid, worldwide, royalty-free license, with the rights to sublicense, under Enanta Program Technology and Enanta Patent Rights and (ii) an exclusive (even as to Enanta), perpetual, fully-paid, worldwide, royalty-free license, with the rights to sublicense, under Enanta’s interest in Joint Technology and Joint Patent Rights, in either case, to Develop and have Developed Candidates and Commercialize Products derived from such Candidates;

(d)all exclusivity obligations of Abbott under Section 8.5.2 shall terminate upon the effective date of such termination and Abbott shall thereafter have the right to Develop Candidates and Commercialize Products for any and all uses within the Field; and

(e)each Party shall promptly return all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

11.3.4Termination by Enanta Pursuant to Section 11.2.3.  If Enanta terminates this Agreement pursuant to Section 11.2.3, to the extent not prohibited by Applicable Laws, the provisions of Section 11.3.1 shall apply to such termination.

11.3.5Termination by Abbott Pursuant to Section 11.2.3.  If Abbott terminates this Agreement pursuant to Section 11.2.3, to the extent not prohibited by Applicable Laws, the provisions of Section 11.3.3 shall apply to such termination.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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11.3.6Breach of Compound or Product Diligence.  If after Enanta followed the procedure set forth in Section 11.2.2 for asserting a breach of contract and Abbott does not cure its breach for failure to use Commercially Reasonable Efforts to Develop a Candidate or Commercialize a Product in any Major Market Country, then Enanta shall have the right, in its sole discretion upon ten (10) days written notice to Abbott, to designate such Candidate or Product as a Abandoned Compound. In such event:

(a)the licenses granted to Abbott under Section 8.2 of this Agreement to Commercialize such Product shall terminate upon the effective date of such reversion;

(b)subject to the other terms of this Agreement, Abbott shall be deemed to have granted to Enanta and its Affiliates (i) an exclusive, royalty-free, paid-up, worldwide license, with the right to grant sublicenses, under Abbott Patent Rights and Abbott’s interest in Joint Patent Rights that would be infringed by the making, using in the Field, importing or selling of such Abandoned Compound (or, for purposes of clarity, a Product derived therefrom) in the absence of a license to research, develop, make, have made, use, offer for sale, distribute for sale, sell, import and have imported Abandoned Compounds in the Field and (ii) a non-exclusive, royalty-free, paid-up, worldwide license, with the right to grant sublicenses, under Abbott Technology and Abbott’s interest in Joint Technology to research, develop, have developed, make, have made, use, distribute for sale, sell, offer for sale, import and have imported such Abandoned Compound in the Field, subject in each case to the restrictions on Enanta pursuant to Section 8.5.1;

(c)upon request of Enanta, Abbott shall promptly, and in any event within sixty (60) days after Enanta’s request: (i) grant to Enanta an exclusive, worldwide, royalty-free, paid-up license under all Product Trademarks applicable to such Product, if any; (ii) provide Enanta with access to, and grant Enanta the right and license to use and to reference, all Regulatory Filings and Regulatory Approvals then in its name applicable to the Commercialization of such Product and all material aspects of Confidential Information Controlled by it as of the date such Compound or Product relating to such Regulatory Filings and Regulatory Approvals is designated as a Abandoned Compound; (iii) provide Enanta with copies of all correspondence between Abbott and such Regulatory Authorities relating to such Regulatory Filings and Regulatory Approvals; (iv) assign to Enanta all agreements between Abbott and any Third Party with respect to the conduct of clinical trials for such Product, including, without limitation, agreements or contracts with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement; and (v) provide Enanta with copies of all reports and data obtained by Abbott or its Affiliates pursuant to this Agreement that relate to the Commercialization of such Product; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(d)if Abbott has manufactured, is manufacturing or is having manufactured such Product or any intermediate of such Product as of the date such Candidate or Product is designated as a Abandoned Compound, upon request of Enanta, (i) Abbott shall supply Enanta with its requirements of such Product or intermediate for up to twenty-four (24) months following such removal at a transfer price equal to Abbott’s Cost of Goods for the supply of such Product or intermediate plus fifteen percent (15%), and (ii) Abbott shall provide to Enanta or its designee all information in its possession with respect to the manufacture of such Product.

11.4Surviving Provisions.  Termination or expiration of this Agreement for any reason shall be without prejudice to:

(a)the rights and obligations of the Parties provided in Sections 5.3.2, 6.3.2, 6.4, 6.5, 6.6, 6.7, 11.3, 11.4 and Articles 7, 12, 13 and 14 (including all other Sections or Articles referenced in any such Section or Article and including Article 1), all of which shall survive such termination;

(b)any other rights or remedies provided at law or equity which either Party may otherwise have.

12.	REPRESENTATIONS AND WARRANTIES

12.1Mutual Representations and Warranties. Enanta and Abbott each represents and warrants to the other, as of the Effective Date, as follows:

12.1.1Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

12.1.2Authorization.  Upon receipt of the approval by the Abbott Board and Abbott’s Chief Executive Officer, the execution and delivery of this Agreement and the performance by Abbott of the transactions contemplated hereby will have been duly authorized by all necessary corporate action.  Upon receipt of the approval by the Enanta Board and Enanta’s Chief Executive Officer, the execution and delivery of this Agreement and the performance by Enanta of the transactions contemplated hereby will have been duly authorized by all necessary corporate action.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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12.1.3No Violations.  The transactions contemplated hereby and the performance by it of the transactions contemplated hereby will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

12.1.4Binding Agreement.  This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

12.1.5No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

12.2Additional Representations of Enanta.  Enanta further represents and warrants to Abbott, as of the Effective Date, as follows:

12.2.1Enanta Licensed Patent Rights.  All Licensed Patent Rights are existing and, to Enanta’s Knowledge, no Licensed Patent Rights are invalid or unenforceable.

12.2.2Claims or Judgments.  There are no claims, judgments or settlements against Enanta pending, or to Enanta’s Knowledge, threatened, that invalidate or seek to invalidate the Licensed Patent Rights.

12.2.3Right to Technology.  Enanta has the right to (a) use the Licensed Technology and Licensed Patent Rights existing as of the Effective Date as is necessary to fulfill its obligations under this Agreement; and (b) grant the licenses under the Licensed Patent Rights granted pursuant to this Agreement; and (c) without limiting the foregoing, and with respect to both clauses (a) and (b) of this Section 12.2.3, [*****].

12.2.4No Infringement.  To Enanta’s Knowledge, no Third Party is infringing, or threatening to infringe, the Licensed Patent Rights.

12.2.5No Litigation.  There is no pending or, to Enanta’s Knowledge, threatened, litigation that alleges that Enanta’s proposed activities under this Agreement would infringe or misappropriate any intellectual property rights of any Third Party.

13.	INDEMNIFICATION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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13.1Indemnification of Abbott by Enanta.  Enanta shall indemnify, defend and hold harmless Abbott, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (the “Abbott Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Abbott Indemnitees, or any one of them, as a direct result of any claims, suits, actions, demands or judgments of Third Parties, including, without limitation, personal injury and product liability matters and claims of suppliers and Enanta employees (collectively, “Claims”) arising out of (a) any action by Enanta in the conduct of the Research Program other than any action that is a Disputed Matter and is approved by the JSC as an Abbott Decision pursuant to Section 2.1.6, (b) the Development or Commercialization of a Co-Developed Product, or (c) a breach of any representation or warranty made by Enanta pursuant to Section 12.2; provided that, with respect to any Claim for which Enanta has an obligation to any Abbott Indenmitee pursuant to this Section 13.1 and Abbott has an obligation to any Enanta Indemnitee pursuant to Section 13.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility for the facts underlying the Claim relative to the other Party.

13.2Indemnification of Enanta by Abbott.  Abbott shall indemnify, defend and hold harmless Enanta, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (the “Enanta Indemnitees”), against any Losses incurred by or imposed upon the Enanta Indemnitees, or any one of them, as a direct result of any Claims arising out of (a) any action by Abbott in the conduct of the Research Program, (b) the Development (including, without limitation, the conduct of clinical research) by Abbott of any Candidate, or (c) the Commercialization (including, without limitation, the production, manufacture, promotion, import, sale or use by any Person) of any Product that is manufactured or sold by Abbott or by an Affiliate, Sublicensee, distributor or agent of Abbott; provided that with respect to any Claim for which Enanta has an obligation to any Abbott Indemnitee pursuant to Section 13.1 and Abbott has an obligation to any Enanta Indemnitee pursuant to this Section 13.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility for the facts underlying the Claim relative to the other Party.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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13.3Conditions to Indemnification.  A Person seeking recovery under this Article 13 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which recovery is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Article 13, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such claim; provided that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to Parties being indemnified under Article 13, (b) not settle or otherwise resolve such claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim.

13.4Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEIVIENT.

13.5No Warranty of Success.  Nothing contained in this Agreement shall be construed as a warranty on the part of either Party that (a) the Research Program will yield any Compound or will otherwise be successful, or (b) the outcome of the Research Program or the Development Program will be commercially exploitable in any respect.

13.6Limited Liability.  EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS SET FORTH IN SECTION 13.1 AND SECTION 13.2, AND EXCEPT WITH RESPECT TO A BREACH OF CONFIDENTIALITY OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (a) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, OR (b) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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13.7Insurance.  Not later than thirty (30) days before the date on which Abbott or any Affiliate or Sublicensee of Abbott shall, on a commercial basis, make, use, or sell any Products, and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any such manufacture, marketing, possession, use, sale of other disposition of any Products, Abbott will, at its expense, and Enanta will, at its expense, with respect only to Co-Developed Products, obtain and maintain in full force and effect, comprehensive general liability insurance, including product liability insurance and clinical trial insurance protecting the other Party, subject to Section 13.1 or 13.2, as the case may be, against all claims, obligations, liabilities, and damages, based upon or arising out of actual or alleged bodily injury, personal injury, death, or any other damage to or loss of persons or property, cause by any such manufacture, marketing, possession, use, sale, or other disposition.  Notwithstanding the foregoing, Abbott may elect to self-insure with respect to any insurance coverage it is required to obtain hereunder.

14.	MISCELLANEOUS

14.1Arbitration.  In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party hereunder, other than any Disputed Matter that is submitted for resolution as provided in Section 2.1.6 (each, an “Arbitration Matter”), the Parties shall initiate an arbitration proceeding to be conducted in accordance with the procedures set forth in Exhibit D attached hereto.

14.2Change of Control.

(a)Notice.  If either Enanta or Abbott enters into an agreement that results or, if the transaction contemplated thereby is completed, would result in a Change of Control (“Acquired Party”), the Acquired Party shall provide the other Party with prompt written notice describing such Change of Control in reasonable detail (the “Change of Control Notice”).  The Change of Control Notice shall be provided by the Acquired Party prior to execution of such agreement, if permitted under Applicable Laws and not prohibited by the terms of any agreement between the Acquired Party and any Third Party (the “Acquiring Party”), and otherwise as soon as practicable thereafter and, in any event, not later than promptly following the consummation of the transaction contemplated by such agreement.

(b)Effect of Change of Control.  Notwithstanding any provision hereof, in the event of a Change of Control, the exclusivity obligations of the Acquired Party described in Section 8.5 shall not apply to any compound or product owned or controlled by the Acquiring Party as of the date of consummation of the Change of Control.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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14.3Notices.  All notices and communications shall be in writing and delivered personally or by courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to Abbott:	If to Enanta:

Abbott Laboratories 100 Abbott Park Road Building AP34, Dept. R50A Abbott Park, IL 60064-3500 Fax: [*****] Attention: [*****]	Enanta Pharmaceuticals, Inc. 500 Arsenal Street Watertown, MA 02472 Tel: [*****] Fax: [*****] Attention: [*****]

With a copy to:	With a copy to:

Abbott Laboratories Building AP6D, D-364 100 Abbott Park Road Abbott Park, IL 60064-3500 Fax: [*****] Attention: [*****]	[*****]

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt, in each case addressed to a Parties at its address stated above or to such other address as such Party may designate by written notice in accordance with this Section 14.3.

14.4Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (USA), without regard to the application of principles of conflicts of law.

14.5Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

14.6Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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14.7Counterparts.  This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.

14.8Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.  The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

14.9No Third Party Beneficiaries.  Except as set forth in Sections 13.1, and 13.2, no Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason of this Agreement.

14.10Purposes and Scope.  The Parties hereto understand and agree that this Collaboration is limited to the activities, rights and obligations as set forth in this Agreement.  Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

14.11Assignment and Successors.  Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, or subject to Section 14.2(b), to any purchaser of all of its assets and/or all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

14.12Force Majeure.  Neither Abbott nor Enanta shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither Party shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure.  In event of such Force Majeure event, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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14.13Interpretation.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

14.14Integration; Severability.  This Agreement and the Existing Agreements are the entire agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

14.15Further Assurances.  Each of Enanta and Abbott agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

14.16HSR Filing.  Each Party shall, no later than November 30, 2006 (or such later time as the Parties mutually agree in writing), file with the Federal Trade Commission any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the transactions contemplated hereby.  The Parties shall cooperate with each other to the extent necessary in the preparation of any such filing.  Each party shall request early termination of such filing by the Federal Trade Commission.  Neither Party shall be required in connection with any filing under the HSR Act to commit or agree to any action, to obtain any consents, approvals, permits or authorizations to remove any impediments or to resort to or respond to litigation or to agree to hold separate or divest any business or assets.

Abbott shall be responsible for paying any fees required to be paid to governmental authorities in connection with its filings as a licensee, Enanta shall be responsible for paying any fees associated with its filings as a licensor and each Party shall bear its own expenses, including but not limited to legal fees associated with preparing any such filing, subject to Section 14.17 below.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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14.17Board Approvals.  The obligation of Enanta to effect the transactions contemplated by this Agreement is subject to the receipt of approval by Enanta’s Board of Directors (the “Enanta Board”) and Enanta’s Chief Executive Officer.  The obligation of Abbott to effect the transactions contemplated by this Agreement is subject to the receipt of approval by Abbott’s Board of Directors (the “Abbott Board”) and Abbott’s Chief Executive Officer.  In the event that such Abbott approvals are not obtained on or before December 8, 2006, (a) Abbott shall reimburse Enanta for any fees or expenses incurred by Enanta in connection with the filing under the HSR Act described in Section 14.16, including but not limited to legal fees associated with preparing such filing, and (b) this Agreement shall be terminated with no further force and effect.  Each Party shall provide the other with evidence or certification of its Board of Directors or Chief Executive Officer approval, as applicable, upon request.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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IN WITNESS WHEREOF, The Parties have caused this Agreement, to be executed by their duly authorized representatives.

ENANTA PHARMACEUTICALS, INC.

By: /s/ Jay R. Luly

Name: Jay Luly, Ph.D

Title: President and Chief Executive Officer

ABBOTT LABORATORIES

By: /s/ William G. Dempsey

Name: William G. Dempsey

   Title: Executive Vice President, Pharmaceutical

Products Group

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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EXHIBIT A

RESEARCH PLAN

The Research Program will involve the research and development of Enanta’s proprietary HCV protease inhibitor program identified in PCT nos. WO 2005010029 Al; WO 2004/093798 A2; WO 2004/072243 A2; WO 2004 113365 A2 and any HCV protease inhibitors identified by Enanta in the conduct of the Research Program and any other patent applications included in Schedule 4 as part of the Licensed Patent Rights.

Enanta, with input from the JSC, will be primarily responsible for discovery activities including, but not limited to, medicinal chemistry, enzyme, replicon and cytotoxicity assays, and initial metabolism and pharmacokinetic screens associated with the identification of [*****] during the Research Program Term.  With approval of JSC, Abbott FTEs may be applied to Candidate identification research to expand scope of chemistry or to otherwise improve the competitive position of the program.  Abbott will have primary responsibility for Candidate selection activities including virology, pharmacokinetics, pharmaceutics, metabolism and safety studies needed for the identification of [*****].  Abbott will have primary responsibility for process research, and the planning and execution of all preclinical IND-enabling studies on Candidate compounds.

Abbott personnel will be responsible for preparation of data-summary documentation and presentations necessary to support internal assignment of Abbott resources to support characterization of lead Compounds and IND-enabling pre-clinical research on Candidates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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EXHIBIT B

FORM OF STOCK PURCHASE AGREEMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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CONFIDENTIAL

SERIES G CONVERTIBLE PREFERRED

STOCK PURCHASE AGREEMENT

by and among

ENANTA PHARMACEUTICALS, INC.

and

THE INVESTORS LISTED ON THE

SCHEDULE OF INVESTORS

attached hereto

Dated [ ● ], 20___

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Table of Contents

Page

SECTION 1.   Fourth Amended and Restated Certificate of

Incorporation	1
SECTION 2. Purchase and of the Series G Preferred Stock	Sale1
2.1	Initial Series G Shares1
2.2	Additional Series G Shares1
SECTION 3. Closing	1
3.1	Initial Closing1
3.2	Additional Closings2
SECTION 4. Representations and Warranties of the Corporation	2
4.1	Organization2
4.2	Capitalization3
4.3	Equity Investments; Subsidiaries5
4.4	Financial Statements5
4.5	Absence of Undisclosed Liabilities5
4.6	Absence of Changes6
4.7	Encumbrances6
4.8	Intellectual Property Rights6
4.9	Litigation7
4.10	No Defaults7
4.11	Employment of Officers, Employees and Consultants7
4.12	Taxes8
4.13	[Reserved.]8
4.14	Material Agreements8
4.15	ERISA11
4.16	U.S. Real Property Holding Corporation11
4.17	Environmental Protection11

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4.18	Foreign Corrupt Practices Act12
4.19	Federal Reserve Regulations12
4.20	Compliance12
4.21	Insurance13
4.22	Authorization of Transaction Documents13
4.23	Authorization of Series G Shares and Reserved Shares13
4.24	Related Transactions14
4.25	Offerees14
4.26	Use of Proceeds14
4.27	No Governmental Consent or Approval Required14
4.28	Registration Rights14
4.29	Employees14
4.30	Exemptions from Securities Laws15
4.31	[Small Business Concern15
4.32	Books and Records15
4.33	Disclosure15
SECTION 5. Representations and Warranties of the Investors	15
5.1	Purchase for Investment15
5.2	Unregistered Securities; Legend15
5.3	Status of the Investors16
5.4	Knowledge and Experience; Economic Risk16
5.5	Access to Information16
5.6	Rule 14416
SECTION 6. Conditions Precedent to Closings by the Investors	16
6.1	Conditions Precedent to Initial Closing by the Initial Investors16
6.2	Conditions Precedent to Additional Closing by the Additional Investors18
SECTION 7. Conditions Precedent to Closing by the Corporation	19
7.1	Representations and Warranties19
7.2	Tender of Payment19

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SECTION 8. Transfer of SHARES. RESTRICTED Shares	19
8.1	Requirements for Transfer19
8.2	Legend20
SECTION 9. Fees; Brokers	20
9.1	Fees20
9.2	Brokers21
SECTION 10. Remedies	21
SECTION 11. Exchanges; Lost, Stolen or Mutilated Certificates	21
SECTION 12. Survival of Representations, Warranties and Agreements	21
SECTION 13. Successors and Assigns	22
SECTION 14. Entire Agreement; Effect on Prior Documents	22
SECTION 15. Notices	22
SECTION 16. Amendments; Waivers	23
SECTION 17. Counterparts	23
SECTION 18. Headings	23
SECTION 19. Nouns and Pronouns	23
SECTION 20. Governing Law	23
SECTION 21. Severability	23
SECTION 22. Further Assurances	23
SECTION 23. Additional Investors	23
SECTION 24. Adjustments for Stock Splits, Etc	23
SECTION 25. Aggregation of Stock	24
SECTION 26. Issuances of Series G Preferred Stock	24

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Schedules

Schedule of Investors

Schedule 4-Disclosure Schedules

Exhibits

Exhibit 1	–Fourth Amended and Restated Certificate of Incorporation of Enanta Pharmaceuticals, Inc.
Exhibit 4.22A	–Third Amended and Restated Registration Rights Agreement
Exhibit 4.22B	–Third Amended and Restated Voting Agreement
Exhibit 4.22C	–Third Amended and Restated Stock Restriction Agreement
Exhibit 4.22D	–Investor Rights Agreement
Exhibit 4.29A	–Employee Confidentiality, Inventions and Noncompetition Agreement
Exhibit 4.29B	–Consultant Confidentiality and Inventions Agreement
Exhibit 6.1(e)	–Form of Legal Opinion of Palmer & Dodge LLP

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SERIES G CONVERTIBLE PREFERRED STOCK
PURCHASE AGREEMENT

THIS SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of [ ● ], 20___, by and among Enanta Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), the investors named on the Schedule of Investors attached hereto (the “Initial Investors”) and the additional investors added from time to time to the Schedule of Investors in accordance with Section 23 below (the “Additional Investors,” and together with the Initial Investors, the “Investors”).

WHEREAS, the Investors wish to purchase from the Corporation, and the Corporation wishes to sell to the Investors, up to an aggregate of [ ● ] shares of the Corporation’s Series G Convertible Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

SECTION 1.Fourth Amended and Restated Certificate of Incorporation.  On or prior to the date hereof, the Corporation shall have filed with the Secretary of State of the State of Delaware its Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), a copy of which is attached hereto as Exhibit 1 (the Restated Certificate as in effect on the date hereof being hereinafter sometimes also referred to as the “Certificate of Incorporation”), for the purpose of amending the authorized capital stock of the Corporation and setting forth the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, granted to or imposed upon the capital stock of the Corporation or the holders thereof, including the Series G Preferred Stock.

SECTION 2.Purchase and Sale of the Series G Preferred Stock.

2.1Initial Series G Shares.  Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined in Section 3.1), the Corporation agrees to issue and sell an aggregate of [ ● ] shares of Series G Preferred Stock (the “Initial Series G Shares”) to the Initial Investors, and each Initial Investor, acting severally and not jointly, agrees to purchase from the Corporation the number of Initial Series G Shares set forth opposite the name of such Initial Investor on the Schedule of Investors under the column heading “Initial Series G Shares,” at a purchase price of $[ ● ] per share.

2.2Additional Series G Shares.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)Subject to the terms and conditions of this Agreement, at each Scheduled Additional Closing (as defined in Section 3.2), the Corporation agrees to issue and sell an aggregate of [ ● ] shares of Series G Preferred Stock (the “Initial Investor Additional Series G Shares” and, together with the Initial Series G Shares, the “Initial Investor Series G Shares”) to the Initial Investors, and each Initial Investor, acting severally and not jointly, agrees to purchase from the Corporation the number of Initial Investor Additional Series G Shares set forth opposite the name of such Initial Investor on the Schedule of Investors under the column headings “Second Closing Series G Shares,” “Third Closing Series G Shares,” “Fourth Closing Series G Shares” and “Fifth Closing Series G Shares,” all at a purchase price of $[ ● ] per share.

(b)The Corporation may issue and sell an aggregate of up to [ ● ] shares of Series G Preferred Stock (the “Additional Investor Series G Shares” and, together with the Initial Investor Additional Series G Shares, the “Additional Series G Shares”) to one or more Additional Investors, each of which purchases Additional Investor Series G Shares at or before the date of the first Scheduled Additional Closing and agrees to purchase additional shares of the Additional Investor Series G Shares in proportionate amounts on the same terms as the Initial Investors.  Any Additional Investor shall be either (i) an existing stockholder of or an affiliate of an existing stockholder of the Corporation or (ii) a new investor reasonably acceptable to the Corporation with the consent of the Corporation’s Series C-G Directors (as defined in the Restated Certificate).  The Initial Investor Series G Shares and the Additional Investor Series G Shares are collectively referred to as the “Series G Shares”.

(c)[The Corporation may, in its discretion, cancel any Additional Closing upon written notice to the Initial Investors and any Additional Investors who had previously agreed to participate in such Additional Closing.  In the event the Corporation cancels any Additional Closing, the number of Series G Shares to have been purchased by each Investor at such Additional Closing shall thereafter be added to the number of Series G Shares to be purchased by each Investor at the (next Additional Closing scheduled to take place after such cancelled Additional Closing.)

SECTION 3.Closing.

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3.1Initial Closing.  The closing of the sale and purchase of the Initial Series G Shares (the “Initial Closing”) shall take place simultaneously with the execution of this Agreement at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, U.S.A., or at such other location as may be agreed upon among the Initial Investors and the Corporation.  At the Initial Closing, the Corporation shall issue and deliver to each Initial Investor a certificate or certificates for shares of Series G Preferred Stock, registered in the name of such Initial Investor, in the amount representing the number of Initial Series G Shares being purchased by such Initial Investor at the Initial Closing, against payment by such Initial Investor to the Corporation of the aggregate purchase price therefor in the form of (a) a wire transfer to a bank account designated by the Corporation or (b) such other method of payment as the Corporation, in its sole discretion, may accept.

3.2Additional Closings.  The closing of the sale and purchase of the Additional Series G Shares shall occur at (i) [  ●  ] additional closings (each, a “Scheduled Additional Closing”) to take place at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, U.S.A., or at such other location as may be agreed upon among the Investors participating in such Scheduled Additional Closing, on each of [  ●  ] and (ii) one or more additional closings (each, an “Additional Investor Additional Closing” and together with the Scheduled Additional Closings, each an “Additional Closing”) to take place no later than December 15, 2005 at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, U.S.A., or at such other location as may be agreed upon among the Corporation and the Investors participating in such Additional Investor Additional Closing.  At each Additional Closing, the Corporation shall issue and deliver to each Investor participating in such Additional Closing a certificate or certificates for shares of Series G Preferred Stock, registered in the name of such Investor, in the amount representing the number of Series G Shares being purchased by such Investor at such Additional Closing, against payment by such Investor to the Corporation of the aggregate purchase price therefor in the form of (a) a wire transfer to a bank account designated by the Corporation or (b) such other method of payment as the Corporation, in its sole discretion, may accept.

SECTION 4.Representations and Warranties of the Corporation.  Except as set forth on Schedule 4, the Corporation hereby makes the representations and warranties contained in this Section 4 to the Investors.  The information contained on Schedule 4 shall be deemed to be representations and warranties of the Corporation and shall make explicit reference to the particular representation or warranty (by reference to a subsection hereof) as to which exception is taken, provided that the information on Schedule 4 shall qualify as disclosure with respect to other representations or warranties for which the appropriateness of such disclosure is reasonably apparent.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.1Organization.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by the Transaction Documents (as defined in Section 4.22 hereof).  The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification.

4.2Capitalization.  The entire authorized capital stock of the Corporation consists of:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)[ ● ] shares of Corporation’s Common Stock, par value $.01 per share (“Common Stock”), of which (i) 3,794,270 shares have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares are held as treasury shares; (iii) 822,830 shares have been reserved for issuance upon exercise of options granted or to be granted under the Corporation’s 1998 Equity Performance Plan (the “Equity Performance Plan”), of which [ ● ] shares have been issued as restricted stock or upon the exercise of options granted pursuant to the Equity Performance Plan and are included in the 3,794,270 shares of Common Stock that are issued and outstanding; [ ● ] shares are subject to currently outstanding options to purchase Common Stock; and [ ● ] shares are reserved for future issuance; (iv) [ ● ] shares have been reserved for issuance under the Corporation’s 1995 Equity Incentive Plan (the “1995 Equity Plan”), of which [ ● ] shares have been issued as restricted stock or upon the exercise of options granted pursuant to the 1995 Equity Plan, all of which are included in the 3,794,270 shares of Common Stock that are issued and outstanding; [ ● ] shares are subject to currently outstanding options to purchase Common Stock; and [ ● ] shares are reserved for future issuance; (v) 379,450 shares have been reserved for issuance upon conversion of the Corporation’s Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”); (vi) 187,000 shares have been reserved for issuance upon conversion of the Corporation’s Series B Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock”); (vii) 2,563,603 shares have been reserved for issuance upon conversion of the Corporation’s Series C Convertible Preferred Stock, par value $.01 per share (“Series C Preferred Stock”) (viii) 116,638 shares have been reserved for issuance upon exercise of certain Common Stock Purchase Warrants dated December 1998 and May and August of 1999; (ix) 7,902,121 shares have been reserved for issuance upon conversion of the Corporation’s Series D Convertible Preferred Stock, par value $.01 per share (“Series D Preferred Stock”), including [ ● ] additional shares that have been reserved for issuance as a result of the reduction of the Series D Conversion Price (as defined in the Restated Certificate) to $[ ● ] as a result of the deemed issuance and sale by the Corporation of [ ● ] shares of Series G Preferred Stock; (x) 161,600 shares have been reserved for issuance upon exercise of certain Common Stock Purchase Warrants dated October 2000 and January and May of 2001; (xi) 21,238,570 shares have been reserved for issuance upon conversion of the Corporation’s Series E Convertible Preferred Stock, par value $.01 per share (“Series E Preferred Stock”) including 2,473,308 shares that have been reserved for issuance upon conversion of the shares of Series E Preferred Stock issuable upon exercise of the warrants to purchase shares of Series E Preferred Stock issued by the Corporation to the holders of Notes issued in March 2002, July, October and November 2003 and March 2004 and to Silicon Valley Bank in December 2002; (xiii) 6,894,966 shares have been reserved for issuance upon conversion of the Corporation’s Series F Convertible Preferred Stock par value $.01 per share (“Series F Preferred Stock”); and [ ● ] shares have been reserved for issuance upon conversion of the Series G Preferred Stock;

(b)379,450 shares of Series A Preferred Stock, all of which have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(c)187,000 shares of Series B Preferred Stock, all of which have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable;

(d)2,563,603 shares of Series C Preferred Stock, all of which have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable;

(e)5,988,334 shares of Series D Preferred Stock, all of which have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable;

(f)16,158,953 shares of Series E Preferred Stock, of which (i) 14,261,598 shares have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable and (ii) 1,879,715 shares have been reserved for issuance upon exercise of the Series E Preferred Stock Warrants;

(g)6,894,966 shares of Series F Preferred Stock, all of which have been issued and are outstanding, and are duly authorized, validly issued, fully paid and nonassessable; and

(h)[ ● ] shares of Series G Preferred Stock, of which (i) [ ● ] shares are being issued at the Initial Closing and immediately thereafter will be issued and outstanding, and will be duly authorized, validly issued, fully paid and nonassessable and will be held of record by the Initial Investors and (ii) [ ● ] shares have been reserved for issuance to the Initial Investors and one or more Additional Investors at the Additional Closings and immediately thereafter will be issued and outstanding, and will be duly authorized, validly issued, fully paid and nonassessable and will be held of record by the Investors.

Except as set forth in this Section 4.2 or in the Restated Certificate or the Transaction Documents:  (I) there are no outstanding shares of capital stock of the Corporation or warrants, options, agreements, convertible securities, rights or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities of the Corporation; (II) there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation from the Corporation pursuant to any provision of law, the Certificate of Incorporation or the by-laws, as amended to date, of the Corporation (the “By-laws”) or, any agreement to which the Corporation is a party, or otherwise; (III) there are no redemption or similar rights whereby the Corporation is obligated, contractually or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock of the Corporation; and (IV) there is no agreement, restriction or encumbrance with respect to the registration, transfer, sale or voting of any shares of the Corporation’s capital stock (whether outstanding or issuable upon conversion or exercise of outstanding securities).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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The Corporation has not violated the Securities Act of 1933, as amended (the “Securities Act”) or any securities law of any state or other jurisdiction in connection with the issuance of any securities prior to the date hereof.  All of the outstanding shares of the Corporation’s capital stock and all other securities of the Corporation were offered, issued, and sold, the Series G Shares (which have been sold at any Closing (as defined in Section 6)) will be offered, issued and sold, and the Reserved Shares (as defined below) will be issued in compliance with (i) all applicable preemptive or similar rights of all persons and (ii) all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder.  No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Corporation.

4.3Equity Investments; Subsidiaries.  The Corporation does not currently own, directly or indirectly, any capital stock or other proprietary interest in any corporation, association, trust, partnership, limited liability company, limited liability partnership, joint venture or other entity.  The Corporation does not have any subsidiaries or own any legal and/or beneficial interests in any other person.

4.4Financial Statements.  The audited balance sheet (the “Balance Sheet”) for the Corporation as of September 30, 2004 (the “Balance Sheet Date”) and the related audited statements of income, stockholders’ equity and cash flows for the year then ended (collectively, the “Financial Statements”) (a) are in accordance with the books and records of the Corporation and (b) present fairly the financial position and results of operations of the Corporation as of the date and for the periods indicated in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis.

4.5Absence of Undisclosed Liabilities.  The Corporation has no material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due, except as incurred in the ordinary course of business.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.6Absence of Changes.  Since the Balance Sheet Date there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation, (b) any material asset or property of the Corporation made subject to a lien of any kind, except liens for taxes not yet due and payable or non-consensual purchase money liens arising by operation of law and in the ordinary course of business, (c) any waiver of any valuable right of the Corporation, or the cancellation of any debt or claim held by the Corporation, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation, or any agreement or commitment therefor, (e) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation, except in the ordinary course of business, (f) any loan by the Corporation to, or any loan to the Corporation from, any officer, director, employee or stockholder of the Corporation, or any agreement or commitment therefor, (g) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Corporation, or (h) any change in the accounting methods or practices followed by the Corporation.

4.7Encumbrances.  The Corporation has good and marketable title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind, except liens for taxes not yet due and payable.  The Corporation enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

4.8Intellectual Property Rights.

(a)The Corporation owns or has the legally enforceable right to use, and has the right to bring actions for infringement of, all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted or as proposed to be conducted.

(b)The Corporation has no obligation to compensate any person for the use of any of its Intellectual Property Rights and the Corporation has not granted any person any license or other rights to use any of such Intellectual Property Rights, whether requiring the payment of royalties or not.

(c)No product or process presently used, marketed or sold or proposed to be used, marketed or sold by the Corporation and no Intellectual Property Rights proposed to be licensed by the Corporation as licensor violate or will violate any license or infringe or will infringe any Intellectual Property Rights of another, nor has the Corporation received any notice that any of its Intellectual Property Rights or the operation or proposed operation of the Corporation’s business conflicts or will conflict with the rights of others; and to the Corporation’s knowledge, none of the Intellectual Property Rights have been or are being infringed or violated by others.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(d)There are no claims pending or, to the Corporation’s knowledge, threatened to the effect that any of the Intellectual Property Rights owned or licensed by the Corporation, or which the Corporation otherwise has rights to use, is invalid or unenforceable, or that would otherwise interfere in any material respect with the Corporation’s right to use any Intellectual Property Rights being used in the Corporation’s business as currently conducted or as proposed to be conducted, nor does there exist any basis therefor.

(e)All personnel of the Corporation, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development of any of the Intellectual Property Rights owned by the Corporation have entered into an agreement that conveys to the Corporation full, effective and exclusive ownership of all tangible and intangible property thereby arising.

(f)The Corporation has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Rights.

As used herein, the term “Intellectual Property Rights” means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, licenses, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

4.9Litigation.  There is no action, suit, claim, proceeding or investigation, at law, in equity or otherwise, or by or before any governmental instrumentality or other agency, now pending, or, to the Corporation’s knowledge, threatened against or affecting the Corporation, nor is there any basis therefor known to the Corporation.

4.10No Defaults.  The Corporation is not in violation or breach of, or in default under, any provision of (a) the Certificate of Incorporation or the By-Laws or (b) any material note, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Corporation is a party or by which it or any of its property is bound or affected or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.  To the Corporation’s knowledge, there exists no condition, event or act which, after notice, lapse of time, or both, may constitute a violation or breach of, or a default under, any of the foregoing.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.11Employment of Officers, Employees and Consultants.  To the Corporation’s knowledge, no third party may assert any valid claim against the Corporation, any Investor, or any Designated Person (as defined below) with respect to (a) the continued employment by or association with the Corporation of any of the present officers or employees of, or consultants to, the Corporation (collectively, the “Designated Persons”), or (b) the use or disclosure by the Corporation or any Designated Person of any information which the Corporation or any Designated Person would be prohibited from using or disclosing under any prior agreements or arrangements or under any laws, including, without limitation, laws applicable to unfair competition, trade secrets or proprietary information.

The Corporation is in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice.  None of the employees of the Corporation is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by it.

4.12Taxes.  The Corporation has filed all federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct.  The Corporation has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party, except, in each case, for those which are not yet due and payable pursuant to such returns.  There are no liens for taxes (other than current taxes not yet due and payable) on the assets of the Corporation.  The Corporation has established adequate reserves for all taxes accrued but not yet payable to the extent required by GAAP.  All material tax elections of any type which the Corporation has made as of the date hereof are set forth in the financial statements referred to in Section 4.4.  No deficiency assessment with respect to or, proposed adjustment of the Corporation’s federal, state, county or local taxes, domestic and foreign, is pending or, to the knowledge of the Corporation, threatened.  Neither the Corporation nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986 (the “Code”), that the Corporation be taxed as an S corporation.

4.13[Reserved.]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.14Material Agreements.  The Corporation has delivered or caused to be delivered to those Investors who have so requested in writing correct and complete copies of each Material Agreement (as defined below), each as amended to date.  Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Corporation, and to the Corporation’s knowledge, of the other party or parties thereto (in each case, except as enforceability may be limited by bankruptcy, insolvency, or similar laws and except as the availability of equitable remedies is subject to the discretion of the court before they are sought), and is in full force and effect.  Neither the Corporation, nor to the best of its knowledge, any other party thereto, is, or is considered by any other party thereto to be, in breach of or not in compliance with any term of any such agreement, instrument, or commitment (nor, to the Corporation’s knowledge, is there any basis for any of the foregoing), except for any breach or noncompliance that singly or in the aggregate would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation.  No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Corporation and any supplier or customer, relating to any Material Agreement is pending or, to the Corporation’s knowledge, threatened, nor, to the Corporation’s knowledge, is there any basis for any of the foregoing.  No Material Agreement includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Corporation or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

As used in this Agreement, “Material Agreement” means any:

(a)agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $50,000 in any instance, or entered into other than in the ordinary course of business;

(b)agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer’s or customers’ requirements for a certain service or product;

(c)agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person, other than standard indemnification obligations with respect to the Corporation’s directors, employees and consultants;

(d)(i) employment agreement, (ii) consulting agreement, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(e)agreement with any current or former “affiliate” (as defined in the Securities Act), stockholder, officer, director, employee, or consultant of the Corporation, or with any person in which any such affiliate has an interest;

(f)joint venture or partnership agreement;

(g)agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof;

(h)agreement imposing non-competition or exclusive dealing obligations on it;

(i)contract with any labor union;

(j)bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to its employees or the employees of others;

(k)agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Corporation;

(l)guaranty of any obligation for borrowed money or otherwise;

(m)lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party;

(n)lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation;

(o)license or lease agreement with respect to any Intellectual Property Rights;

(p)agreement or other commitment for capital expenditures in excess of $50,000;

(q)distributor, dealer or manufacturer’s representative contract or agreement which is not terminable on less than ninety (90) days’ notice without cost or other liability to the Corporation;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(r)sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Corporation after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Corporation’s standard form contracts;

(s)agreement with any supplier containing any provision permitting any party other than the Corporation to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Corporation to meet its obligations under the agreement when due or the occurrence of any other event;

(t)agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

(u)agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Corporation has advanced or agreed to advance money, has agreed to lease any real property as lessee or lessor, or has agreed to lease any personal property as lessee or lessor if such lease for personal property was not entered into in the ordinary course of business;

(v)contract, agreement or commitment under which the Corporation is obligated to pay any broker’s fees, finder’s fees or any such similar fees, to any third party;

(w)except as set forth above, any other agreement or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof (including renewals or extensions of options with another party), which agreement or group of agreements is not terminable by the Corporation without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Corporation for the sale, lease or rental of the Corporation’s products or services if such agreement or group of agreements was entered into by the Corporation in the ordinary course of business; or

(x)any other contract, agreement, arrangement or understanding which is material to the business of the Corporation or which is material to a prudent investor’s understanding of the business of the Corporation.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.15ERISA.  The Corporation does not now sponsor, maintain, have any obligation to contribute to or have any liability under, and never has sponsored, maintained, had any obligation to contribute to, or had any liability under, and is not now and has never otherwise been a party to, any Benefit Plan.  For purposes of this Agreement, “Benefit Plan” shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section (2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) an employee welfare benefit plan (as defined in section 3(1) of ERISA), (iii) a “multi-employer plan” (as defined in Section 3(37) of ERISA) or (iv) any plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan instituted with respect to any of the Corporation’s employees or former employees or beneficiaries thereof.

4.16U.S. Real Property Holding Corporation.  The Corporation is not now, has never been and has no current plans to become a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Corporation has never filed with the Internal Revenue Service a statement with its United States income tax returns under Section 1.897-2(h) of such Regulations stating that any shares of its capital stock constitute a U.S. real property interest within the meaning of Section 897(c)(1) of the Code.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.17Environmental Protection.  The Corporation has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise.  The Corporation, the operation of its business, and any real property that the Corporation owns, leases or otherwise occupies or uses (the “Premises”) are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.  The Corporation has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Corporation is not aware of any basis therefor.  The Corporation has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals.  The Corporation has not caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Premises, and, to the Corporation’s knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance.  For the purposes of this Agreement, the term “Environmental Laws” shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.  Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.  Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C.  Sections 6901, et seq.  For purposes of this Agreement, the term “Hazardous Substances” shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and other materials classified as hazardous or toxic under any Environmental Laws.

4.18Foreign Corrupt Practices Act.  The Corporation has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder.  To the Corporation’s knowledge, there is not now, and there has never been, any employment by the Corporation of, or beneficial ownership in the Corporation by, any governmental or political official in any country in the world.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.19Federal Reserve Regulations.  The Corporation is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of Series G Shares will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

4.20Compliance.  The Corporation has complied with, and is in compliance in all material respects with, (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, (ii) all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any noncompliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation, and (iii) its charter documents and By-Laws, each as amended to date.  The Corporation has all federal, state, local and foreign governmental licenses, registrations and permits material to or necessary for the conduct of its business as currently conducted, such licenses, registrations and permits are in full force and effect, and there have been no material violations of any such licenses, registrations or permits.  No proceeding is pending or, to the Corporation’s knowledge, threatened, to revoke or limit any thereof.

4.21Insurance.  No notice from any insurance carrier has been received by the Corporation claiming that the Corporation is in default with respect to any provision contained in any insurance policy.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.22Authorization of Transaction Documents.  The execution, delivery and performance by the Corporation of (a) this Agreement, (b) the Third Amended and Restated Registration Rights Agreement of even date herewith by and among the Corporation, the Investors and the other parties thereto in the form of Exhibit 4.22A (the “Registration Rights Agreement”), (c) the Third Amended and Restated Voting Agreement of even date herewith by and among the Corporation, the Investors and the other parties thereto in the form of Exhibit 4.22B (the “Voting Agreement”), (d) the Third Amended and Restated Stock Restriction Agreement of even date herewith by and among the Corporation, the Investors and the other parties thereto in the form of Exhibit 4.22C (the “Stock Restriction Agreement”) and (e) the Amended and Restated Investor Rights Agreement of even date herewith by and among the Corporation, the Investors and the other parties thereto in the form of Exhibit 4.22D (the “Investor Rights Agreement”; together with this Agreement, the Registration Rights Agreement, the Voting Agreement and the Stock Restriction Agreement, the “Transaction Documents”) have been duly authorized by all requisite corporate action.  The Corporation has duly authorized, executed and delivered each Transaction Document, and each Transaction Document constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms.  The execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Series G Shares, and the shares of Common Stock issuable upon conversion of the Series G Shares (the “Reserved Shares”), and compliance with the provisions hereof and thereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under, the Certificate of Incorporation or By-Laws, any Material Agreement, or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.

4.23Authorization of Series G Shares and Reserved Shares.  The Restated Certificate has been duly authorized by all requisite corporate action, and has been filed with the Secretary of State of the State of Delaware.  The issuance, sale and delivery hereunder by the Corporation of the Series G Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Series G Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.  The issuance and delivery of the Reserved Shares have been duly authorized by all requisite corporate action of the Corporation, and the Reserved Shares have been duly reserved for issuance upon conversion of any or all of the Series G Shares, and when so issued and delivered upon conversion of the Series G Shares, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.24Related Transactions.  No director, officer or employee of the Corporation nor any “associate” (as defined in Rule 405 in the rules and regulations promulgated under the Securities Act) of any such person is indebted to the Corporation, nor is the Corporation indebted (or committed to make loans or extend or guarantee credit) to any such person, nor is any such person a party to any transaction (other than as an employee or consultant) with the Corporation providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such person.

4.25Offerees.  The Corporation has not, either directly or through any agent, offered any Common Stock, Series G Preferred Stock, or other securities convertible into Common Stock, Series G Preferred Stock, or any security or securities similar to any thereof, for sale to, or solicited any offers to buy any Common Stock, Series G Preferred Stock, or other securities convertible into Common Stock, Series G Preferred Stock, or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any person or entity other than the Investors.

4.26Use of Proceeds.  The net proceeds received by the Corporation from the sale of the Series G Shares shall be used by the Corporation solely for the purpose of working capital and such other purposes as may be approved by the Board of Directors (including the approval of all of the Series C-E Directors (as defined in the Investor Rights Agreement).

4.27No Governmental Consent or Approval Required.  No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of the Transaction Documents, for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Series G Shares or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Reserved Shares, except exemptive filings under applicable securities laws that have been made or that are not required to be made until after the Closing and that shall be made on a timely basis.

4.28Registration Rights.  Except as contemplated by the Registration Rights Agreement, no person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities of the Corporation.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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4.29Employees.  Each of the officers of the Corporation, each key employee and each other employee now employed by the Corporation who has access to confidential information of the Corporation has executed an agreement regarding confidentiality, inventions and noncompetition, and such agreements are in full force and effect.  No officer or key employee of the Corporation has advised the Corporation (orally or in writing) that he intends to terminate employment with the Corporation.  The Corporation has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA.

4.30Exemptions from Securities Laws.  Subject to the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, the provisions of Section 5 of the Securities Act are inapplicable to the offering, issuance, sale and delivery of the Series G Shares and the Reserved Shares, and no consent, approval, qualification or registration or filing under any state securities laws is required in connection therewith, except exemptive filings that have been made or that are not required to be made until after the Initial Closing or any Additional Closing and that shall be made on a timely basis.

4.31[Small Business Concern.  The Corporation, taken together with its “affiliates” (as that term is defined in 13 C.F.R. § 121.103) is a  “small business concern” within the meaning of 15 U.S.C. § 662(5), that is § 103(5) of the Small Business Investment Act of 1958, as amended (the “SBIC Act”), and the regulations thereunder, including 13 C.F.R. § 107, and meets applicable size eligibility criteria set forth in 13 C.F.R. § 121.301(c)(1) or the industry standard covering the industry in which the Corporation is primarily engaged as set forth in 13 C.F.R. § 13.301(c)(2).  The Corporation does not presently engage in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including 13 C.F.R. § 107.]

4.32Books and Records.  The books of account, ledgers, order books, records and documents of the Corporation accurately and completely reflect all material information relating to the business of the Corporation, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Corporation.

4.33Disclosure.  Neither this Agreement nor any other document, certificate or written statement furnished to the Investors by or on behalf of the Corporation contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.  To the Corporation’s knowledge, there is no fact or circumstance relating specifically to the business or condition of the Corporation that could reasonably be expected to result in a material adverse effect to the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation and that is not disclosed in Schedule 4.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SECTION 5.Representations and Warranties of the Investors.  Each of the Investors, severally and not jointly, represents and warrants to the Corporation as follows:

5.1Purchase for Investment.  Such Investor is acquiring the Series G Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

5.2Unregistered Securities; Legend.  Such Investor understands that the Series G Shares and the Reserved Shares (i) have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, (ii) must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or subsequent disposition thereof is exempt from registration and (iii) will be subject to the restrictions on transfer set forth in Section 8.  Such Investor further understands that such exemption depends upon, among other things, the bona fide nature of such Investor’s investment intent expressed herein.

5.3Status of the Investors.  Such Investor has not been formed for the specific purpose of acquiring the Series G Shares pursuant to this Agreement.  Such Investor understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that such Investor is an “accredited investor” for purposes of acquiring the Series G Shares purchasable by it hereunder.

5.4Knowledge and Experience; Economic Risk.  Such Investor has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction.  Such Investor is able to bear the economic risk of such investment, including a complete loss of the investment.

5.5Access to Information.  Such Investor acknowledges that such Investor and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the transactions contemplated by this Agreement, and to obtain any additional information which the Corporation possesses or can acquire in connection with its purchase of the Series G Shares purchasable by it hereunder.

5.6Rule 144.  Such Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act depends upon the satisfaction of various conditions, and that such exemption is not currently available.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SECTION 6.Conditions Precedent to Closings by the Investors.

6.1Conditions Precedent to Initial Closing by the Initial Investors.  The obligation of each Initial Investor to purchase and pay for the Initial Series G Shares being purchased by such Initial Investor at the Initial Closing is subject to satisfaction (or waiver by such Initial Investor) of the following conditions precedent at or before the Initial Closing:

(a)Corporate Proceedings.  All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Initial Investors and their counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request.

(b)Representations and Warranties Correct.  The representations and warranties made by the Corporation in Section 4 hereof shall be true and correct when made, and shall be true and correct at the time of the Initial Closing with the same force and effect as if they had been made at and as of the time of the Initial Closing.

(c)Compliance with Covenants.  The Corporation shall have duly complied with and performed all covenants and agreements of the Corporation herein which are required to be complied with and performed at or before the Initial Closing.

(d)Certificate of Compliance.  The President and Chief Executive Officer of the Corporation shall have provided to the Initial Investors a certificate, dated the date of the Initial Closing in form and substance reasonably satisfactory to the Initial Investors participating in such Closing, confirming compliance with the conditions set forth in Subsections 6.1(b) and 6.1(c).

(e)Opinion of Counsel.  At the Initial Closing, each of the Initial Investors shall have received an opinion of Palmer & Dodge LLP, counsel for the Corporation, addressed to the Initial Investors in the form attached hereto as Exhibit 6.1(e).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(f)Related Agreements and Documents.  At or before the Initial Closing, the parties thereto shall have executed and delivered this Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the Voting Agreement and the Stock Restriction Agreement.  In addition, the Initial Investors and their counsel shall have received copies of the following documents:  (i) (A) the Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Corporation, the payment of all excise taxes by the Corporation and listing all documents of the Corporation on file with said Secretary; (ii) a certificate of the Secretary or an Assistant Secretary of the Corporation dated the Initial Closing Date and certifying:  (A) that attached thereto is a true and complete copy of the By-Laws as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Corporation authorizing the execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Series G Shares and the reservation, issuance and delivery of the Reserved Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Restated Certificate has not been amended; and (D) to the incumbency and specimen signature of each officer of the Corporation executing any of the Transaction Documents, the stock certificates representing the Series G Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Corporation as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and (iii) such additional supporting documents and other information with respect to the operations and affairs of the Corporation as the Initial Investors or their counsel reasonably may request.

(g)Securities Matters.  All consents, approvals, qualifications, registrations, notices and filings required to be obtained or effected as of the Initial Closing under any applicable securities laws of any state or other jurisdiction in connection with the issuance, sale and delivery of the Series G Shares and the Reserved Shares shall have been obtained or effected and copies of the same delivered to each of the Initial Investors.

(h)Delivery of Certificates for Series G Shares.  The Corporation shall have delivered to each Initial Investor a certificate for the Series G Shares being purchased by such Initial Investor at the Initial Closing, registered in the name of such Initial Investor.

(i)Purchase by Other Initial Investors.  Each Initial Investor shall have purchased and paid for the Initial Series G Shares being purchased by it at the Initial Closing and the aggregate investment of all Initial Investors shall be no less than $[7,000,000].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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6.2Conditions Precedent to Scheduled Additional Closings by the Investors.  The obligation of each Investor to purchase and pay for the Additional Series G Shares being purchased by such Investor at a Scheduled Additional Closing (together with the Initial Closing and any other Additional Closing(s), each a “Closing”) is subject to satisfaction (or waiver by such Initial Investor) of the following conditions precedent at or before such Scheduled Additional Closing:

(a)Completion of Initial Closing.  The Initial Closing shall have been consummated in accordance with the terms of this Agreement.

(b)Corporate Proceedings.  None of the corporate and other proceedings required to be taken nor the waivers and consents required to be obtained in connection with the Initial Closing shall have been rescinded or amended in a manner that prevents such Scheduled Additional Closing.

(c)Delivery of Certificates for Series G Shares.  The Corporation shall have delivered to each Investor a certificate for the Additional Series G Shares being purchased by such Investor at the Scheduled Additional Closing, registered in the name of such Investor.

6.3Conditions Precedent to First Additional Closing by the Additional Investors.  The obligation of each Additional Investor to purchase and pay for the Additional Investor Series G Shares being purchased by such Additional Investor at the first Additional Closing in which such Additional Investor participates is subject to satisfaction (or waiver by such Additional Investor) of the following conditions precedent at or before such Additional Closing:

(a)Corporate Proceedings.  None of the corporate and other proceedings required to be taken nor the waivers and consents required to be obtained in connection with the Initial Closing shall have been rescinded or amended in a manner that prevents such Additional Closing.

(b)Representations and Warranties Correct.  The representations and warranties made by the Corporation in Section 4 hereof shall be true and correct at the time of such Additional Closing with the same force and effect as if they had been made at and as of the time of such Additional Closing, except as set forth in any supplement or update to the Disclosure Schedules reasonably satisfactory to such Additional Investor.

(c)Compliance with Covenants.  The Corporation shall have duly complied with and performed all covenants and agreements of the Corporation herein which are required to be complied with and performed at or before such Additional Closing.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(d)Certificate of Compliance.  The President and Chief Executive Officer of the Corporation shall have provided to such Additional Investor a certificate, dated the date of such Additional Closing in form and substance reasonably satisfactory to such Additional Investor, confirming compliance with the conditions set forth in Subsections 6.3(b) and 6.3(c).

(e)Delivery of Certificates for Series G Shares.  The Corporation shall have delivered to each such Additional Investor a certificate for the Additional Investor Series G Shares being purchased by such Additional Investor at such Additional Closing, registered in the name of such Additional Investor.

SECTION 7.Conditions Precedent to Closing by the Corporation.  The obligation of the Corporation to issue and sell the Series G Shares being sold to the Investors at any Closing is subject to satisfaction (or the waiver by the Corporation) of the following conditions precedent at or before such Closing:

7.1Representations and Warranties.  The representations and warranties made by each Investor purchasing shares at such Closing in Section 5 hereof shall be true and correct when made, and shall be true and correct in all material respects at the time of such Closing with the same force and effect as if they had been made at and as of the time of such Closing.

7.2Tender of Payment.  Each Investor purchasing Series G Shares at the Closing shall have tendered payment for such Series G Shares to the Corporation.

SECTION 8.  Transfer of Shares; Restricted Shares.  “Restricted Shares” means (i) the Series G Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Series G Shares, (iii) any shares of capital stock of the Corporation acquired by the Investors pursuant to the Investor Rights Agreement, and (iv) any other shares of capital stock of the Corporation issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

8.1Requirements for Transfer.

(a)Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

(b)Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) (A) a transfer by an Investor which is a corporation to the parent or a wholly owned subsidiary of such corporation, (B) a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or to an affiliated limited partnership (or other entity) managed by the same management company or managing general partner of such Investor or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner, (C) a transfer by an Investor which is a trust to any beneficiary of the trust, (D) a transfer by an Investor which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member, or to an affiliated limited liability company (or other entity) managed by the same management company or managing member of such Investor or by an entity which controls, is controlled by, or is under common control with, such management company or managing member.

8.2Legend.  Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act, or, if requested by the Company, an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

SECTION 9.  Fees; Brokers.

9.1Fees.  The Corporation shall pay, and save the Investors harmless against all liability for the payment of:

(a)all costs and other expenses incurred by the Corporation in connection with the preparation of the Transaction Documents and the Corporation’s performance of and compliance with all agreements and conditions contained herein and therein on its part to be performed or complied with; and

(b)all costs and other expenses incurred by the Corporation in connection with delivering to the Investors the Series G Shares and the Reserved Shares.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

The Corporation further agrees that it shall pay, and shall save the Investors harmless from, any and all liability with respect to any stamp, issue or similar taxes which may be determined to be payable in connection with the execution, delivery and performance of this Agreement, the issuance of the Series G Shares or the Reserved Shares or any modification, amendment or alteration of the terms or provisions of this Agreement.

9.2Brokers.  The Corporation represents and warrants to the Investors that (a) neither the Corporation nor any of its officers, directors, employees or stockholders, has employed any broker or finder in connection with the transactions contemplated by this Agreement, and (b) no person or entity will have, as a result of the transactions contemplated by this Agreement, any right to, interest in, or claim against or upon the Corporation or any Investor for, any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or any agent of the Corporation.  The Corporation agrees that it shall pay, and shall save the Investors harmless from, any and all liability with respect to any commission, fee or other compensation payable to any broker or finder in connection with the transactions contemplated by this Agreement.

SECTION 10.  Remedies.  In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, the Investors may proceed to protect and enforce their rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.  Exchanges; Lost, Stolen or Mutilated Certificates.  Upon surrender by any Investor to the Corporation of any certificate representing Series G Shares or Reserved Shares, the Corporation at its expense shall issue in exchange therefor, and deliver to such Investor, new certificates representing such Series G Shares or Reserved Shares, as the case may be, in such amounts or denominations as may be requested by such Investor.  Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Series G Shares or Reserved Shares and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at the Investor’s expense shall issue and deliver to such Investor a new certificate for such Series G Shares or Reserved Shares, of like tenor, in lieu of such lost, stolen or mutilated certificate.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

SECTION 12.  Survival of Representations, Warranties and Agreements.  The covenants, representations and warranties of the parties contained herein shall survive the Closings hereunder.  Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.  All statements contained in any certificate or other instrument delivered by any party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by such party under this Agreement, subject to the qualifications set forth herein and therein.

SECTION 13.  Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Series G Shares or Reserved Shares transferred to such holder by any of the Investors or their permitted transferees, and (except as aforesaid) their respective legal representatives, successors and assigns.  Notwithstanding the foregoing, the Corporation shall not have the right to assign its rights hereunder with respect to the Investors’ commitment to make an investment at an Additional Closing without the prior written consent of the holders of at least two-thirds of the voting power of the then outstanding Series G Shares and Reserved Shares, voting together on an as-if converted to Common Stock basis.

SECTION 14.  Entire Agreement; Effect on Prior Documents.  This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the financing transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.  Nothing in this Agreement or the transactions hereby contemplated is intended to confer upon any other person any rights or remedies of any nature whatsoever.

SECTION 15. Notices.  All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)if to the Corporation, to:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

Enanta Pharmaceuticals, Inc.
500 Arsenal StreetWatertown, MA 02472
Attn:  President
Fax:  [*****]

with a copy to:

Nathaniel S. Gardiner
Palmer & Dodge LLP
111 Huntington AvenueBoston, MA 02199-7613
Fax:  617-227-4420

(b)	if to the Investors, to their respective addresses as set forth on the signature pages of this Agreement.

SECTION 16.  Amendments; Waivers.  This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and Investors or assignees of their rights hereunder holding two-thirds in voting power of the then outstanding Series G Shares and Reserved Shares taken as a whole.

SECTION 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages.

SECTION 18.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 19.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 20.  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SECTION 21.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 22.  Further Assurances.  From and after the date of this Agreement, upon the request of any Investor, the Corporation shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Series G Shares.

SECTION 23.  Additional Investors.  The Additional Investors shall become parties to this Agreement, and shall be entitled to all of the benefits to and shall be subject to all of the obligations of “Investors” under this Agreement, all upon execution by such Additional Investor of a counterpart signature page to this Agreement.  The Corporation shall be authorized to add the name, amount of investment and number of Additional Investor Series G Shares purchased by each Additional Investor at each Additional Closing to the Schedule of Investors.

SECTION 24.  Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Series G Preferred Stock or any other class or series of capital stock, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

SECTION 25.  Aggregation of Stock.  All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

SECTION 26.  Issuances of Series G Preferred Stock.  Except as expressly provided in this Agreement, the Corporation shall not issue or sell any shares of Series G Preferred Stock.

[Remainder of page intentionally left blank.]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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IN WITNESS WHEREOF, the undersigned have executed this Series G Convertible Preferred Stock Purchase Agreement as of the day and year first written above.

ENANTA PHARMACEUTICALS, INC.

By:

Name:Jay R. Luly

Title:President and Chief Executive Officer

[Signature Page to Series G Convertible Preferred Stock Purchase Agreement]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

Enanta Pharmaceuticals, Inc.
Investor Signature Page

By his, her or its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of (i) the Series G Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of September ___, 2005 (the “Effective Date”), by and among Enanta Pharmaceuticals, Inc. (the “Corporation”), and the investors named on the Schedule of Investors thereto, as to the number of shares of Series G Convertible Preferred Stock set forth below, (ii) that certain Third Amended and Restated Voting Agreement dated as of the Effective Date (the “Voting Agreement”), by and among the Corporation, the Founders (as defined therein) and the Investors (as defined therein) as a “Series G Investor” thereunder, and, if the undersigned is also a “Series C Investor,” and/or a “Series D Investor” and/or a “Series E Investor” thereunder, as a “Series C Investor,” and/or as a “Series D Investor” and/or as a “Series E Investor,” as the case may be, thereunder, (iii) that certain Third Amended and Restated Registration Rights Agreement dated as of the Effective Date (the “Registration Rights Agreement”), by and among the Corporation and the Investors (as defined therein) as a “Series G Investor” thereunder, and, if the undersigned is also a “Series C Investor,” and/or a “Series D Investor,” and/or a “Series E Investor,” thereunder, as a “Series C Investor,” and/or as a “Series D Investor” and/or as a “Series E Investor,” as the case may be, thereunder, (iv) that certain Third Amended and Restated Stock Restriction Agreement dated as of the Effective Date (the “Stock Restriction Agreement”), by and among the Corporation, the Founders (as defined therein) and the Investors (as defined therein) as a “Series G Investor” thereunder, and, if the undersigned is also a “Series C Investor,” and/or a “Series D Investor” and/or a “Series E Investor,” thereunder, as a “Series C Investor” and/or as a “Series D Investor,” and/or as a “Series E Investor”, as the case may be, thereunder, and (v) that certain Amended and Restated Investor Rights Agreement dated as of the Effective Date (the “Investor Rights Agreement”), by and among the Corporation and the Investors (as defined therein) as a “Series G Investor” thereunder, and, if the undersigned is also a “Series C Investor,” and/or a “Series D Investor” and/or a “Series E Investor,” thereunder, as a “Series C Investor,” and/or as a “Series D Investor” and/or as a “Series E Investor,” as the case may be, thereunder, and authorizes this signature page to be attached as a counterpart to the Purchase Agreement, the Voting Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Investor Rights Agreement, or counterparts thereof.

EXECUTED as of this ____ day of _________, ______.

By:

Title:

Print Name of Investor

Record Address:

Telecopy No.:

Number of Shares of

Series G Preferred Stock:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Schedule of Investors

Name of Investor	Aggregate Purchase Price	Initial Series G Shares	Second Closing Series G Shares	Third Closing Series G Shares	Fourth Closing Series G Shares	Fifth Closing Series G Shares
Initial Investors
[name]	$	[]	[]	[]	[]	[]
[name]	$	[]	[]	[]	[]	[]
[name]	$	[]	[]	[]	[]	[]
[name]	$	[]	[]	[]	[]	[]
Subtotal:	$	[]	[]	[]	[]	[]
Additional Investors
[name]		$--
[name]		$--
Subtotals:		$--
TOTALS:		$--

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

Schedule 4

Disclosure Schedules

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

Exhibit 1

Fourth Amended and Restated Certificate of Incorporation
of Enanta Pharmaceuticals, Inc.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Exhibit 4.22A

Third Amended and Restated
Registration Rights Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Exhibit 4.22B

Third Amended and Restated
Voting Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Exhibit 4.22C

Third Amended and Restated
Stock Restriction Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Exhibit 4.22D

Amended and Restated Investor Rights Agreement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Exhibit 6.1(e)

Form of Legal Opinion
of Palmer & Dodge LLP

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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EXHIBIT C

FORM OF PRESS RELEASE

ABBOTT AND ENANTA FORM WORLDWIDE ALLIANCE TO DEVELOP & COMMERCIALIZE HCV PROTEASE INHIBITORS

ABBOTT PARK, Ill., and WATERTOWN, Mass., Dec XX, 2006 – Abbott and Enanta Pharmaceuticals announced today that the companies have signed a worldwide agreement to develop and commercialize hepatitis C virus (HCV) NS3 and NS3/4A protease inhibitors.  Enanta has discovered several HCV protease inhibitors that have demonstrated attractive efficacy and pharmacokinetic profiles in pre-clinical studies.

“Abbott’s innovative work in the protease inhibitor field against the Human Immunodeficiency Virus (HIV) has provided the momentum and the foundation for our research interest in HCV infection,” said John Leonard, M.D., vice president, Global Pharmaceutical Research and Development, Abbott.  “Enanta has done compelling work in its HCV protease inhibitor program, and we look forward to working together on the advancement of this global program.”

“Abbott is a market leader in the field of antiviral therapies, and we have a shared vision and commitment to the discovery and development of promising HCV therapies that address this high unmet medical need globally,” stated Jay R. Luly, President and CEO of Enanta Pharmaceuticals.

Under the terms of the agreement, Abbott gains worldwide access to Enanta’s substantial intellectual property position for a variety of different types of compounds, which includes several issued U.S. patents.  Abbott also gains access to Enanta’s drug discovery capabilities in the HCV NS3 and NS3/4A protease inhibitor field.

Additionally, Enanta will receive an upfront payment of $57 million, which includes a cash payment and an equity investment.  If all potential clinical and regulatory milestones are met, additional payments of up to $250 million will be made to Enanta, and further payments will be due if multiple products develop from the program.  Enanta will receive double-digit royalties and holds an option to fund 40 percent of development costs and U.S. commercialization efforts (sales and promotion costs) in exchange for a 40-percent profit share in the U.S. on medicines from this alliance that result in commercial approval.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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“Through this alliance, we will enhance our HCV protease inhibitor program and allow both companies to participate in the long-term value creation of these compounds, by leveraging Enanta’s core expertise in chemistry and drug discovery, with Abbott’s proven track-record in the discovery, development, and commercialization of antiviral therapies,” stated Yujiro S. Hata, Senior Vice President of Business Development at Enanta Pharmaceuticals.

About Hepatitis C Virus

Hepatitis C is a liver disease affecting over 170 million people worldwide.  The virus is spread through direct contact with the blood of an infected person.  Hepatitis C increases a person’s risk of developing chronic liver disease, cirrhosis, liver cancer and death.  Liver disease associated with HCV infection is growing rapidly, and current therapies only provide sustained benefit in about half of patients with the genotypel form of the virus.  Specifically targeted antiviral therapies for HCV, such as NS3/4a protease inhibitors, may have the potential to increase the proportion of patients in whom the virus can be eradicated.

About Enanta

Enanta Pharmaceuticals is a research and development company that uses its novel chemistry approach and drug discovery capabilities to create best in class small molecule drugs in the anti-infective field.  At the heart of Enanta is its commitment to innovative chemistry that surpasses traditional medicinal chemistry approaches.  The Company’s successful integration of chemistry with biology has created a new class of macrolide antibiotics that overcome bacterial resistance.  Antibacterial focus areas include community respiratory tract infections as well as hospital and community infections relating to MRSA.  Additionally, Enanta has discovered antiviral agents targeted against the Hepatitis C virus (HCV).  Enanta is a privately held company with offices in Watertown, MA.  More information about the company can be found at www.enanta.com.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics.  The company employs 65,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s web site at www.abbott.com.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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EXHIBIT D

ARBITRATION PROCEDURES

The Parties recognize that from time to time a dispute may arise relating to either Party’s rights or obligations under this Agreement.  The Parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Exhibit, the result of which shall be binding upon the Parties.

To begin the ADR process, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days).  If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the Parties fail to meet within such twenty-eight (28) days, either Party may initiate an ADR proceeding as provided herein.  The Parties shall have the right to be represented by counsel in such a proceeding.

1.To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR.  Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.Within twenty-one (21) days following the initiation of the ADR proceeding, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding.  If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(a)The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate.  No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

(b)Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(c)Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates.  If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates.  Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference.  If a tie should result between two candidates, the CPR may designate either candidate.  If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3.No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties.  The ADR proceeding shall take place at a location agreed upon by the parties.  If the Parties cannot agree, the neutral shall designate a location other than the principal place of business of either Party or any of their subsidiaries or affiliates.

4.At least seven (7) days prior to the hearing, each Party shall submit the following to the other party and the neutral:

(a)a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

(b)a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue.  The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.  The parties agree that neither side shall seek as part of its remedy any punitive damages.

(d)a brief in support of such party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5.The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)Each Party shall be entitled to five (5) hours of hearing time to present its case.  The neutral shall determine whether each Party has had the five (5) hours to which it is entitled.

(b)Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument.  Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party.  The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR.  Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances.  Affidavits prepared for purposes of the ADR hearing also shall not be admissible.  As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6.Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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7.The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing.  Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues.  The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.The neutral shall be paid a reasonable fee plus expenses.  These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)If the neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

(b)If the neutral rules in favor of one Party on some issues and the other Party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties.  The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information.  The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11.All ADR hearings shall be conducted in the English language.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SCHEDULE 1

ABBOTT COMPOUNDS
[*****]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SCHEDULE 2

ABBOTT PATENT RIGHTS

None.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SCHEDULE 3

EXCLUDED COMPOUNDS

[*****]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SCHEDULE 4

LICENSED PATENT RIGHTS

Title	ENP- Numbers	Application Number/ Patent Number	Country	Filing Date	Patent Issue Date	Status
Azapeptide	ENP-057	7,125,845	US (Utility)	03-Jul-2003	24-Oct-2006	Granted
		05010029A1	PCT Nationalization	19-May-2004	NA	Published
		[*****]	[*****]	[*****]	[*****]	[*****]

Quinoxaline	ENP-060	10/826,743	US (Utility)	16-Apr-2004	NA	Allowed
		[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]
		2004800129286	China	16-Apr-2004	NA	Published
		04750236.4	European Patent Convention	16-Apr-2004	NA	Published
		06104304.7	Hong Kong	10-Apr-2004	NA	Published
		2006-513078	Japan	16-Apr-2004	NA	Pending
		1020057019856	Korea	16-Apr-2004	NA	Published
		US04/11841	PCT	16-Apr-2004	NA	Published

Tripeptide	ENP-065	10/849,107	US (Utility)	15-May-2004	NA	Allowed
		[*****]	[*****]	[*****]	[*****]	[*****]
Heteroaryl	ENP-066	10/774,047	US (Utility)	06-Feb-2004	NA	Published
		[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]
		0480009268.6	China	06-Feb-2004	NA	Published
		047090204	European Patent Convention	06-Feb-2004	NA	Published
		[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SCHEDULE 5

MATERIAL TERMS TO BE INCLUDED IN
CO-PROMOTION AGREEMENT

The Co-Promotion Agreement to be negotiated by the Parties upon exercise by Enanta of a Co-Promotion Option shall contain the following material terms.  Capitalized terms used in this Schedule 5 and not otherwise defined have the meanings given to them in the Agreement.

1.Co-Promotion Rights.

(a)Enanta and Abbott hereby acknowledge and agree that the overall objective of co-promotion is to reach a broad customer audience, avoid confusion and redundancy of the marketing message for Co-Promoted Products and maximize the particular strengths that the Parties bring to the Co-Promotion of Co-Promoted Products.  In connection therewith, it is the expectation of the Parties that each Marketing and Sales Plan shall provide that Enanta will perform up to the Enanta Co-Development Percentage of the total Detailing effort made each Calendar Year applicable to Co-Promoted Products in the Co-Promotion Territory (the “Co-Promotion Detailing Target”); provided, that, the allocation of the Detailing obligations between the Parties shall take into account the position of the Detail, the number of calls and the quality/difficulty and relative importance of the target audience.  All such Detailing calls shall be made in such markets as the JDCC reasonably considers to be appropriate for the successful Commercialization of such Co-Promoted Product based on objective, quantifiable information and market research data with the objectives of allocating to each of Enanta and Abbott target audience and accounts from which each such Party will have the opportunity to attain its Co-Promotion Detailing Target.  Notwithstanding the commercially reasonable and diligent efforts of the Parties to effect an objective allocation of individual accounts and target audience between the Parties, the Parties recognize that it may be necessary from time to time to reassign individual accounts and/or target audience between the Parties and the JDCC shall be entitled to review the allocation of accounts as it reasonably determines to be appropriate.

(b)The object of Co-Promotion is to increase Co-Promotion efforts to the Co-Promotion Target Audience with a consistent marketing message.  It is recognized that the Parties bring particular strengths to the ongoing Commercialization of Co-Promoted Products in the Co-Promotion Territory.  With respect to each Co-Promoted Product, the JDCC will assign to each Party a role in Commercialization functions and activities as the JDCC considers to be reasonably appropriate for the successful Commercialization of such Co-Promoted Product.

(c)Abbott shall grant to Enanta a co-exclusive (together with Abbott and its Affiliates), royalty-free license, with the right to grant sublicenses solely to Affiliates, under the Abbott Technology and Abbott Patent Rights, to Co-Promote Co-Promoted Products in the Co-Promotion Territory.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(d)Enanta and Abbott shall use an integrated sales force to Detail each Co-Promoted Product.  In connection therewith, neither Party will, without the other Party’s prior written consent, use a Representative to Detail a Co-Promoted Product if that Representative is also Detailing a product that is approved for an indication that is directly competitive with the Co-Promoted Product.  Enanta and Abbott hereby agree that each such Party shall be responsible for ensuring that its Representatives Detail each Co-Promoted Product in a manner consistent with the Marketing and Sales Plan and/or the decisions of the JDCC.  Notwithstanding the foregoing, in performing their respective Detailing obligations hereunder, each of the Parties agrees to (a) use Representatives with an experience profile appropriate for the target audience and Detailing role as described in the Marketing and Sales Plan; (b) provide its own sales management organization and infrastructure for its Representatives and (c) Detail the Co-Promoted Product in the first or second position.

2.Commercialization Efforts.  Each Party shall use commercially reasonable efforts to execute its obligations under each Co-Promotion Marketing and Sales Plan, consistent with the applicable Co-Promotion Commercialization Budget, and to cooperate diligently with each other in carrying out such Co-Promotion Marketing and Sales Plan.

3.Co-Promotion Marketing and Sales Plan and Budget.

(a)Preparation of Plan and Budget.  Abbott, in good faith consultation with Enanta, shall develop a Marketing and Sales Plan (“Co-Promoted Product Marketing and Sales Plan”) for each Co-Promoted Product for the Co-Promotion Territory, and each such Co-Promotion Marketing and Sales Plan shall be reviewed and approved by the JDCC; provided that each such Co-Promotion Marketing and Sales Plan shall be consistent with Enanta’s rights under the Agreement.  Each Co-Promotion Marketing and Sales Plan shall include but not be limited to:  (i) demographics and market dynamics, market strategies, estimated launch date(s) in the Co-Promotion Territory, a sales and expense forecast (including at least three (3) years of estimated sales and expenses) for the Co-Promotion Territory, manufacturing plans and expected product profile; (ii) a market plan (including Advertising (to be defined in the Co-Promotion Agreement) and Detailing forecasts and pricing strategies pertaining to discounts, samples and nominal price sales) for the Co-Promotion Territory; (iii) a commercialization budget (“Co-Promotion Commercialization Budget”) for each Co-Promoted Product for the Co-Promotion Territory, including the Third Parties proposed to be utilized and, to the extent practicable, any proposed Third Party arrangements.  Each Co-Promotion Commercialization Budget shall include a budget of the expenses expected to be incurred in connection with performing the corresponding Co-Promotion Marketing and Sales Plan.  Each Co-Promotion Marketing and Sales Plan and Co-Promotion Commercialization Budget shall be submitted to the JDCC for review and approval by a date to be established by the JDCC, taking into account Abbott’s and Enanta’s annual budget planning calendars, but no later than December 31 of each year.  It is contemplated that each Co-Promotion Marketing and Sales Plan and Co-Promotion Commercialization Budget will become more comprehensive as the Co-Promotion of the applicable Co-Promoted Product evolves.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)Changes to Plans/Budgets.  Any significant change in a Co-Promotion Marketing and Sales Plan or Co-Promotion Commercialization Budget during the course of the year will be communicated promptly to the JDCC.  In addition, Abbott shall provide an update on each Co-Promotion Marketing and Sales Plan and Co-Promotion Commercialization Budget to the JDCC in a manner consistent (with respect to timing and content) with such updates as are reported internally by Abbott or its Affiliates on its or their other products at such time, but no less frequently than semi-annually.

(c)Detail Audit Rights.  Each of Abbott and Enanta shall maintain electronic records of Details performed for a period of [*****] years from the date of performance.  Each such Party shall have the right to inspect such records of the other Party to verify Detailing reports provided to the JDCC under this Agreement.  Each Audited Party shall make its records available for inspection by appropriate representatives of the Auditing Party during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the Auditing Party, solely to verify the accuracy of such statements.  All information concerning such statements, and all information learned in the course of any audit or inspection, shall be Confidential Information of the Audited Party.  The Auditing Party shall pay the costs of such inspections, except that in the event there is any downward adjustment in the number of Details shown by such inspection of more than [*****] of the number of Details reported in such statement, the Audited Party shall pay the costs of such inspection.

4.Control Over Advertising and Detailing.

(a)Neither Party shall engage in any Advertising or use any label, package, literature or other written material (other than General Public Relations (to be defined in the Co-Promotion Agreement) in connection with a Co-Promoted Product in the Co-Promotion Territory, unless the specific form and content thereof is approved by the JDCC.

(b)General Public Relations on the part of either Party need to be approved by the JDCC, and all representations and statements pertaining to Co-Promoted Products that appear in General Public Relations of Enanta or Abbott and include subject matter not previously approved by the JDCC shall be subject to the approval of the JDCC.

(c)All Advertising and Detailing undertaken by either Party hereto shall be undertaken in good faith with a view towards maximizing the sales of the applicable Co-Promoted Product.

(d)Except with the prior written consent of the other Party, neither Party shall use the name of the other Party or any Affiliate of the other Party in Advertising, Detailing or General Public Relations.

(e)Abbott shall have the sole responsibility for (i) deciding on pricing and for obtaining all pricing approvals as may be required for all Co-Promoted Products, (ii) conducting all billing and collections for Co-Promoted Products; and (iii) overseeing and implementing all other reimbursement matters but shall, in all such cases, consult with, and reasonably consider the views of, the JDCC with respect to the foregoing.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(f)Abbott shall have sole responsibility for arranging for the distribution and warehousing of Co-Promoted Products.

(g)Neither Party shall engage in any Advertising or use any label, package, literature or other written material (other than General Public Relations) in connection with a Co-Promoted Product unless the specific form and content thereof is approved by the JDCC.  Without the prior written consent of the other party, no Party shall use the name of the other Party or any Affiliate of the other Party in General Public Relations.

5.Sales Efforts in the Co-Promotion Territory.  As part of each Co-Promotion Marketing and Sales Plan for the Co-Promotion Territory, the JDCC shall determine the targeted level of sales of the applicable Co-Promoted Product for the Co-Promotion Target Audience for the Calendar Year covered by such Co-Promotion Marketing and Sales Plan.  Each Co-Promotion Marketing and Sales Plan shall provide each Party the opportunity to perform a percentage of the Detailing calls to the Co-Promotion Target Audience each calendar year as the JDCC reasonably considers to be appropriate for the successful Commercialization of such Co-Promoted Product.  The Parties shall allocate physicians in the Co-Promotion Target Audience in an unbiased manner based on objective, quantifiable information and market research data with the objectives of allocating to each Party those physicians in the Co-Promotion Target Audience with the appropriate Detailing frequency to optimize the penetration of such Co-Promoted Product and achieve such Co-Promotion’s sales target.  Notwithstanding the commercially reasonable efforts of the Parties to effect an objective allocation between them, the Parties recognize that it may be necessary from time to time to reassign individual medical professionals in the Co-Promotion Target Audience to optimize the targeted market opportunity, and, as a result, the JDCC shall be entitled to review the allocation of medical professionals in the Co-Promotion Target Audience as it reasonably determines to be appropriate.

6.Training Program.  The Parties shall (a) develop a training program for the promotion of all Products (including, without limitation, all Co-Promoted Products in the Co-Promotion Territory) and (b) train all Representatives of both Parties to be used for the Co-Promotion of Co-Promoted Products in the Co-Promotion Territory as soon as practicable after the approval of the Marketing and Sales Plan by the JDCC.  The Parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy and all such training shall be carried out at a time that is mutually acceptable to Enanta and Abbott.  No Representative of either Party may Detail a Co-Promotion Product unless such representative successfully completes the training program described in this Section 6.  Except as provided herein, it is agreed that for the Product specific training, the internal costs and the out-of-pocket costs of such training programs (including without limitation the out-of-pocket costs of the development, production, printing of such training materials) shall not be included as a Development Cost under this Agreement and shall be treated as a Commercialization Expense.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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7.Trademarks.  Abbott shall select the Product Trademark under which each Co-Promoted Product shall be marketed.  The Parties shall market each Co-Promoted Product in the Co-Promotion Territory exclusively under such Product Trademark (all such trademarks being hereinafter referred to as the “Co-Promotion Trademarks”), and Abbott shall grant Enanta a license to use such Co-Promotion Trademarks solely for such Co-Promotion.  Abbott shall register the Co-Promotion Trademarks in the Co-Promotion Territory and shall take all such actions as are required to continue and maintain in full force and effect in the Co-Promotion Territory the Co-Promotion Trademarks and the registrations thereof, and shall be solely responsible for all expenses incurred in connection therewith.  As between the Parties, Abbott shall be the exclusive owner of the Co-Promotion Trademarks in the Co-Promotion Territory.

8.Product Recalls.  In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Co-Promoted Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding a Co-Promoted Product, such Party shall promptly advise the other Party thereof by telephone or facsimile.  Following such notification, Abbott shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted, subject to the oversight of the JDCC and provided that Abbott shall keep Enanta regularly informed regarding such recall, market withdrawal or corrective action.  In the event of a dispute about whether to recall a Co-Promoted Product or to conduct a market withdrawal or take other corrective action, the final decision on such matter shall be made by Abbott.  In the event that Enanta disagrees with any such decision for reasons related to safety of a Co-Promoted Product, Enanta may elect to terminate its Co-Promotion of such Co-Promoted Product immediately by written notice to Abbott.  Abbott shall bear all expenses of any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Co-Promoted Product and any refund to customers of amounts paid for such Co-Promoted Product).

9.Co-Promotion Mechanism.

(a)Sales.  All sales of Co-Promoted Products in the Co-Promotion Territory shall be booked by Abbott.  If, during the term of the Co-Promotion Agreement, Enanta receives orders from customers for a Co-Promoted Product, it shall refer such orders to Abbott.

(b)Processing of Orders for Co-Promoted Products.

(i)All orders for Co-Promoted Products received and accepted by Abbott during the term of the Co-Promotion Agreement shall be executed by Abbott in a reasonably timely manner consistent with the general practices applied by it in executing orders for other pharmaceutical products sold by it or its Affiliates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(ii)Abbott shall have the discretion to reject any order received by it for a Co-Promoted Product; provided, however, that Abbott shall not reject such orders on an arbitrary basis, but only with reasonable justification and consistent with the general policies applied by it with respect to orders for other pharmaceutical products sold by it or its Affiliates.

(iii)Abbott shall comply with all Applicable Laws in selling any Co-Promoted Product.

10.Termination of Co-Promotion Participation.  In addition to its termination right under Section 8, at the end of any Calendar Quarter, Enanta shall have the right, exercisable upon three (3) Calendar Quarters prior written notice (the “Co-Promotion Termination Notice Period”) to Abbott, to terminate its Co-Promotion of any Co-Promoted Product.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SCHEDULE 6

CALCULATION OF OPERATING INCOME

“Advertising” means the advertising and promotion of the Co-Developed Products in the Co-Development Territory through any means, including, without limitation, (i) television and radio advertisements; (ii) advertisements appearing in journals, newspapers, magazines or other media; (iii) seminars and conventions; (iv) packaging design; (v) professional education programs; (vi) samples (including related costs for manufacturing, shipping, and use taxes), visual aids and other selling materials; (vii) hospital formulary committee presentations; and (viii) presentations to state and other governmental formulary committees; provided, however, that Advertising shall exclude Detailing and General Public Relations.  With regard to advertising and promotion that include products other than Co-Developed Products, the JDCC shall determine the percentage of such advertising and promotion that will be deemed Advertising for the purposes of this Agreement.

“Annual Operating Income” means the Operating Income derived in any Calendar Year.

“Commercialization Expense” means the sum of (a) Promotion Expense; (b) Marketing Expense; (c) any reasonable internal and out-of-pocket costs, expenses and fees incurred in prosecuting, maintaining, enforcing and defending the Product Trademark, Licensed Patent Rights, and/or Abbott Patent Rights covering a Co-Developed Product; (d) the cost of preparing and filing Drug Approval Applications with respect to Co-Developed Products; and (e) any other out-of-pocket cost or expense expressly stated to be a Commercialization Expense in this Agreement or under the Marketing and Sales Plan.

“Cost of Goods” will be consistent with Abbott’s accounting practices used for its other products and means the fully absorbed manufacturing costs attributable to the manufacture of a Co-Developed Product calculated in accordance with GAAP and consistent with the Marketing and Sales Plan and includes, without limitation, [*****].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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“Detail” means, with respect to a Co-Developed Product, an interactive, live, face-to-face contact of a Representative within the Co-Development Territory with a medical professional with prescribing authority or other individuals or entities that have a significant impact or influence on prescribing decisions, in an effort to increase physician prescribing preferences of such Co-Developed Product for its approved uses within the Co-Development Territory, which shall involve (a) a primary product presentation (i.e. a Detail in which the Co-Developed Product is given an important emphasis) or (b) a secondary product presentation (i.e. a non-primary product presentation; provided, however, the emphasis is not less than that placed upon other products presented), in each case as measured by the relevant Party’s internal recording of such activity.  When used as a verb, “Detailing” means performing Details.  When used as an adjective, “Detailing” means of or related to performing Details.

“Distribution Costs” means all freight and distribution costs incurred in connection with, and directly attributable to, the distribution of a Co-Developed Product to the extent not otherwise included in Commercialization Expense.

“General Public Relations” means any public relations activity (including a press release or image piece) which (i) promotes generally the business of a company or deals in a general manner with the activities of such company in a general pharmaceutical market; and (ii) mentions in an incidental manner the fact that such company or its Affiliates markets or sells one or more of the Co-Developed Products or provides other incidental information concerning one or more of the Co-Developed Products.  Announcements related to this Agreement or that concern primarily the relationship of either Party to each other are not General Public Relations and must be agreed upon by both Parties in writing prior to release.

“Marketing Expense” means all reasonable out-of-pocket costs and all internal costs on an FTE basis equal to Abbott’s then applicable FTE Rate, annually for those individuals fully dedicated to the Product incurred by the Parties that are directly attributable to the following functions for the sale, promotion and marketing of a Co-Developed Product in the Co-Development Territory: (a) market research on such Co-Developed Product, (b) marketing communications, (c) corporate accounts, (d) managed care, (e) sales force training, (f) product hotlines, (g) reimbursement support, (h) contracting, (i) pricing, (j) conducting compassionate use programs and for domestic Phase IV studies for Co-Developed Products (including without limitation fully absorbed manufacturing costs for any Co-Developed Product utilized in such compassionate use programs) and (k) telemarketing services.  Marketing Expense shall not include any General Public Relations or any other activities that promote the business of Abbott or Abbott as a whole without specifically referencing any Co-Developed Product.

“Operating Income” means, with respect to a Co-Developed Product, Net Sales minus (a) Cost of Goods of such Co-Developed Product; (b) any Commercialization Expense applicable to the Co-Developed Product; (c) Third Party Royalties and (d) Distribution Costs, in each case, incurred in that Calendar Quarter for that Co-Developed Product.  For purposes of clarity, “Net Sales” with respect to Co-Developed Products shall not include [*****].

“Net Sales” has the meaning provided in Article 1.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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“Personnel Costs” means the reasonable costs of employment of personnel employed by or under contract to a Party including, but not limited to, salaries, benefits (including the costs of cars or allowances therefore), travel, lodging, meals and office and computing supplies.

“Product Trademark” has the meaning provided in Article 1.

“Promotion Expense” means all reasonable out-of-pocket costs and expenses incurred by Abbott and directly attributable to the promotion of a Co-Developed Product in the Co-Development Territory to the extent that such costs are not included in Marketing Expense including, but not limited to (i) marketing, Advertising and promoting of Co-Developed Products (including, without limitation, educational expenses, advocate development programs and symposia, sales meetings, direct to consumer/patient advertising, samples, agency fees for the development of promotional materials and printing of promotional materials) and (ii) training and communication materials for the Co-Developed Products.

“Representative” means an individual (a) employed and trained by Abbott or Enanta or (b) employed by a Third Party or self-employed and trained by or on behalf of Abbott or Enanta, in either case, to Detail a Product.

“Third Party Royalties” means royalty payments made to any Third Party pursuant to an agreement by and between a Party and such Third Party that are necessary to make, use, or sell such Co-Developed Product in the Co-Development Territory.

An example of a calculation of Operating Income is set forth in Exhibit I to this Schedule ____.  In calculating the Operating Income the following principles shall apply:

1.

There shall be no double counting of any costs or expenses or of any revenues, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category it shall not be taken into account in another.

2.

When allocating costs and expenses under this Agreement, each Party shall utilize the same policies and principles as it utilizes consistently within its group and business units when making internal cost allocations.

3.

To the extent an item of income or revenue is received by a Party or a cost or expense is incurred by a Party, and is necessary and specifically and directly identifiable, attributable and allocable to the Commercialization of Co-Developed Product and is not otherwise accounted for in the calculation of Operating Income, such Party shall credit such income or revenue and shall be permitted to charge such cost or expense to the Operating Income.

4.	All costs and expenses shall be determined, and all calculations shall be made, in accordance with GAAP.
5.	[*****].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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6.

To the extent a Co-Developed Product that is sold in the Co-Development Territory contains or comprises a Product and one or more other ingredients that were [*****], the Parties shall negotiate in good faith whether an adjustment should be made to the determination of Net Sales for such Co-Developed Product, and the amount of any such adjustment, based upon [*****].  In the case where the Parties are unable to agree on whether, or the amount of, such adjustment, the Parties shall submit the matter to arbitration in accordance with Section 14.1.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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EXAMPLE OF OPERATING INCOME/OPERATING LOSS CALCULATION FOR
CO-DEVELOPED PRODUCT

[*****]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

FIRST AMENDMENT TO COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT

This First Amendment (this “First Amendment”), made this 27th day of January, 2009 to the Collaborative Development and License Agreement dated November 27, 2006 (the “Agreement”), is entered into by and between Abbott Laboratories, having its principal office at 100 Abbott Park Road, Abbott Park, IL 60064-3500 (together with its affiliates, “Abbott”) and Enanta Pharmaceuticals, Inc., with principal offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (“Enanta”).

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto intending to be legally bound hereby agree as follows:

A.Any capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement,

B.In Sections 1.18, 1.72, 2.1.4(h), 3.1, 3.5, 3,6, 4.1.1, 11.3.1(c), and 11.3.2(b) of the Agreement, any occurrence of the words (whether in the singular or the plural) “Compound or Abbott Compound” or “Compound and/or Abbott Compound” (and in the case of Sections 1.67, 1.74, 2.3.1, 4.5.1, 5.1, 5.2, 6.5.1(b), 10.2.1, and 11.3.6(c) the occurrence of the word “Compound”) shall be changed to the words “Compound, Abbott Compound, compound covered by Joint Patent Rights or compound covered by Joint Technology.” In addition, each occurrence of the word “Compound” in Sections 8.2.2(b), 8.5.1(a), 8.5.2(a), 10.1.6, 11.3.2(e) and 12.2.3 shall be changed to “Compound or compound covered by Joint Patent Rights or compound covered by Joint Technology.”

C.Section 1.29(a) of the Agreement is hereby deleted in its entirety, and the following Section 1.29(a) is inserted in lieu of the deleted Section:

“(a) with respect to activities of either Party in the Research Program and/or the conduct by Abbott of evaluation activities pursuant to Section 3.9, the efforts and resources typically used by companies that are similar in size to such Party in the performance of research programs with respect to, and/or the evaluation of, comparable research compounds, and”

D.A new section 3.9 shall be added to the Agreement, as follows:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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EXECUTION COPY

3.9

Evaluation Period.  Notwithstanding anything in this Agreement to the contrary, during the period commencing upon the termination or expiration of the Research Program Term (including any extensions thereto) continuing for a period of six (6) months (as so extended, the “Evaluation Period”), Abbott shall have the right to analyze any Compounds, Abbott Compounds, compounds covered by Joint Patent Rights or compound covered by Joint Technology that were synthesized prior to the termination or expiration of the Research Program Term (each, an “Evaluation Compound”) solely for the purpose of identifying one or more Compounds, Abbott Compounds, compounds covered by Joint Patent Rights or compounds covered by Joint Technology suitable for further Development as Candidates.  Either Party may nominate any Evaluation Compound as a Candidate by providing written notice to the JSC pursuant to Section 3.5 and the JSC may select any Evaluation Compound so nominated as a Candidate pursuant to Section 3.6, subject to all applicable provisions of this Agreement (including, but not limited to, applicable provisions in Article 2 and Sections 3.3, 3.4, 3.5, 3.6 and 3.7 and this Section 3.9), which provisions shall survive the termination or expiration of the Research Program Term.  During the Evaluation Period, (a) chemistry scale-up of Evaluation Compounds is permitted (including, but not limited to, the use of Enanta Technology and/or Program Technology), but no further medicinal chemistry will be conducted by Abbott under this Agreement; and (b) Section 8.1.1 and Section 8.3.1 shall apply to the evaluation activities conducted pursuant to this Section 3.9.  Abbott shall pay Enanta a non-refundable, non-creditable evaluation fee in the amount of [*****] by wire transfer of immediately available funds on the date of commencement of the Evaluation Period and fund [*****] Enanta FTEs during the Evaluation Period at an annualized rate of [*****] per FTE.  All amounts due hereunder for FTEs shall be payable on the first day of each calendar quarter occurring during the Evaluation Period.  In addition to the foregoing:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)

As to each patent or patent application of a Joint Patent Right, Abbott and Enanta shall agree to apportion each such patent or patent application into: (i) patent(s) and application(s) claiming only HCV NS3 or HCV NS3/4A protease inhibitor compounds, pharmaceutical compositions containing such compounds, methods for manufacturing such compounds and/or methods of using such compounds in treating HCV infections; and/or (ii) patent(s) and application(s) claiming subject matter not set forth in the foregoing subsection 3.9(a)(i), including, without limitation, formulation technology, compounds other than compounds set forth in subsection 3.9(a)(i), compositions containing compounds other than compounds set forth in subsection 3.9(a)(i), and/or methods of manufacturing compounds other than compounds set forth in subsection 3.9(a)(i).  Upon the expiration or termination of the Term (except if the Agreement is terminated pursuant to Section 11.3.3, 11.2.3, or is otherwise terminated for reasons of a Party’s bankruptcy or insolvency), Abbott shall be deemed to have assigned, and hereby does assign, to Enanta all of Abbott’s right, title and interest solely to patents/patent applications set forth in subsection 3.9(a)(i) above, Patents and patent applications set forth in subsection 3.9(a)(ii) shall be jointly owned upon the expiration or termination of the Term.  Upon expiration or termination of the Term (except if the Agreement is terminated pursuant to Section 11.3.3, 11.2.3, or is otherwise terminated for reasons of a Party’s bankruptcy or insolvency), Abbott shall grant Enanta an exclusive (even as to Abbott), perpetual, fully-paid, royalty-free, world-wide license, with the right to sublicense, under the patents and patent applications set forth in subsection 3.9(a)(ii) to Develop and Commercialize HCV NS3 or HCV NS3/4A protease inhibitor compounds claimed by such patents and patent applications as set forth in subsection 3.9(a)(i) in the Field.  In the event that Abbott commercializes in the Field any HCV protease inhibitors conceived after the Term as a result of utilizing the technology claimed in patents/patent applications set forth in subsection 3.9(a)(ii), Abbott shall pay Enanta a royalty on products containing such HCV protease inhibitors as described in section 6.5.1; and in such event, Enanta shall grant Abbott an exclusive (even as to Enanta), perpetual, world-wide license, with the right to sublicense, under the patents/patent applications set forth in subsection 3.9(a)(ii) to make, use, sell, offer to sell, or have made the aforesaid HCV protease inhibitors.  In the event that Abbott and Enanta do not agree in apportioning claims in such patents and patent applications, then such dispute shall be resolved by joint patent counsel selected by the JSC who (and whose firm) is not at the time of the dispute, and was not at any time during the five (5) years prior to the dispute, performing services for either of the Parties.  The Parties shall share equally in the expenses of such patent counsel.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(b)

During the Evaluation Period, at Abbott’s request: (i) Enanta shall render reasonable assistance (including, but not limited to, providing to Abbott available quantities of Compounds, compounds covered by Joint Patent Rights and compounds covered by Joint Technology) to Abbott to facilitate Abbott’s activities undertaken pursuant to this Section 3.9; and (ii) the words “Evaluation Period” shall be inserted after the words “Research Term” in each of Sections 8.5.1(a) and 8.5.2(a).

(c)

During the Evaluation Period, Abbott shall use Commercially Reasonable Efforts to undertake its activities pursuant to this Section 3.9 and shall comply with the reporting requirements of Section 3.5 of this Agreement.

(d)

After expiration of the Evaluation Period and continuing for the remainder of the Term, the Parties may nominate and designate Evaluation Compounds as Candidates under the applicable provisions set forth in this Agreement, including, but not limited to Section 3.6.  Upon the termination or expiration of the Term, the Parties’ respective rights to nominate and designate Evaluation Compounds under Section 3.9 shall terminate.

E.A new section 3.10 shall be added to the Agreement, as follows:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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3.10

External Compounds.  Either Party (a “Providing Party”) may, in its sole discretion, provide the other Party (a “Receiving Party”) with access to any proprietary compound Controlled by such Providing Party that is not a Compound, Abbott Compound, compound covered by Joint Patent Rights or compound covered by Joint Technology (each an “External Compound” and collectively, the “External Compounds”) solely to enable the Receiving Party to conduct research activities involving the combination of such External Compound with a Compound, Abbott Compound, compound covered by Joint Patent Rights or compound covered by Joint Technology (“Combination Activities”).  In addition, a Providing Party may, in its sole discretion, conduct Combination Activities itself with an External Compound Controlled by such Providing Party.  Prior to conducting any Combination Activities hereunder the Parties shall obtain approval from the other Party.  Notwithstanding anything in this Agreement to the contrary: (i) the Providing Party shall retain all right, title and interest in and to any such External Compound; (ii) the Receiving Party shall receive no right, title or interest in or to, nor any express or implied license to use, such External Compound in any way, other than to perform Combination Activities expressly authorized by the Providing Party; (iii) the Providing Party shall have no limitation on its ability, in its sole discretion, to withhold access under this Section 3.10 to any of its External Compounds, or to withdraw the Receiving Party’s access to any of its External Compounds at any time for any or no reason immediately upon written notice; (iv) the Providing Party shall have sole and exclusive ownership of all right, title and interest in and to any Technology other than technology covered by Joint Combination Patent Rights (as defined below), that is conceived or first reduced to practice by either Party in the conduct of Combination Activities that relates solely to the External Compound of the Providing Party or its use; (v) the Providing Party and the Receiving Party shall jointly own any patent right that is conceived or first reduced to practice by either Party in the conduct of Combination Activities that relates solely to the use of an External Compound specifically in combination with a Compound, Abbott Compound, compound covered by Joint Patent Rights or compound covered by Joint Technology (“Joint Combination Patent Right”); (vi) no Joint Technology, Joint Patent Rights or Abbott Improvements shall result from any activities conducted by any Party with External Compounds; and (vii) the Providing Party, acting through patent counsel of its choice, shall be solely responsible for the preparation, filing, prosecution and maintenance of Joint Combination Patent Rights; provided, that, for purposes of determining the remaining rights and obligations of the Parties with respect to the filing, prosecution and maintenance of any such patent rights by the Providing Party, such patent rights shall be deemed to be Joint Patent Rights for purposes of this Agreement and shall be governed by Article 10 .  Subject to Article 8 of this Agreement, the Providing Party shall have no limitation on its ability, in its sole discretion, to conduct or direct any research, development, commercialization or any other activities with respect to any External Compound.  In addition to the foregoing:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(a)

all data and results (including raw data and reports) produced or generated by either Party in the conduct of Combination Activities will be shared with the other Party as soon as it is available and may be used by both Parties subject to the limitations set forth in this Agreement.  In addition, if the Receiving Party or the Providing Party will be conducting Combination Activities with respect to an External Compound, the Providing Party shall provide the Receiving Party with detailed scientific data relating to such External Compound, including any preclinical and clinical data, but excluding compound structure with respect to the type of Combination Activities to be conducted at least [*****] business days in advance of proposed start date of the Combination Activities; provided, that all such data shall be treated as Confidential Information of the Providing Party.  By way of example, it is the understanding of the Parties that the Providing Party will be obligated under this Section 3.9(a) to provide virology data to the Receiving Party only to the extent that the Combination Activities to be conducted by the Receiving Party involve virology activities and to provide toxicology data to the Receiving Party only to the extent that the Combination Activities to be conducted by the Receiving Party involve toxicology activities.

(b)

The Providing Party or Receiving Party, as the case may be, shall provide written notice to the other Party at least [*****] business days in advance of the proposed start date of any proposed Combination Activities.

F.A new section 3.11 shall be added to the Agreement, as follows:

3.11 Confidentiality of Information Concerning External Compounds.  For purposes of clarity, subject to Section 1.33, all information provided by a Providing Party to a Receiving Party regarding any External Compound pursuant to Section 3.10, and any information regarding any External Compound ascertained in connection with activities authorized under Section 3.10, shall be Confidential Information of the Providing Party for purposes of this Agreement.  Notwithstanding Article 7 of the Agreement, each of Abbott and Enanta agree that during the Term and for an additional [*****] years thereafter, they shall not disclose (except only to employees to the extent necessary to enable such employees to perform the activities authorized under Section 3.10 above) or use (except as specifically allowed under Section 3.10 above and Section 7.1.2), any Confidential Information provided by the Providing Party regarding any External Compound, or any Confidential Information regarding any External Compound ascertained in connection with activities authorized under Section 3.10 without, in either case, the prior written authorization of the Providing Party.

G.Section 10.1.4 of the Agreement is hereby deleted in its entirety, and the following Section 10.1.4 is inserted in lieu of the deleted Section:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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10.1.4

Joint Patent Rights.  The JSC shall determine the jurisdictions within the Territory in which patent applications will be filed with respect to Joint Patent Rights as well as the patent counsel that shall represent both Enanta and Abbott for the preparation, filing, prosecution and maintenance of Joint Patent Rights.  Each Party will independently select which countries it will financially support with respect to the preparation, filing, prosecution and maintenance of Joint Patent Rights.  The Parties shall share (at a rate of [*****] of the total costs with respect to each country) in the expenses incurred for the preparation, filing prosecution and maintenance of Joint Patent Rights in each country independently selected by both Parties.  The expenses incurred for the preparation, filing, prosecution and maintenance of Joint Patent Rights in any country that is selected by one Party but not by the other Party shall be borne solely by the Party selecting that country.  For purposes of clarity, (a) neither Party shall be obligated to share in the expenses incurred in the preparation, filing, prosecution and maintenance of any Patent Rights under this Agreement and (b) any decision by a Party not to share in the expenses incurred for the preparation, filing, prosecution and maintenance of Joint Patent Rights in any country shall not affect the rights of such Party with respect to such Joint Patent Rights in such country.

H.Section 11.1 of the Agreement is hereby deleted in its entirety, and the following Section 11.1 is inserted in lieu of the deleted Section:

11.1

Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect until the end of the Evaluation Period and, if at the end of the Evaluation Period, Abbott is Developing a Candidate or Commercializing a Product arising out of the Research Program, thereafter until (a) such time as Abbott is no longer Developing a Candidate for use in the Field and in the Territory or (b) if, as of the time Abbott is no longer Developing any Candidates, Abbott is Commercializing any Product, until such time as all Royalty Terms for all Products and all Co-Development Terms for all Co-Developed Products have ended, unless earlier terminated in accordance with the provisions of this Article 11 (the “Term”).

I.Abbott and Enanta agree that this First Amendment shall be annexed to and made part of the Agreement.  Any conflicts arising between this First Amendment and the Agreement shall be resolved in favor of the provisions of this First Amendment.  Except as herein provided, all of the terms and conditions in the Agreement remain unchanged and are hereby reaffirmed.

J.This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Abbott and Enanta have each caused this First Amendment to be executed by a duly authorized representative as of the day and year first above written.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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ABBOTT LABORATORIESENANTA PHARMACEUTICALS, INC.

By: /s/ John M. LeonardBy: /s/ Jay R. Luly

Name: /s/ John M. LeonardName: Jay R. Luly

Title: Senior VP, Global PharmaceuticalTitle: President and CEO

Research and Development

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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SECOND AMENDMENT TO COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT

This Second Amendment (this “Second Amendment”), made this 9th day of December, 2009 (“Second Amendment Effective Date”) to the Collaborative Development and License Agreement dated November 27, 2006 (as previously amended, the “Agreement”), is entered into by and between Abbott Laboratories, having its principal office at 100 Abbott Park Road, Abbott Park, IL 60064-3500 (together with its affiliates, “Abbott”) and Enanta Pharmaceuticals, Inc., with principal offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (“Enanta”).

WHEREAS on November 27, 2006, the parties entered into a Collaborative Development and License Agreement;

WHEREAS on January 27, 2009, the parties amended the November 27, 2006 Collaborative Development and License Agreement in a First Amendment to Collaborative Development and License Agreement;

WHEREAS under the terms of the Agreement, the Research Program Term is set to expire and Abbott and Enanta both desire to extend the Research Program Term;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto intending to be legally hound hereby agree as follows:

A.Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement.

B.Section 1.99 of the Agreement is hereby deleted in its entirety and replaced by the following Section 1.99:

1.99“Research Program Term” means the period beginning on the Approval Date and, subject to Section 3.8, ending on December 15, 2010.

C.Notwithstanding anything in the Agreement to the contrary, Enanta shall commit to the Research Program at least [*****] FTEs during the period beginning on the Second Amendment Effective Date and ending December 15, 2010.

D.The words “if extended as per Section 3.8” shall be deleted from the second sentence of Section 6.3.1 in the Agreement.

E.[*****].

F.Abbott and Enanta agree that this Second Amendment shall be annexed to and made part of the Agreement.  Any conflicts arising between this Second Amendment and the Agreement shall be resolved in favor of the provisions of this Second Amendment.  Except as herein provided, all of the terms and conditions in the Agreement remain unchanged.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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G.This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Abbott and Enanta have each caused this Second Amendment to be executed by a duly authorized representative as of the day and year first above written.

ABBOTT LABORATORIESENANTA PHARMACEUTICALS, INC.

By: /s/ John M. LeonardBy: /s/ Yujiro Hata

Name: John M. Leonard, M.D.Name: Yujiro Hata

Title: Senior Vice President, PharmaceuticalsTitle: Chief Business Officer

Research and Development

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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THIRD AMENDMENT TO THE COLLABORATIVE
DEVELOPMENT AND LICENSE AGREEMENT

This THIRD AMENDMENT TO THE COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT (this “Third Amendment”) is entered into as of October 20, 2014, by and between Enanta Pharmaceuticals, Inc., with principal offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (“Enanta”) and AbbVie Inc., having a place of business at 1 North Waukegan Road, North Chicago, Illinois 60064 (“AbbVie”).  AbbVie and Enanta are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Enanta and AbbVie’s predecessor, Abbott Laboratories (“Abbott”), entered into the Collaborative Development and License Agreement (the “Original Agreement”), dated November 27, 2006, for the purpose of identifying, developing and commercializing Enanta’s proprietary HCV NS3 or NS3/4A protease inhibitors and/or certain of Abbott’s proprietary protease inhibitors as more fully described within the Original Agreement;

WHEREAS, Enanta and Abbott entered into a First Amendment to the Original Agreement, dated January 27, 2009, and a Second Amendment to the Original Agreement dated December 9, 2009 (such amendments, together with the Original Agreement, being collectively the “Agreement”);

WHEREAS, pursuant to the Agreement, the Parties intend to develop and commercialize Combination Products containing Products and one or more other ingredients that are therapeutically or biologically active and are not themselves Products, as those terms are defined in the Agreement; and

WHEREAS, the Parties wish to define further the terms for the co-development and commercialization of Combination Products created from a Product and for appropriate adjustments to Net Sales to reflect a good faith determination of the relative value of each pharmaceutically active ingredient in a Combination Product.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

A.Any capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

B.When used in the Agreement and this Third Amendment, “Abbott” or “Abbott Laboratories” shall mean AbbVie.

C.The following new terms and definitions shall be added to Section 1 (Definitions) of the Agreement:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.116“DAA” means any protease inhibitor, NS5A inhibitor, non-nuc polymerase inhibitor, nucleoside or nucleotide polymerase inhibitor, or any other direct acting antiviral agent, but for clarity does not include, without limitation, ritonavir, interferon, or ribavirin.

1.117“Non-DAA” means any active pharmaceutical ingredient other than a DAA.  For purposes of clarity, a non-DAA includes, without limitation, ritonavir, interferon, and ribavirin.

1.118“First Generation Product” means any Combination Product containing or comprising the compound known as ABT-450 (parataprevir), a Product that is an HCV NS3/4 protease inhibitor, and one or more other ingredients that are therapeutically or biologically active and are not themselves Products.  For purposes of clarity, the First Generation Product may consist of more than one combination, each containing ABT-450, including, without limitation, the 3D Regimen and the 2D Regimen, each as defined below.

1.119“3D Regimen” means the First Generation Product combination comprising the co-formulation of the compounds ABT-450, ABT-267 (ombitasvir), and ritonavir (the “Co-Formulation”), plus the co-administered compound ABT-333 (dasabuvir) [*****].

1.120“2D Regimen” means the First Generation Product combination comprising the Co-Formulation for use in the treatment of HCV without co-administration of the compound ABT-333 (dasabuvir).

1.121[*****].

1.122“Second Generation Product” means any Combination Product containing or comprising the compound known as ABT-493, a Product that is an HCV NS3/4A protease inhibitor, and one or more other ingredients that are therapeutically or biologically active and are not themselves Products.  For purposes of clarity, a Second Generation Product may consist of more than one combination, each containing ABT-493.

D.Section 1.44 (Enanta Co-Development Percentage) of the Agreement is hereby deleted in its entirety, and the following Section 1.44 is inserted in lieu of the deleted Section:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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1.44“Enanta Co-Development Percentage” means forty percent (40%) for any Co-Developed Product.  Notwithstanding the foregoing, for the Second Generation Product, the Parties agree that the Enanta Co-Development Percentage means forty percent (40%) divided by the total number of DAAs comprising the Second Generation Product.  If one or more Non-DAAs is added to the Second Generation Product, then the Parties will negotiate in good faith further adjustments to the Enanta Co-Development Percentage for the Second Generation Product based on the relative value of the Non-DAA(s) to the product, using the same formulas as set forth in Section 6.5.1(e)(iii) to the extent applicable.

E.Section 1.78 (Materially Used) of the Agreement is hereby deleted in its entirety, and the following Section 1.78 is inserted in lieu of the deleted Section:

1.78“Materially Used” means, with respect to Shared Development Costs, the inclusion in the core efficacy registration package in the NDA of any data, results, and/or information produced in the conduct of a clinical trial.

F.Section 1.96 (Relevant Market Size) of the Agreement is hereby deleted in its entirety, and the following Section 1.96 is inserted in lieu of the deleted Section:

1.96“U.S. Relative Market Size” means the result obtained by [*****].

G.Section 1.103 (Shared Clinical Trial) of the Agreement is hereby deleted in its entirety, and the following Section 1.103 is inserted in lieu of the deleted Section:

1.103“Global Development Costs” means any Development Costs incurred by a Party (or for its account by an Affiliate or a Third Party) that are intended to support approval both in the Co-Development Territory and outside of the Co-Development Territory, regardless of where those costs are physically incurred.  For purposes of clarity, Global Development Costs do not include (a) any filing fees required for, and other costs associated with, any Regulatory Filings for a particular country or (b) clinical studies conducted solely to support approval in a specific country or countries (i.e., U.S. Development Costs or Ex-U.S. Development Costs as defined below).

H.Section 1.104 (Shared Clinical Trial Costs) of the Agreement is hereby deleted in its entirety, and the following Section 1.104 is inserted in lieu of the deleted Section:

1.104“U.S. Development Costs” means any Development Costs (including, without limitation, any filing fees required for, and other costs associated with, any Regulatory Filings) incurred by a Party (or for its account by an Affiliate or a Third Party) that are solely intended to support approval of the Co-Developed Product within the Co-Development Territory, regardless of where those costs are physically incurred.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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I.Section 1.105 (Shared Clinical Trial True-Up Percentage) of the Agreement is hereby deleted in its entirety, and the following Section 1.105 is inserted in lieu of the deleted Section:

1.105“Sharing Percentage” means [*****].  For purposes of clarity, the Sharing Percentage will be [*****] and solely for purposes of calculating what portion of Global Development Costs are Shared Development Costs.

J.Section 1.106 (Shared Clinical Trial Data) of the Agreement is hereby deleted in its entirety, and the following Section 1.106 is inserted in lieu of the deleted Section:

1.106“Shared Development Costs” for a Co-Developed Product means the sum of (a) the Global Development Costs times the Sharing Percentage [*****] and (b) the U.S. Development Costs, in each case only to the extent such costs applicable to the Co-Developed Product were incurred on or after its Co-Development and Profit Share Option Exercise Date.  For purposes of clarity, Shared Development Costs will not include any Development Costs incurred by a Party (or for its account by an Affiliate or a Third Party) that are solely intended to support approval of the Co-Developed Product outside the Co-Development Territory, regardless of where those costs are physically incurred (“Ex-U.S. Development Costs”).

K.Section 4.1.1 (Development Plans) of the Agreement is hereby deleted in its entirety, and the following Section 4.1.1 is inserted in lieu of the deleted Section:

4.1.1Development Plans. A Development Plan and budget for each Candidate for the balance of the Calendar Year during which the Compound or Abbott Compound is designated by the JSC as a Candidate shall be prepared by Abbott and submitted to the JSC promptly after the designation of such Compound or Abbott Compound as provided in Sections 2.1.4(h) and 3.6.  Thereafter, for each Calendar Year during the Development Program, an updated Development Plan and budget for each Candidate shall be prepared by Abbott and submitted to the JSC as provided in Section 2.1.4(a) or (b), as applicable.  To the extent JSC approval is required, the Parties shall manage the preparation of each Development Plan and budget in a manner designed to obtain such JSC approval no later than [*****] days prior to the end of the then-current Calendar Year. Each Development Plan and amendment thereto shall:  (a) set forth (i) the Development objectives, activities, priorities, timelines, budget and resources for the Calendar Year covered by the Development Plan with reasonable specificity, (ii) the Development objectives and activities to be performed for each Calendar Year period covered by the Development Plan with reasonable specificity, broken down by Calendar Quarters, (iii) the Party that shall be responsible for performing such activities, (iv) a timeline for such activities and (v) the expected Development Costs over such Calendar Year, including the U.S. Development Costs and the Global Development Costs; and (b) be consistent with the other terms of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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L.Section 5.2 (Effect of Exercise) of the Agreement is hereby deleted in its entirety, and the following Section 5.2 is inserted in lieu of the deleted Section:

5.2Effect of Exercise.  If Enanta exercises the Co-Development and Profit Share Option with respect to a Compound or Candidate, as the case may be, as described in Section 5.1 then: (a) that Compound or Candidate, as the case may be, will thereafter be deemed to be a Co-Developed Product for purposes of this Agreement; (b) the Parties shall prepare and provide to the JSC for its review and approval a Marketing and Sales Plan for such Co-Developed Product within the Co-Development Territory which shall be updated and submitted by the Parties to the JSC not less than annually; (c) Abbott shall provide Enanta, as promptly as possible thereafter, with Abbott’s revised non-binding, good faith estimate of Development Costs it expects to incur with respect to that Co-Developed Product within the Co-Development Territory for each Calendar Quarter for the next five (5) Calendar Years; (d) except in accordance with Section 5.4, Enanta shall be responsible for the Enanta Co-Development Percentage of all Shared Development Costs applicable to that Co-Developed Product incurred on and after the Co-Development and Profit Share Option Exercise Date; (e) Enanta shall have the right to employ a number of Enanta Representatives to Co-Promote such Co-Developed Product, such number to equal the Enanta Co-Development Percentage of the total sales force the JDCC has reasonably determined is appropriate for the successful commercialization of the Co-Developed Product in the Co-Development Territory; (f) the Parties shall negotiate a Co-Promotion Agreement for such Co-Developed Product in accordance with Section 5.7; and (g) Enanta shall receive the Enanta Co-Development Percentage of all Operating Income derived from that Co-Developed Product in accordance with Section 6.5.2.  The Parties hereby acknowledge and agree that either Party shall have the right to propose the addition of other therapeutically or biologically active ingredients for inclusion with a Co-Developed Product to create a Combination Product.  Enanta and Abbott will negotiate in good faith on the terms for the development and commercialization of a Combination Product created from a Co-Developed Product that have not been contemplated in this Agreement.

M.Section 5.3.1 (Reconciliation of Development Costs) of the Agreement is hereby deleted in its entirety, and the following Section 5.3.1 is inserted in lieu of the deleted Section:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

5.3.1Reconciliation of Development Costs. Within [*****] days following the end of each Calendar Quarter following the exercise of the Co-Development and Profit Share Option applicable to a given Co-Developed Product, Abbott shall submit to JSC a written report setting forth in reasonable detail all Shared Development Costs incurred by Abbott over such Calendar Quarter.  Within [*****] days following the JSC’s receipt of such written reports, the JSC shall prepare and submit to Enanta a written report setting forth in reasonable detail the calculation of the net amount owed by Enanta to Abbott in order to ensure the appropriate sharing of the Shared Development Costs in accordance with the Enanta Co-Development Percentage.  Enanta shall pay the net amount to Abbott within [*****] days after the distribution by the JSC of such written report.

N.Section 5.4 (Allocation of Shared Clinical Trial Costs) of the Agreement is hereby deleted in its entirety, and the following Section 5.4 is inserted in lieu of the deleted Section:

5.4Allocation of Shared Development Costs.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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5.4.1Development Plan Corrections.  On and after the date of exercise by Enanta of its Co-Development and Profit Share Option for a Co-Developed Product and continuing for the Term of this Agreement [*****], whichever date is earlier, Abbott shall provide written notice to Enanta to the extent any Shared Development Cost (a) previously designated as a Global Development Cost is now intended solely to support approval in the Co-Development Territory or solely to support approval outside of the Co-Development Territory; or (b) previously designated as a U.S. Development Cost or an Ex-U.S. Development Cost is now intended to support approval both in the Co-Development Territory and outside of the Co-Development Territory and otherwise qualifies as a Shared Development Cost (the “Development Plan Correction Notice”).  Further, [*****], Abbott shall provide a Development Plan Correction Notice within [*****] days following the filing of the core efficacy registration package for a Co-Developed Product in the Co-Development Territory (1) if any clinical trials (a) intended to support approval both in the Co-Development Territory and outside of the Co-Development Territory or (b) intended to support approval solely in the Co-Development Territory was not Materially Used in that core efficacy registration package, or (2) if any clinical trial intended to support approval solely outside the Co-Development Territory was Materially Used in that core efficacy registration package.  Within [*****] days after the end of the quarter in which Abbott provides a Development Plan Correction Notice (or as soon as reasonably possible thereafter), Abbott will include in its reconciliation of Shared Development Costs report pursuant to Section 5.3.1 (or in a separate report as soon as reasonably possible thereafter) a statement indicating any amounts owed by Abbott or Enanta necessary to adjust Enanta’s contribution to Shared Development Costs to reflect the amount Enanta would have paid had the Development Costs subject to the Development Plan Correction Notice been correctly allocated from the date of exercise by Enanta of its Co-Development and Profit Share Option.  For example, for purposes of clarity, if the Development Plan Correction Notice identifies a Development Cost previously designated as a Global Development Cost that should now be designated as an Ex-U.S. Development Cost, then Enanta would receive a credit in the next quarterly cost statement provided pursuant to Section 5.3.1 (or in a separate report as soon as reasonably possible thereafter) in the amount of its prior contribution to those Shared Development Costs and would not share in those costs going forward.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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5.4.2Initial True-Up of Shared Development Costs.  Within [*****] days after the end of the Calendar Year following the filing of the core efficacy registration package in the NDA for a Co-Developed Product in the Co-Development Territory, a Third Party entity reasonably acceptable to the Parties that performs such market analyses for the biotechnology or pharmaceutical industry will determine the U.S. Relative Market Size.  Within [*****] days of that determination, Abbott shall submit to JSC a written report setting forth in reasonable detail all Shared Development Costs incurred through the end of the Calendar Year in which the filing of the core efficacy registration package in the NDA for the Co-Development Territory occurred (the “Initial Period”) and the amount Enanta has paid in Shared Development Costs for the Initial Period under Section 5.2.  Within [*****] days following the JSC’s receipt of such written report~~s~~, the JSC shall prepare and submit to each Party a written report setting forth in reasonable detail the calculation of the net amount owed by a Party to the other Party in order to ensure the appropriate sharing of Shared Development Costs [*****].  The net amount payable shall be due within [*****] days after receipt of any such accounting.  [*****].

5.4.3Annual True-Up of Shared Development Costs.  Within [*****] days of the end of each Calendar Year following the year in which the core efficacy registration package was filed in the Co-Development Territory (the “Subsequent Calendar Year”), to the extent Shared Development Costs are incurred during the Subsequent Calendar Year, a Third Party entity reasonably acceptable to the Parties that performs such market analyses for the biotechnology or pharmaceutical industry will determine whether any changes to the U.S. Relative Market Size are warranted.  If any changes are warranted, Abbott shall submit to JSC a written report setting forth in reasonable detail all Shared Development Costs incurred during that Subsequent Calendar Year and the amount Enanta has paid in Shared Development Costs for that Subsequent Calendar Year under Section 5.2.  Within [*****] days following the JSC’s receipt of such written report, the JSC shall prepare and submit to each Party a written report setting forth in reasonable detail the calculation of the net amount owed by a Party to the other Party in order to ensure the appropriate sharing of Shared Development Costs as if the adjusted U.S. Relative Market Size had been the Sharing Percentage during the entire Subsequent Calendar Year.  The net amount payable shall be due within [*****] days after receipt of any such accounting.  The U.S. Relative Market Size so determined for the Annual-True Up for any year would be the U.S. Relative Market Size for the subsequent calendar year, subject to annual true-up as provided above, which process would repeat for as long as Shared Development Costs are incurred.

O.Section 5.5 (Roll-Over Payments) of the Agreement is hereby deleted in its entirety, and the following Section 5.5 is inserted in lieu of the deleted Section:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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5.5Roll-Over Payments.  If, in any Calendar Quarter, the actual amount of Shared Development Costs incurred and owed by Enanta with respect to a Co-Developed Product for that Calendar Quarter exceeds by greater than [*****] Abbott’s good faith estimate of Shared Development Costs for that Co-Developed Product for that Calendar Quarter, Enanta may, upon written notice to Abbott, delay payment of its share of any such excess until the subsequent Calendar Year (the “Roll-Over Payment”).  Enanta shall make the Roll-Over Payment in two (2) equal amounts over the first two (2) consecutive Calendar Quarters of the subsequent Calendar Year.  For purposes of clarity, this Section does not affect the timing of any true-up payments owed by Enanta pursuant to Section 5.4 above.

P.Section 5.6 ([*****]) of the Agreement is hereby deleted in its entirety, and the following Section 5.6 is inserted in lieu of the deleted Section:

5.6[*****].

Q.The following provision shall be inserted at the end of Section 6.4.1 (Milestones) of the Agreement:

(e)  Next Generation Products.  If Enanta elects to exercise the Co-Development and Profit Share Option with respect to any Next Generation Product (such as the Second Generation Product) [*****].

R.Section 6.5.1(e) (Combination Products) of the Agreement is hereby deleted in its entirety, and the following Section 6.5.1(e) is inserted in lieu of the deleted Section:

(e)  Combination Products.

(i)In calculating royalties owed on the First Generation Product in the form of the 2D Regimen and the 3D Regimen, Net Sales throughout the world shall be adjusted as follows:  (A) the total Net Sales of the 3D Regimen shall be multiplied by 0.3, and (B) the total Net Sales of the 2D Regimen shall be multiplied by 0.45.  [*****].  If the Parties cannot agree on such an adjustment, a Third Party entity that is reasonably acceptable to the Parties and that performs such market estimates of pharmaceutical usage for the biotechnology or pharmaceutical industry shall make such determination, which determination shall be final and binding upon the Parties.

(ii)In calculating royalties owed on the Second Generation Product, Net Sales shall be divided by the total number of DAAs comprising the Second Generation Product.  In the event that the Second Generation Product comprises or contains one or more Non-DAAs, then the Parties will negotiate in good faith further adjustments to the Net Sales for the Second Generation Product based on the relative value of the Non-DAA(s) to the product using the same formulas as set forth in Section 6.5.1(e)(iii) to the extent applicable.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(iii)  For any Royalty-Bearing Product that is a Combination Product other than a First Generation Product addressed in Section 6.5.1(e)(i) above or a Second Generation Product addressed in Section 6.5.1(e)(ii) above, the Parties shall, on a country-by-country basis, agree to an appropriate adjustment to Net Sales to reflect a good faith determination of the relative value of each pharmaceutically active ingredient, based on the estimated fair market value of each such therapeutically or biologically active ingredient, as follows:  (a) In the case of a Combination Product for which the Royalty-Bearing Product and each of the other therapeutically or biologically active ingredients contained in the Combination Product are sold separately in such country by Abbott, Net Sales shall be determined by [*****]; (b) In the case of a Combination Product for which the Royalty-Bearing Product is sold separately in such country but the non-Royalty-Bearing Product therapeutically or biologically active ingredients contained in the Combination Product are not sold separately by Abbott in such country, Net Sales shall be calculated by [*****]; and (c) If in a country neither the Royalty-Bearing Product nor all of the therapeutically or biologically active ingredients contained in the combination product are sold separately in said country by Abbott, Net Sales of the Royalty-Bearing Product forming part of the Combination Product shall be reasonably determined by [*****]. In the case where the Parties are unable to agree on [*****], the Parties shall agree upon an internationally recognized independent certified public accountant who shall make such determination and whose determination shall be final and binding on the Parties.

S.Section 6.5.1(g) (Payment Dates and Reports) of the Agreement is hereby deleted in its entirety, and the following Section 6.5.1(g) is inserted in lieu of the deleted Section:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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(g)  Payment Calculation, Dates and Reports.  Abbott shall make Royalty Payments within [*****] days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale of each Royalty-Bearing Product occurs.  The Royalty Payment for each Calendar Quarter [*****] is to be calculated as the total royalties due Enanta for the Calendar Year through the end of that Calendar Quarter (“Calendar Year To Date”) less any Royalty Payments made by Abbott for any prior Calendar Quarter of the same Calendar Year.  For example, the Royalty Payment for the Third Quarter will be the total royalties owed for the Calendar Year To Date less Royalty Payments made for the First and Second Calendar Quarters.  If the total Royalty Payments for the prior Calendar Quarters of the same Calendar Year exceed the royalties due Enanta for the Calendar Year To Date, then Abbott will receive a credit in following Calendar Quarter, unless no further royalties are owed under the Agreement for any Royalty-Bearing Product, in which case Enanta would pay any outstanding credits owed to Abbott within [*****] days of receipt of an invoice therefor.  All payments shall be made by wire transfer to the credit of such bank account as shall be designated in writing from time to time by Enanta.  Abbott shall also provide, at the same time each such payment is made, a report showing: (i) the Net Sales of each Royalty-Bearing Product by country in the Territory; (ii) an explanation of the methodology Abbott used to calculate Net Sales from gross amounts billed or invoiced (and for clarity not including transaction-level data); (iii) the applicable royalty rates for such Royalty-Bearing Product; (iv) the exchange rates used in calculating any of the foregoing; and (v) a calculation of the amount of royalty due to Enanta.  For the First Generation Product, this report shall include [*****].

T.Section 6.5.2 (Operating Income) of the Agreement is hereby deleted in its entirety, and the following Section 6.5.2 is inserted in lieu of the deleted Section:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

6.5.2Operating Income Payments.  Enanta shall receive from Abbott, in lieu of receiving any Royalty Payments with respect to each Co-Developed Product in the Co-Development Territory, the Enanta Co-Development Percentage of all Annual Operating Income derived from sales of that Co-Developed Product in the Co-Development Territory (such payments, the “Operating Income Payments”) for as long as there are sales by Abbott, its Affiliates and Sublicensees of such Co-Developed Product (the “Co-Development Term”).  For purposes of clarity, if Operating Income is negative for any Co-Developed Product in any Calendar Quarter, for example, due to commercialization expenses incurred before sales of the Co-Developed Product, Enanta shall pay its applicable share of the negative Operating Income; [*****].  Within thirty (30) days following the end of each Calendar Quarter commencing on and after the date of First Commercial Sale of each Co-Developed Product, (a) Enanta shall submit to the JSC a statement identifying all Commercialization Expenses and License Fees incurred by it with respect to such Co-Developed Product in the Co-Development Territory and (b) Abbott shall submit to the JSC a statement identifying the Net Sales, Cost of Goods, freight, Third Party Payments, R&D and all Commercialization Expenses incurred by it with respect to such Co-Developed Product.  Within forty-five (45) days following the end of the Calendar Quarter, the JSC shall submit to the Parties a written report setting forth in reasonable detail (c) the calculation of Operating Income, determined in accordance with Schedule 6 attached hereto and (d) the calculation of the amount of Operating Income payable to Enanta in accordance with the Enanta Co-Development Percentage for that Co-Developed Product taking into account Enanta’s expenditures for the period. Abbott shall make the Operating Income Payments to Enanta within thirty (30) days following the issuance of such written report.

U.Enanta hereby waives its Co-Development and Profit Share Option with respect to ABT-493.

V.Enanta and Abbott agree that this Third Amendment shall be annexed to and made part of the Original Agreement.  Any conflicts arising between this Third Amendment and the Agreement shall be resolved in favor of the provisions in this Third Amendment, including any terms and/or definitions modified and/or made obsolete by this Third Amendment.  Except as herein provided, all of the terms and conditions in the Agreement remain unchanged and are hereby reaffirmed.

W.This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, AbbVie and Enanta have each caused this Third Amendment to be executed by a duly authorized representative as of the day and year first above written.

ABBVIE INC.  ENANTA PHARMACEUTICALS, INC.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2

By:        /s/ William J. Chase           By:        /s/ Jay R. Luly

Name:  William J. Chase Name:   Jay R. Luly

Title:    Executive Vice President, CFO Title:   President and CEO

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B4915206.2